                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                                  JUNE 28, 2007

                                 BY AND BETWEEN

                           GENERAL MOTORS CORPORATION

                                       AND

                         CLUTCH OPERATING COMPANY, INC.

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                                TABLE OF CONTENTS

Article I DEFINITIONS......................................................    2
   Section 1.1     Definitions.............................................    2
Article II PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES.......   18
   Section 2.1     Purchase of Assets and Assumption of Liabilities........   18
   Section 2.2     Purchased and Excluded Assets...........................   19
   Section 2.3     Assumed and Excluded Liabilities........................   22
Article III PURCHASE PRICE AND CLOSING.....................................   24
   Section 3.1     Closing.................................................   24
   Section 3.2     Closing Payment.........................................   25
   Section 3.3     Closing Date Net Working Capital........................   25
   Section 3.4     Allocation of Purchase Price............................   27
Article IV REPRESENTATIONS AND WARRANTIES OF GM............................   27
   Section 4.1     Organization............................................   27
   Section 4.2     Authorization of Transaction............................   28
   Section 4.3     Noncontravention; Consents..............................   28
   Section 4.4     Business Financial Statements; Absence of Undisclosed
                      Liabilities..........................................   28
   Section 4.5     Capitalization..........................................   29
   Section 4.6     Title to Transferred Stock..............................   30
   Section 4.7     Absence of Certain Changes..............................   30
   Section 4.8     Title and Sufficiency of Assets.........................   30
   Section 4.9     Contracts...............................................   30
   Section 4.10    Real Property...........................................   31
   Section 4.11    Permits.................................................   32
   Section 4.12    Intellectual Property...................................   32
   Section 4.13    Legal Compliance........................................   34
   Section 4.14    Litigation..............................................   34
   Section 4.15    Employees and Employee Benefits.........................   34
   Section 4.16    Environmental Matters...................................   35
   Section 4.17    Tax Matters.............................................   36
   Section 4.18    Customers and Suppliers.................................   37
   Section 4.19    Accounts Receivable.....................................   38
   Section 4.20    Related Party Transactions..............................   38
   Section 4.21    Product Liability; Product Warranties...................   38
   Section 4.22    Brokers' Fees...........................................   38
   Section 4.23    Government Contracts....................................   38
   Section 4.24    Business Relationships..................................   39
   Section 4.25    LIMITATIONS ON REPRESENTATIONS AND WARRANTIES...........   39
Article V REPRESENTATIONS AND WARRANTIES OF THE BUYER......................   39
   Section 5.1     Organization............................................   39
   Section 5.2     Authorization of Transaction............................   40
   Section 5.3     Noncontravention; Consents..............................   40
   Section 5.4     Litigation..............................................   40
   Section 5.5     Availability of Funds...................................   40
   Section 5.6     Brokers' Fees...........................................   41
   Section 5.7     LIMITATIONS ON GM'S REPRESENTATIONS AND WARRANTIES......   41
Article VI PRE-CLOSING COVENANTS...........................................   41
   Section 6.1     General.................................................   41
   Section 6.2     Notices and Consents....................................   42
   Section 6.3     Conduct of the Business.................................   43


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
   Section 6.4     Access to Business......................................   45
   Section 6.5     Notice of Developments..................................   46
   Section 6.6     Ancillary Documents.....................................   46
   Section 6.7     Union Matters...........................................   46
   Section 6.8     Financing...............................................   46
   Section 6.9     Termination of Intercompany Agreements..................   47
   Section 6.10    Treatment of Synthetic Lease............................   48
   Section 6.11    Waiver of Right of First Refusal........................   48
Article VII POST-CLOSING COVENANTS.........................................   48
   Section 7.1     General.................................................   48
   Section 7.2     Post-Closing Consents; Nonassignable Contracts..........   48
   Section 7.3     Litigation Support......................................   50
   Section 7.4     Compliance with the WARN Act............................   50
   Section 7.5     Apportioned Obligations.................................   50
   Section 7.6     Agreements Regarding Tax Matters........................   51
   Section 7.7     Agreements Regarding Environmental Matters..............   52
   Section 7.8     Use of Excluded Marks...................................   56
   Section 7.9     Non-Competition.........................................   56
   Section 7.10    Preservation of Records.................................   61
   Section 7.11    Novation of Government Prime Contracts..................   61
   Section 7.12    Compliance with Consent Decree..........................   62
   Section 7.13    Assumption of Union Agreements..........................   62
   Section 7.14    Guarantees..............................................   62
   Section 7.15    Insurance...............................................   63
   Section 7.16    Confidentiality.........................................   63
   Section 7.17    Hybrid JV Agreements....................................   64
   Section 7.18    DPIM Warranty Matters...................................   64
Article VIII CLOSING CONDITIONS............................................   66
   Section 8.1     General Conditions of the Parties.......................   66
   Section 8.2     Conditions to Obligations of the Buyer..................   66
   Section 8.3     Conditions to Obligations of GM.........................   68
Article IX REMEDIES........................................................   70
   Section 9.1     Survival................................................   70
   Section 9.2     Indemnification by GM...................................   70
   Section 9.3     Indemnification by the Buyer............................   71
   Section 9.4     Procedures for Indemnification of Third Party Claims....   72
   Section 9.5     Certain Limitations.....................................   73
   Section 9.6     Treatment of Indemnity Payments.........................   74
   Section 9.7     Exclusive Remedy........................................   74
   Section 9.8     Mitigation..............................................   74
   Section 9.9     Equitable Relief........................................   74
   Section 9.10    Informal Dispute Resolution.............................   74
Article X TERMINATION......................................................   74
   Section 10.1    Termination of Agreement................................   74
   Section 10.2    Effect of Termination...................................   75
   Section 10.3    Termination Fee.........................................   75
Article XI MISCELLANEOUS...................................................   76
   Section 11.1    Notices.................................................   76
   Section 11.2    Expenses; No Offset.....................................   77
   Section 11.3    Seller Disclosure Schedules.............................   78
   Section 11.4    Bulk Sales or Transfer Laws.............................   78
   Section 11.5    Assignment; Successors and Assigns......................   78

   Section 11.6    Amendment; Waiver.......................................   78
   Section 11.7    Severability............................................   78
   Section 11.8    Counterparts............................................   79
   Section 11.9    Descriptive Headings....................................   79
   Section 11.10   No Third-Party Beneficiaries............................   79
   Section 11.11   Exhibits and Schedules..................................   79
   Section 11.12   Governing Law...........................................   79
   Section 11.13   Forum Selection; Consent to Service of Process;
                      Waiver of Jury Trial.................................   79
   Section 11.14   Entire Agreement........................................   79
   Section 11.15   Confidentiality; Public Announcement....................   80
   Section 11.16   Interpretation; Construction............................   80

                                    EXHIBITS

Exhibit A     Form of Employee Matters Agreement
Exhibit B     Form of Transition Services Agreement
Exhibit C     Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit D-1   Form of Assignment of Copyrights
Exhibit D-2   Form of Assignment of Trademarks
Exhibit E     Form of Patent and Technology License Agreement
Exhibit F     Form of A1000 IP License Agreement
Exhibit G     Form of Software License Agreement
Exhibit H-1   Form of DPG Proving Grounds Use Agreement
Exhibit H-2   Form of MK Proving Grounds Use Agreement
Exhibit I     Form of Business to GM Edge Agreement
Exhibit J     Form of GMPT Germany Supply Contract
Exhibit K     Form of Sublease Agreement
Exhibit L     Form of Lease Agreement
Exhibit M     Form of Engineering Services Agreement
Exhibit N     Form of Hybrid Co-Branding Agreement
Exhibit O     Form of Transferred Subsidiary IP and Software Assignment
Exhibit P     Form of Government Related Subcontract Agreement
Exhibit Q     DPIM Standard Warranty
Exhibit R     Form of Non-compete Joinder
Exhibit S     Form of MOU
Exhibit T     Claim Header Summary Report

                                    SCHEDULES

Schedule 1.1A           Sellers
Schedule 1.1B           Business Locations
Schedule 1.1C           Transferred Subsidiaries
Schedule 1.1D           Shared Retained Facilities
Schedule 1.1E           Net Working Capital
Schedule 1.1F           Retained Real Property
Schedule 1.1G           Seller's Knowledge
Schedule 1.1H           Transferred Sub Real Property
Schedule 1.1I           6L90 Transmission Criteria

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Schedule 2.2(a)(iii)    Certain Purchased Contracts
Schedule 2.2(a)(iv)     Certain Purchased Equipment
Schedule 2.2(a)(vii)    Transferred Real Property
Schedule 2.2(a)(ix)     Transferred Intellectual Property
Schedule 2.2(a)(xiii)   Certain Purchased Assets
Schedule 2.2(b)(xvi)    Certain Excluded Intellectual Property
Schedule 2.2(b)(xxi)    Certain Excluded Assets
Schedule 2.3(a)(vii)    Certain Assumed Actions
Schedule 2.3(b)(ii)     Certain Excluded Environmental Liabilities
Schedule 2.3(b)(iii)    Certain Excluded Recent Balance Sheet Liabilities
Schedule 2.3(b)(vi)     Certain Excluded Liabilities
Schedule 4.3            Noncontravention; Consents
Schedule 4.4(a)         Business Financial Statements
Schedule 4.4(b)         Liabilities and Obligations
Schedule 4.4(c)         Pro Forma Financial Statements
Schedule 4.7            Absence of Certain Changes
Schedule 4.8            Title and Sufficiency of Assets
Schedule 4.9            Material Contracts
Schedule 4.10           Real Property
Schedule 4.12           Intellectual Property
Schedule 4.13           Legal Compliance
Schedule 4.14           Litigation
Schedule 4.15           Employees and Employee Benefits
Schedule 4.16           Environmental Matters
Schedule 4.17           Tax Matters
Schedule 4.18           Customers and Suppliers
Schedule 4.20           Related Party Transactions
Schedule 4.21           Product Liability; Product Warranties
Schedule 4.22           Brokers' Fees
Schedule 4.23           Government Contracts
Schedule 5.5            Commitment Letters
Schedule 6.1(b)         Certain EMA Provisions
Schedule 6.2(a)         Required Notices and Consents
Schedule 6.2(b)         Required Antitrust Filings
Schedule 6.3            Conduct of Business
Schedule 6.9            Intercompany Agreements
Schedule 7.7            General Deed Restrictions for Owned Real Property
Schedule 7.9(a)         Non-Competition
Schedule 7.9(j)         GMT 900 4500 Platform
Schedule 8.2(e)         Consents Required for Closing
Schedule 11.2           Cost Sharing Understanding

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 28, 2007, is made by and between General Motors Corporation, a Delaware corporation ("GM"), and Clutch Operating Company, Inc., a Delaware corporation (the "Buyer").

     WHEREAS, GM, together with certain of its Subsidiaries set forth on
Schedule 1.1A (collectively with GM, the "Sellers," and each individually, a "Seller"), are engaged through their Allison Transmission operations ("Allison") in the business, conducted at the locations listed on Schedule 1.1B, of (i) researching, developing, designing, manufacturing, distributing, marketing, and selling (A) Automatic Transmissions for use in Vocational Vehicles, Military Vehicles and Off-Road Products, and (B) Hybrid Propulsion Systems for use in Vocational Vehicles and Military Vehicles (the "Transferred Hybrid Business"),
(ii) remanufacturing such Automatic Transmissions for use in those applications,
(iii) manufacturing and selling replacement parts and support equipment and providing related services, in each case, for such Automatic Transmissions and Hybrid Propulsion Systems, and (iv) researching, developing, designing, manufacturing, distributing, marketing and selling the products, and providing the services, currently researched, developed, designed, manufactured, distributed, marketed, sold or provided, as applicable, at or from the facilities listed on Schedule 1.1B (the foregoing, excluding the Retained Businesses, the "Business");

     WHEREAS, the Business is also conducted by the Subsidiaries set forth on
Schedule 1.1C (the "Transferred Subsidiaries"), all of the outstanding capital stock of which (all of the outstanding capital stock of all of the Transferred Subsidiaries, collectively, the "Transferred Stock") is, or will be prior to Closing, owned directly or indirectly by GM and one or more of the Sellers;

     WHEREAS, GM and its Affiliates are engaged in the business, based out of the Castleton Facility and elsewhere, of designing, manufacturing, distributing and selling Hybrid Propulsion Systems for use in Non-vocational Vehicles (such business, including all businesses relating to Hybrid Propulsion Systems other than the Transferred Hybrid Business, the "Retained Hybrid Business");

     WHEREAS, GM and its Affiliates are engaged in the business, based out of the Szentgotthard Facility, of assembling Automatic Transmissions sold by Allison outside of North America (the "Hungarian Manufacturing Business");

     WHEREAS, GM and its Affiliates are engaged in the business, based out of the Baltimore Facility and other facilities in the United States and elsewhere (the Baltimore Facility, together with the Castleton Facility and the Szentgotthard Facility, the "Retained Facilities"), of designing, manufacturing, distributing and selling, among other things, (i) Automatic Transmissions (including A1000 Products) for use in Non-vocational Vehicles, and (ii) Non-vocational Vehicles and Vocational Vehicles employing those and other Automatic Transmissions (such business, together with the Retained Hybrid Business and the Hungarian Manufacturing Business, the "Retained Businesses");

     WHEREAS, the Retained Businesses and the Retained Facilities, including any and all assets, rights and properties primarily used or held for use in connection with or at such Retained Businesses, are not included in the Business and are not being transferred to or acquired by the Buyer;

     WHEREAS, GM and its Affiliates have certain interests in, and/or conduct various businesses and operations, not included in the Business, at, the facilities and other properties listed on Schedule 1.1D (the "Shared Retained Facilities"), which Shared Retained Facilities are also used in connection with the Business but are being retained by GM and its Affiliates and are not being transferred to or acquired by the Buyer; and

     WHEREAS, this Agreement contemplates that the Buyer shall acquire substantially all of the assets of the Business (other than the Retained Businesses, the Retained Facilities and certain excluded assets), including the Transferred Stock, certain assets of the Business at the Shared Retained Facilities, and a right to continued use of portions of certain of the Shared Retained Facilities and shall assume substantially all of the liabilities of the Business, other than certain excluded liabilities, in each case on the terms and subject to the conditions set forth in this Agreement and the Ancillary Documents.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

     "1000 Series Products" means Automatic Transmissions manufactured at the Business' operations in Indianapolis, Indiana and known by GM and the Business as the "Allison 1000 Series," in each case as of the date hereof, and any Derivations thereof, but excludes all Hybrid Propulsion Systems. For the avoidance of doubt, the manufacture of the 1000 Series Products (and any Derivations thereof) after the date hereof is not limited to such location.

     "A1000 IP License Agreement" has the meaning set forth in SECTION 8.2(D).

     "A1000 Products" means Automatic Transmissions manufactured at the Baltimore Facility and known by GM and the Business as the "A1000," in each case as of the date hereof, and any Derivations thereof, but excludes all Hybrid Propulsion Systems. For the avoidance of doubt, the manufacture of A1000 Products (and any Derivations thereof) is not limited to the Baltimore Facility.

     "Adverse Buyer Modification" means any modification or modifications to the MOU that are materially adverse to the Buyer or that would reasonably be expected to have a material and adverse impact, cost or expense on or to the Buyer or the Business.

     "Adverse GM Modification" means any modification or modifications to the MOU that are materially adverse to GM or that would reasonably be expected to have a material and adverse impact, cost or expense on or to GM.

     "Automatic Transmission" means an electro/mechanical/hydraulic mechanism that transmits torque from the prime mover in a vehicle or Off-Road Product to propel the vehicle or product without power interruption to the drive wheels or mechanism during shifting between gear ranges and that changes gear ranges automatically without any operator input required beyond depressing the accelerator pedal, if applicable, and specifically excludes automated manual transmissions (i.e., AMTs, as such term is commonly understood in the United States automobile industry as of the date hereof).

     "Action" means any claim, action, arbitration, charge, grievance, suit, inquiry, proceeding or investigation by or before any Governmental Entity or any arbitrator with legal and binding authority over such matter.

     "Affiliates" has the meaning set forth in Rule l2b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Agreed Accounting Conventions" means GAAP applied on a basis consistent with the past practices of the Sellers and the Transferred Subsidiaries.

     "Agreement" has the meaning set forth in the Preamble.

     "Allison" has the meaning set forth in the Recitals.

     "Allison Indy Transmission Facilities" means the facilities used in the Business and consisting of Plants 3, 4, 6 and 7 located at 4700 West 10th Street, Speedway, Indiana, Plants 12 and 14 located at 901 Grande Avenue, Indianapolis, Indiana and the former Plant 2 located at 4500 West Gilman Street, Speedway, Indiana.

     "Allison New Lease Facilities" means the facilities located at (i) Taeseok Building, #275-5 Yahggjae-dong, Seocho-gu, Seoul, Korea and (ii) Kalman Imre u. 1, Budapest, Hungary.

     "Allocation" has the meaning set forth in SECTION 3.4.

     "Ancillary Documents" means the Employee Matters Agreement, the Transition Services Agreement, the Bill of Sale and Assignment and Assumption Agreement, the Assignment of Trademarks, the Assignment of Copyrights, the Patent and Technology License Agreement, the A1000 IP License Agreement, the Software License Agreement, the Confidentiality Agreements, the Proving Grounds Use Agreements, the Business to GM Edge Agreement, the GMPT Germany Supply Contract, the Sublease Agreement, the Lease Agreement, the Engineering Services Agreement, the Government Related Subcontract Agreement, the Buyer Parent Guarantees, the Hybrid Co-Branding Agreement and each other agreement or document executed by the Parties pursuant to this Agreement or any of the foregoing and each certificate and other document to be delivered by the Parties pursuant to
ARTICLE VIII.

     "Antitrust Laws" has the meaning set forth in SECTION 6.2(C).

     "Apportioned Obligations" means any Tax (including any additional Tax determined subsequent to the Closing Date) relating to the Business or any Purchased Asset that is due or becomes due for any Straddle Period.

     "Article" means, except as otherwise expressly indicated herein, an article of this Agreement.

     "Assigned GSCs" means those GSCs designated as "Assign" in Schedule D of the Transition Services Agreement, but only with respect to the applicable services, as more fully set forth in SECTION 2.2(C).

     "Assignment of Copyrights" has the meaning set forth in SECTION 8.2(D).

     "Assignment of Trademarks" has the meaning set forth in SECTION 8.2(D).

     "Assumed Liabilities" has the meaning set forth in SECTION 2.3(A).

     "Baltimore Facility" means the facility located at 10301 Philadelphia Road White Marsh, Maryland.

     "Basket" has the meaning set forth in SECTION 9.2(B).

     "Benefit Plans" has the meaning set forth in SECTION 4.15(B).

     "Bill of Sale and Assignment and Assumption Agreement" has the meaning set forth in SECTION 8.2(D).

     "Business" has the meaning set forth in the Recitals.

     "Business Assets" means the Purchased Assets and all of the assets, rights and properties of the Transferred Subsidiaries, collectively.

     "Business Day" means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York City, New York.

     "Business Employee" has the meaning set forth in the Employee Matters Agreement.

     "Business Financial Statements" has the meaning set forth in SECTION
4.4(A).

     "Business to GM Edge Agreement" has the meaning set forth in SECTION
8.2(D).

     "Buyer" has the meaning set forth in the Preamble.

     "Buyer Claims" has the meaning set forth in SECTION 9.2(A).

     "Buyer Competing Business" has the meaning set forth in SECTION 7.9(B).

     "Buyer Cure" has the meaning set forth in SECTION 8.3(E).

     "Buyer Indemnified Party" has the meaning set forth in SECTION 9.2(A).

     "Buyer Material Adverse Effect" has the meaning set forth in SECTION 5.1.

     "Buyer Military Vehicles" means Military Vehicles with a gross vehicle weight rating greater than 3500 kg.

     "Buyer Parent Guarantees" means those certain Guarantees made and delivered to GM by the Guarantors as of the date hereof.

     "Buyer Proposed Amount" has the meaning set forth in SECTION 3.3(C).

     "Buyer Restricted Products" means Automatic Transmissions and Hybrid Propulsion Systems manufactured or sold for use anywhere in the world in (i) Non-vocational Vehicles or (ii) GM Military Vehicles.

     "Buyer Service Agent" has the meaning set forth in SECTION 11.13.

     "Buyer Termination Fee" has the meaning set forth in SECTION 10.3(A).

     "Cap" has the meaning set forth in SECTION 9.2(B).

     "Castleton Facility" means the facility located at 7601 East 88th Place, Indianapolis, Indiana.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

     "Claims" has the meaning set forth in SECTION 9.3(A).

     "Closing" has the meaning set forth in SECTION 3.1.

     "Closing Date" has the meaning set forth in SECTION 3.1.

     "Closing Date Debt" means the aggregate Indebtedness of the Transferred Subsidiaries and, to the extent contained in the Assumed Liabilities, the Sellers as of the close of business on the day immediately preceding the Closing Date, as reflected on the Final Statement.

     "Closing Date Net Working Capital" has the meaning set forth in SECTION 3.3(A).

     "Closing Payment" has the meaning set forth in SECTION 3.2.

     "Code" means the Internal Revenue Code of 1986, as amended (together with all rules and regulations promulgated thereunder).

     "Commitment Letters" has the meaning set forth in SECTION 5.5.

     "Competing Business" has the meaning set forth in SECTION 7.9(B).

     "Confidentiality Agreements" means those certain confidentiality agreements dated February 9, 2007, between GM and each of Carlyle Investment Management, L.L.C. and Onex Partners Advisor LP, in each case as amended.

     "Consent Decree" means the consent decree between the Directorate, Office of Defense Trade Controls, Bureau of Political Military Affairs, U.S. Department of State, the U.S. Department of Homeland Security, U.S. Immigration and Customs Enforcement, GM and General Dynamics Corporation dated November 1, 2004.

     "Contracts" means any contracts, agreements, arrangements, leases, licenses, obligations, commitments and undertakings that are binding, or purport to be binding by their terms, on the parties thereto, and any outstanding bids or proposals (which bids or proposals if accepted by the recipient thereof would result in a binding contract), in each case, whether written or oral, express or implied.

     "Copyrights" means copyright registrations and applications.

     "Corrective Action" has the meaning set forth in SECTION 7.7(A).

     "COTS License" means any Contract under which any of the Sellers receives a license to use unmodified commercially-available Software or obtains any services related thereto (including maintenance, hosting or consulting service).

     "Coverage Period" has the meaning set forth in the definition of "DPIM Extended Special Coverage".

     "Covered Claim" means a claim against the Buyer under the DPIM Extended Special Coverage that is covered by the DPIM Extended Special Coverage and made by a "Participating OEM" or an "Allison Transmission Distributor/Dealer" (such terms having the meanings given to them under the DPIM Extended Special Coverage) based on the failure of a DPIM Unit for any reason other than (i) misuse by the end user of the DPIM Unit or other failure to use the DPIM Unit or associated Hybrid Propulsion System for its intended purpose, or (ii) improper installation of such DPIM Unit by the bus OEM or by the servicing distributor of such DPIM Unit.

     "Decatur Boulevard Property" has the meaning set forth in SECTION 6.10.

     "Deeds" has the meaning set forth in SECTION 8.2(D).

     "Derivations" means any modifications and derivations to a product as long as the product retains its powerflow, core engineering and design criteria, including enhancements to the core design or additional features or functions applied to the product's core architecture.

     "Dollars" and the sign "$" each means lawful money of the United States of America.

     "DPIM" has the meaning set forth in SECTION 7.18(E).

     "DPIM Conversion Date" has the meaning set forth in the definition of "DPIM Unit".

     "DPIM Coverage Costs" means an amount, per DPIM Unit replaced by the Buyer in accordance with the DPIM Extended Special Coverage in response to a Covered Claim made in respect of an open repair order opened prior to the expiration of the Coverage Period, equal to (i) the out-of-pocket cost incurred by the Buyer for the replacement DPIM Unit, plus (ii) the out-of-pocket shipping costs incurred by the Buyer in transporting such replacement DPIM Unit to the customer, plus (iii) the out-of-pocket cost paid by the Buyer to the distributor of the replacement DPIM Unit to replace the failed DPIM Unit, plus (iv) a reasonable pro-rata portion of the salary of the special contract logistics manager hired for the purposes of expediting the DPIM Units and avoiding the costs of normal service channel mark-up, plus (v) any payment made by the Buyer to a supplier (including the DPIM Supplier) as reimbursement for such supplier's increased capacity costs associated with DPIM Unit rebuilding or remanufacturing.

     "DPIM Design Program" has the meaning set forth in SECTION 7.18(E).

     "DPIM Extended Special Coverage" means that certain DPIM standard warranty provided by the Business to certain of its customers in the form attached hereto as Exhibit Q;

provided that (i) the warranty period is two (2) years from the vehicle in service date and the extended special coverage period is in effect from the end of such two-year period through the date that is the twelfth anniversary of the vehicle in service date (such warranty and extended special coverage periods, collectively, the "Coverage Period"), and (ii) during years 8-12 of the Coverage Period, the Business will be responsible to certain of its customers covered by the DPIM Extended Special Coverage for the following portions of the customer claims covered by the DPIM Extended Special Coverage: (A) year 8, 90%, (B) year 9, 80%, (C) year 10, 70%, (D) year 11, 60%, and (E) year 12, 50%.

     "DPIM Supplier" means Arens Controls Company, L.L.C.

     "DPIM Unit" means a single dual power inverter module (identified by part numbers 29545820 and 29540600 and interim improvements to such parts prior to the DPIM Conversion Date) that was (i) manufactured for use in, and that was actually used in, the Hybrid Propulsion Systems sold by the Business for use in buses that are Vocational Vehicles, and (ii) sold by the Business and shipped to its customers prior to the date (the "DPIM Conversion Date") that is the earlier of (x) July 1, 2009 and (y) the date on which there is a start of regular production for a DPIM block change, as is evidenced by a change in the DPIM part number and/or by such other criteria as is customarily used by the Business prior to the Closing to indicate such action, provided that GM and the Buyer agree (which agreement will not be unreasonably withheld) that the DPIM part bearing such new part number meets the validation requirements of a Global Product Development Process (as such term is commonly understood within the design and engineering organizations of GM Powertrain and the Business), which shall include an Analysis Development Validation (ADV) plan (as such term is commonly understood within the design and engineering organizations of GM Powertrain and the Business), with a stated objective of B5 280,000 miles (the "Required Specification").

     "EEA" means the European Economic Area, as its membership may be altered from time to time, and any successor thereto, and which, as of the date hereof, consists of member states of the EU together with Iceland, Norway and Liechtenstein.

     "Employee Matters Agreement" has the meaning set forth in SECTION 8.2(D).

     "Employee Pension Benefit Plan" has the meaning set forth in Section 3(1) of ERISA, whether or not subject thereto.

     "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(2) of ERISA, whether or not subject thereto.

     "Engineering Services Agreement" has the meaning set forth in SECTION
8.2(D).

     "Environmental Assessments" has the meaning set forth in SECTION 4.16(A).

     "Environmental Laws" means any Law with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, above ground storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells (but not including federal, state, or local Occupational Safety and Health Administration or other occupational health or safety requirements). Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and the regulations promulgated thereunder, as amended: (i) CERCLA; (ii) RCRA; (iii) the Hazardous Materials

Transportation Act; (iv) the Toxic Substances Control Act; (v) the Clean Water Act; (vi) the Clean Air Act; (vii) the Safe Drinking Water Act; (viii) the National Environmental Policy Act of 1969; (ix) the Emergency Planning and Community Right-to-Know Act; (x) any equivalent state and local laws; and (xi) any non-U.S. equivalents of the foregoing if applicable to the Business.

     "E(P)40/50 Hybrid Products" means the Hybrid Propulsion System known by GM and the Business as of the date hereof as the "E(P)40/50 Allison Drive System," having a powerflow characterized as a dual mode input and compound split transmission, and a control arrangement including programming to enable operation of such transmission, as exemplified by the powerflow shown in Exhibit 1 of the Patent and Technology License Agreement, and any Derivations thereof intended for use in Vocational Vehicles or Buyer Military Vehicles (other than the X20R Technology (as such term is defined in the Patent and Technology License Agreement) and any Derivations thereof).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Estimated Closing Date Debt" has the meaning set forth in SECTION 3.1.

     "Extended Special Coverage Period" has the meaning set forth in SECTION 7.18(A).

     "EU" means the European Union, as its membership may be altered from time to time, and any successor thereto, and which, as of the date hereof, consists of Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

     "Europe" means the countries comprising the EU, the EEA and Switzerland.

     "Excluded Assets" has the meaning set forth in SECTION 2.2(B).

     "Excluded Liabilities" has the meaning set forth in SECTION 2.3(B).

     "Excluded Marks" means any Marks that include or are based on (in each case, in whole or in part) or are likely to be confused with the General Motors Corporation insignia, the terms or Marks "General Motors" or "GM" or any other terms or marks not listed in Schedule 2.2(a)(ix).

     "Excluded Shared Contracts" has the meaning set forth in SECTION 7.2(C).

     "Exhibit" means, except as otherwise expressly indicated herein, an exhibit to this Agreement that is attached hereto in accordance with the terms hereof.

     "FCL" has the meaning set forth in SECTION 6.1.

     "Final Statement" has the meaning set forth in SECTION 3.3(C).

     "Financing" has the meaning set forth in SECTION 6.8.

     "Foreign Jurisdiction Transfer Document" has the meaning set forth in
SECTION 8.2(D).

     "Former Facility" means any facility previously used in the operation of the Business for which such use was discontinued prior to the date hereof; provided that the term "Former Facility" shall not include any of the Transferred Real Property or Transferred Sub Real Property.

     "GAAP" means United States generally accepted accounting principles, as in effect as of the date of this Agreement.

     "GM" has the meaning set forth in the Preamble.

     "GM Comparable Products" means Automatic Transmissions manufactured by GM or a GM Qualified Subsidiary with power, torque and durability ratings comparable to those ratings of any Automatic Transmission then-manufactured by GM or any GM Qualified Subsidiary for use in Non-vocational Vehicles or GM Military Vehicles; provided that such ratings do not exceed the ratings for GM's 6L90 transmission and Derivations thereof as then-manufactured by GM or its Subsidiaries for use in Non-vocational Vehicles or GM Military Products. For example, Schedule 1.1I sets forth power, torque and durability ratings for GM's 6L90 transmission as of the date of this Agreement.

     "GM Cost" means GM's fully-allocated product cost, calculated as the sum of
(i) the direct cost of material purchased for system components, (ii) direct and indirect factory costs, (iii) indirect material costs, (iv) direct engineering costs (i.e., per unit amortization of those engineering costs directly related to the specific Hybrid Propulsion System under discussion between the Parties, as documented in project management reporting and/or analysis materials prepared in the course of the development of the specific Hybrid Propulsion System for automotive program(s)) and (v) tooling amortization and depreciation charges related to the manufacturing of the system.

     "GM Cure" has the meaning set forth in SECTION 8.2(F).

     "GM Information Request" has the meaning set forth in SECTION 7.7(L).

     "GM Medium Duty Truck Business" means GM's medium duty truck business as that term is commonly understood within GM.

     "GM Military Vehicles" means Military Vehicles with a gross vehicle weight rating less than or equal to 3500 kg.

     "GM Non-Restricted Products" means GM Comparable Products manufactured or sold for use (i) outside of North America in any vehicle having a gross vehicle weight rating less than or equal to 4250 kg, or (ii) anywhere in the world in Military Vehicles having a gross vehicle weight rating less than or equal to 4250 kg.

     "GM Proposed Amount" has the meaning set forth in SECTION 3.3(C).

     "GMPT Germany Supply Contract" has the meaning set forth in SECTION 8.2(D).

     "GM Qualified Subsidiary" means a Subsidiary of GM that is wholly-owned by GM or another wholly-owned Subsidiary of GM, except that a party unaffiliated with GM may hold not more than five percent (5%) of the outstanding stock or other equity of such Subsidiary to the extent necessary to comply with the local requirements of Law of a foreign jurisdiction and so long as such Subsidiary is controlled by GM.

     "GM Restricted Products" means (i) Automatic Transmissions and Hybrid Propulsion Systems manufactured or sold for use anywhere in the world in Vocational Vehicles or Buyer Military Vehicles, and (ii) Automatic Transmissions and Hybrid Propulsion Systems manufactured or sold anywhere in the world for use in Off-Road Products but only if (with respect to this item (ii) only) such Automatic Transmissions and Hybrid Propulsion Systems have power, torque and durability ratings equivalent to or higher than those ratings of any Automatic Transmissions or Hybrid Propulsion Systems then-manufactured and sold by the Buyer or its Subsidiaries for use in Vocational Vehicles or Buyer Military Products; provided that this item (ii) does not include Automatic Transmissions and Hybrid Propulsion Systems having power, torque and durability ratings equivalent to those ratings of Automatic Transmissions and Hybrid Propulsion Systems then-manufactured and sold for use in GM's GMT 900 2500 and 3500 van and pickup truck platforms manufactured by GM or its Subsidiaries (or their comparable successor platforms) or competing vehicles of comparable weight.

     "GMT 900 4500 Platform" means GM's proposed GMT 900 4500 pickup truck platform (and its comparable successor platforms) manufactured by GM or its Subsidiaries.

     "GM Tax Claim" has the meaning set forth in SECTION 7.6(C).

     "GM Third Party Licenses" has the meaning set forth in SECTION 4.12(F).

     "GMTR" means General Motors Trade Receivables LLC, a Delaware limited liability company.

     "Government Contract" has the meaning set forth in SECTION 4.23(A).

     "Governmental Entity" means the United States, any state or other political subdivision thereof, and any other foreign or domestic entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any government authority, agency, department, corporation, board, commission, court, tribunal or instrumentality of the United States or any foreign entity, any state of the United States or any political subdivision of any of the foregoing.

     "Government Prime Contracts" means the Purchased Contracts that are between the U.S. Government and, with respect to the Business, one or more of the Sellers, including such Purchased Contracts set forth on Schedule 2.2(a)(iii).

     "Government Related Subcontract Agreement" has the meaning set forth in
SECTION 7.11(C).

     "GSCs" means the global service contracts entered into by GM and/or its Affiliates with third-party service providers in connection with GM's "Terms and Conditions for Information Technology and Related Services."

     "Guarantees" has the meaning set forth in SECTION 7.14.

     "Guarantors" means Carlyle Partners IV, L.P., a Delaware limited partnership, and Onex Partners II LP, a Delaware limited partnership.

     "Hazardous Materials" means any element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance that is defined or regulated under any applicable Environmental Law, determined or identified as hazardous or toxic under any applicable Environmental Law, or the release of or exposure to which is prohibited under any applicable Environmental Law, including asbestos, asbestos-containing materials, polychlorinated biphenyls, radioactive materials, chlorinated solvents, chromium, lead, petroleum products and petroleum byproducts.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Hungarian Manufacturing Business" has the meaning set forth in the Recitals.

     "Hybrid Co-Branding Agreement" has the meaning set forth in SECTION 8.2(D).

     "Hybrid JV Agreements" has the meaning set forth in SECTION 7.17.

     "Hybrid Product" has the meaning set forth in SECTION 7.9(D).

     "Hybrid Propulsion System" means all components of the electric propulsion system of a vehicle or Off-Road Product having both an internal combustion engine and an electric propulsion system, including the drive unit, motor(s), generator(s), onboard and exportable power generation and interface, energy storage device(s), energy conversion device and control modules for the system and its components.

     "IDEM" has the meaning set forth in SECTION 7.7(B).

     "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (including all accrued and unpaid interest and all prepayment penalties or premiums in respect thereof),
(ii) all obligations of such Person to pay amounts evidenced by bonds, debentures, notes or similar instruments (including all accrued and unpaid interest and all prepayment penalties or premiums in respect thereof), (iii) all obligations of such Person under or in respect of leases required to be capitalized in accordance with GAAP, to the extent of the obligations so capitalized, (iv) all obligations of others, of the types set forth in clauses
(i)-(iii), that are secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but only to the extent so secured, (v) all unreimbursed reimbursement obligations of such Person under letters of credit issued for the account of such Person, (vi) obligations of such Person under conditional sale, title retention or similar arrangements or other obligations, in each case, to pay the deferred purchase price for property or services, to the extent of the unpaid purchase price (other than ordinary course trade payables and other than customary reservations or retentions of title under agreements with suppliers in the ordinary course of business), (vii) all net monetary obligations of such Person in respect of interest rate and currency swap obligations, and (viii) all guarantees of or by such Person of any of the matters described in clauses (i)-(vii) hereof, to the extent of the maximum amount for which such Person may be liable pursuant to such guarantee; provided that in no event does "Indebtedness" include any current liability included in the calculation of the Closing Date Net Working Capital on the Final Statement.

     "Indemnified Party" has the meaning set forth in SECTION 9.4(A).

     "Indemnifying Party" has the meaning set forth in SECTION 9.4(A).

     "Indianapolis Right of First Refusal" has the meaning set forth in SECTION 6.11.

     "Intellectual Property" means any and all of the following in any jurisdiction throughout the world: (i) Patents; (ii) Marks; (iii) Copyrights, mask works and other works of authorship (other than Software); and (iv) Technology.

     "International Facilities" means the facilities located at (i) Rua Agostino Togneri 57, Jurubatuba, Santo Amaro, Sao Paulo, Brazil, (ii) Ringerstraat 12 - 18, Sliedrecht, Netherlands and (iii) 88 Ri Bin Road, Waigaoqaio Free Trade Zone, Shanghai, China.

     "International Facilities Testing" has the meaning set forth in SECTION
6.4.

     "ITAR" means the International Traffic in Arms Regulations, 22 CFR 120, et seq.

     "Law" means any applicable United States or non-United States federal, provincial, state or local statute, common law, rule, regulation, ordinance, permit, order, writ, injunction, judgment or decree of any Governmental Entity.

     "Lease Agreement" has the meaning set forth in SECTION 8.2(D).

     "Leased Real Property" has the meaning set forth in SECTION 2.2(A).

     "Licensed Intellectual Property" means the Intellectual Property licensed to the Buyer in the Patent and Technology License Agreement or the Engineering Services Agreement.

     "Licensed Software" means the Software licensed to the Buyer in the Software License Agreement.

     "Lien" means any pledge, security interest, encumbrance or lien.

     "Losses" means any claims, causes of action, liabilities, losses, grievances, damages, penalties, fines, amounts paid in settlement, costs and expenses (including reasonable and documented attorneys' fees and disbursements).

     "Marketing Period" means the first fifteen (15) consecutive Business Day period after the date hereof throughout which period (i) the Buyer shall have the Required Financial Information that GM is required to provide to the Buyer pursuant to SECTION 6.8, (ii) the conditions set forth in SECTION 8.1 shall have been satisfied (or waived by the Buyer in writing), (iii) the representations and warranties of GM set forth in ARTICLE IV, disregarding qualifications as to materiality and Material Adverse Effect, shall have been true and correct (except to the extent expressly made as of an earlier date, in which case only as of such date), with only such exceptions as, individually or in the aggregate, have not had, or would not be reasonably expected to have, a Material Adverse Effect, (iv) GM and the other Sellers shall have performed and complied with, in all material respects, their material covenants and agreements contained in this Agreement that were required to be performed or complied with prior to and during such period, (v) the conditions set forth in SECTION 8.2(E) and SECTION 8.2(F) shall have been satisfied and (vi) Deloitte & Touche LLP shall have not withdrawn its audit opinions for any of the audited financial statements included in the Required Financial Information.

     "Marks" means any and all trademarks, service marks, certification marks, trade names, corporate names, domain names, logos, trade dress, or other indicia of source or origin, and all registrations of and applications to register the foregoing, in each case in any jurisdiction throughout the world.

     "Material Adverse Effect" means any change, event, circumstance, occurrence or development that, individually or in the aggregate with all other such changes, events, circumstances, occurrences or developments, has had, or would reasonably be expected to have, a material adverse effect on or change in (A) the assets, business, results of operations or condition (financial or otherwise) of the Business, taken as a whole; provided, however, that the term "Material Adverse Effect" does not, and shall not be deemed to, include any of the following: (i) changes or effects that generally affect the industry or industries in which the Business operates; (ii) changes in securities markets, interest rates or general economic, regulatory or political conditions, including acts of terrorism or the commencement or escalation of any war, whether declared or undeclared, or other hostilities (excluding in the case of clauses (i) and (ii) any changes that have a substantially disproportionate impact on the Business, relative to other businesses, generally, which businesses operate in the same industries or geographies as the Business); (iii) changes or effects arising out of, or attributable to, the announcement of the execution of this Agreement or the identity of the Buyer, including with respect to the customers and employees of the Business, compliance by the Sellers with their obligations hereunder or the consummation of the transactions contemplated hereby; (iv) changes or effects due to changes (or proposed or prospective changes) in any Laws affecting the Business or the Business Assets; (v) changes in GAAP or other applicable accounting regulations and principles or the interpretation thereof; or (vi) the failure of the Business to meet any internal projections or forecasts (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect and it being further understood that any such failure may be taken into account in determining whether the facts or occurrences giving rise or contributing to such failure are materially adverse to the assets, business, results of operations or condition (financial or otherwise) of the Business, taken as a whole) or (B) the ability of the Sellers to consummate the transactions contemplated by, and discharge their obligations under, this Agreement and the Ancillary Documents.

     "Material Contracts" has the meaning set forth in SECTION 4.9(A).

     "Military Vehicles" means tracked and wheeled combat and tactical vehicles; provided that any such vehicles based on GM's GMT 900 2500 or 3500 van and pickup truck platforms (or their comparable successor platforms) are not considered to be Military Vehicles, and are instead considered to be Non-vocational Vehicles.

     "MOU" means a Memorandum of Understanding with the UAW in substantially the form attached hereto as Exhibit S.

     "Net Working Capital" means an amount determined in accordance with, and based solely on the items contained in, Schedule 1.1E.

     "Neutral Auditor" has the meaning set forth in SECTION 3.3(C).

     "Non-Military Vehicles" means vehicles (which, for the avoidance of doubt, shall include motorhomes) other than Military Vehicles.

     "Non-vocational Vehicles" means (i) all Non-Military Vehicles (other than Off-Road Products) manufactured or sold for use in North America with a gross vehicle weight rating less than or equal to 5900 kg, (ii) all Non-Military Vehicles (other than Off-Road Products) manufactured or sold for use anywhere else in the world with a gross vehicle weight rating less than or equal to 3500 kg, and (iii) GM's GMT 900 2500 and 3500 van and pickup truck platforms (or their comparable successor platforms) manufactured by GM or its Subsidiaries and competing vehicles of comparable weight.

     "North America" means the United States, Canada and Mexico and their respective territories and possessions.

     "Novation Agreement" has the meaning set forth in SECTION 7.11(A).

     "Objection Notice" has the meaning set forth in SECTION 3.3(B).

     "Offering Documents" has the meaning set forth in SECTION 6.8.

     "Off-Road Products" means vehicles and non-vehicular equipment designed, manufactured or sold for use anywhere in the world in the construction, agriculture, forestry, mining and energy industries, and other industrial and similar non-on-highway applications.

     "Offset Amount" has the meaning set forth in SECTION 9.5(C).

     "Outside Date" has the meaning set forth in SECTION 10.1(B).

     "Owned Real Property" has the meaning set forth in SECTION 2.2(A).

     "Parties" means the Sellers and the Buyer together, and "Party" means any of the Sellers, on the one hand, or the Buyer, on the other hand, as appropriate and as the case may be.

     "Patent and Technology License Agreement" has the meaning set forth in
SECTION 8.2(D).

     "Patents" means any and all patents, patent applications, inventions, invention disclosures and statutory invention registrations.

     "Permits" has the meaning set forth in SECTION 2.2(A).

     "Permitted Liens" means any: (i) mechanics', materialmens' and similar Liens imposed by Law with respect to amounts not yet due and payable or the validity of which is being contested in good faith; (ii) Liens for Taxes not yet due and payable or the validity of which is being contested in good faith; (iii) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (iv) with respect to the Transferred Real Property and Transferred Sub Real Property, easements, rights-of-way, restrictive covenants and servitudes and other similar rights and any subdivision, development, servicing, site plan or other similar agreement and any Liens, matters or exceptions that would be disclosed by a current title commitment and/or current surveys of the applicable Transferred Real Property and/or Transferred Sub Real Property that, in each case, do not materially interfere with the use and enjoyment of the real property in question in the manner currently used; and (v) Liens imposed by the U.S. Government in connection with Government Prime Contracts.

     "Person" means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity.

     "Post-Closing Tax Period" has the meaning set forth in SECTION 9.2(A).

     "Pre-Closing Tax Period" has the meaning set forth in SECTION 2.3(B).

     "Preliminary Statement" has the meaning set forth in SECTION 3.3(A).

     "Pro Forma Adjustments" has the meaning set forth in SECTION 4.4(C).

     "Pro Forma Financial Statements" has the meaning set forth in SECTION
4.4(C).

     "Proposed Use Statement" has the meaning set forth in SECTION 7.7(L).

     "Proving Grounds Use Agreements" has the meaning set forth in SECTION
8.2(D).

     "Purchased Assets" has the meaning set forth in SECTION 2.2(A).

     "Purchased Contracts" has the meaning set forth in SECTION 2.2(A).

     "Purchase Price" has the meaning set forth in SECTION 3.2.

     "RCRA" means the Resource Conservation and Recovery Act of 1976, 2 U.S.C.
Section 6901, et seq.

     "Receivables Agreement" means that certain Purchase and Sale Agreement, dated as of July 22, 2004, between GM and GMTR.

     "Recent Balance Sheet" has the meaning set forth in SECTION 4.4(A).

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment of Hazardous Materials that is prohibited under, or reasonably likely to result in a liability in excess of $1,000,000 under, any applicable Environmental Law.

     "Required Antitrust Filings" has the meaning set forth in SECTION 6.2(C).

     "Required Financial Information" has the meaning set forth in SECTION 6.8.

     "Required Specifications" has the meaning set forth in the definition of "DPIM Unit".

     "Resolution Period" has the meaning set forth in SECTION 3.3(B).

     "Retained Businesses" has the meaning set forth in the Recitals.

     "Retained Facilities" has the meaning set forth in the Recitals.

     "Retained Hybrid Business" has the meaning set forth in the Recitals.

     "Retained Real Property" means the Retained Facilities, the Shared Retained Facilities and all other real property owned or leased (as lessee) by GM or its Affiliates (other than Transferred Real Property), including the real property set forth on Schedule 1.1F.

     "Review Period" has the meaning set forth in SECTION 3.3(B).

     "ROFR Waiver" has the meaning set forth in SECTION 6.11.

     "Schedule" means, except as otherwise expressly indicated herein, a schedule to this Agreement (including each of the Seller Disclosure Schedules), all of which Schedules are incorporated herein by reference.

     "Section" means, except as otherwise expressly indicated herein, a section of this Agreement.

     "Securities Act" has the meaning set forth in SECTION 6.8.

     "Sellers" has the meaning set forth in the Recitals.

     "Seller Claims" has the meaning set forth in SECTION 9.3(A).

     "Seller Competing Business" has the meaning set forth in SECTION 7.9(B).

     "Seller Disclosure Schedules" means the Schedules pertaining to, and corresponding to the Section references of, ARTICLE IV of this Agreement, initialed by the Parties hereto.

     "Seller Indemnified Parties" has the meaning set forth in SECTION 9.3(A).

     "Seller's Knowledge" means the actual knowledge of the individuals listed on Schedule 1.1G, as to the matters represented, as of the date the representation is made.

     "Shared Retained Facilities" has the meaning set forth in the Recitals.

     "Software" means software of any type and in any form, including source code, executable code, databases, data and documentation.

     "Software License Agreement" has the meaning set forth in SECTION 8.2(D).

     "Soliciting Party" has the meaning set forth in SECTION 7.9(D).

     "Specified Consent" has the meaning set forth in SECTION 7.2(B).

     "Straddle Period" means any Tax year or period beginning on or before the Closing Date and ending after the Closing Date.

     "Sublease Agreement" has the meaning set forth in SECTION 8.2(D).

     "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50 percent of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership or other legal entity.

     "Szentgotthard Facility" means the facility located at Fuzesi utca 15-9971, Szentgotthard, Hungary.

     "Target Closing Date Net Working Capital" has the meaning set forth in
SECTION 3.3(E).

     "Tax" or "Taxes" means a tax or taxes of any kind or nature, or however denominated, and whether disputed or not, including any federal, provincial, state, local or foreign income, gross receipts, franchise, alternative minimum, net worth, transfer, sales, use, transfer, registration, business and occupation, value added, excise, severance, stamp, premium, windfall profit, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee tax or other withholding, including any estimated tax, interest, penalties or additions to tax or additional amounts in respect of the foregoing, including any transferee or secondary liability for any such tax, and any tax liability assumed by Contract or arising as a result of being or ceasing to be a member of any affiliated group, or of being included or required to be included in any Tax Return relating thereto.

     "Tax Returns" means, with respect to any Tax, any information return for such Tax, and any return, report, statement, declaration, claim for refund or document filed or required to be filed under the Law for such Tax.

     "Technology" means unpatented technology, trade secrets, know-how and other confidential and proprietary information.

     "Termination Date" has the meaning set forth in SECTION 10.1(B).

     "Third Party Claim" has the meaning set forth in SECTION 9.4(A).

     "Transaction" has the meaning set forth in SECTION 7.9(D)(II).

     "Transfer Tax Forms" has the meaning set forth in SECTION 8.2(D).

     "Transferred Employee" means, solely for purposes of this Agreement, a Business Employee to whom the Buyer is obligated to offer employment pursuant to the Employee Matters Agreement.

     "Transferred Hybrid Business" has the meaning set forth in the Recitals.

     "Transferred Intellectual Property" has the meaning set forth in SECTION 2.2(A)(IX).

     "Transferred Real Property" has the meaning set forth in SECTION 2.2(A).

     "Transferred Stock" has the meaning set forth in the Recitals.

     "Transferred Sub Real Property" means the ownership and leasehold interests of the Transferred Subsidiaries in real property set forth on Schedule 1.1IH.

     "Transferred Subsidiaries" has the meaning set forth in the Recitals.

     "Transferred Subsidiary Tax Claim" has the meaning set forth in SECTION 7.6(C).

     "Transition Services Agreement" has the meaning set forth in SECTION
8.2(D).

     "UAW" means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, including Local 933.

     "UAW Agreement" has the meaning set forth in the Employee Matters
Agreement.

     "UAW Facilities" means the facilities located at 4700 West 10th Street, P.O. Box 0894-46206-0894, Indianapolis, Indiana, 5902 Decatur Boulevard, Indianapolis, Indiana, 2840 Fortune Circle W Suite A, Indianapolis, Indiana and 6040 W. 62nd Street, Indianapolis, Indiana.

     "Union Agreements" has the meaning set forth in the Employee Matters Agreement.

     "United States" or "U.S." means the United States of America, including its territories and possessions.

     "U.S. EPA" has the meaning set forth in SECTION 7.7(A).

     "U.S. Government" means the federal government of the United States and any agencies, instrumentalities and departments thereof.

     "Vocational Vehicles" means (i) all Non-Military Vehicles (other than Off-Road Products) manufactured or sold for use in North America with a gross vehicle weight rating greater than 5900 kg, and (ii) all Non-Military Vehicles (other than Off-Road Products) manufactured or sold for use anywhere else in the world with a gross vehicle weight rating greater than 3500 kg; provided that GM's GMT 900 2500 and 3500 van and pickup truck platforms (or their comparable successor platforms) manufactured by GM or its Subsidiaries and competing vehicles of comparable weight are not considered to be Vocational Vehicles, and are instead considered to be Non-vocational Vehicles.

     "WARN Act" means the United States Worker Adjustment and Retraining Act of 1988, as amended.

     "Warranty Period" has the meaning set forth in SECTION 7.18.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

          Section 2.1 Purchase of Assets and Assumption of Liabilities.

          On the terms and subject to the conditions set forth in this Agreement, at the Closing:

               (a) the Buyer shall purchase from the Sellers, and the Sellers shall, and GM shall cause the other Sellers to, sell, transfer, assign, convey and deliver to the Buyer, the Purchased Assets, free and clear of all Liens (other than Permitted Liens), and the Transferred Stock, free and clear of all Liens; and

               (b) the Buyer shall assume and agree to pay, discharge and perform when due all of the Assumed Liabilities.

          Section 2.2 Purchased and Excluded Assets.

               (a) The "Purchased Assets" are all of the right, title and interest that each of the Sellers possesses in and to the following assets, rights and properties (other than the Excluded Assets), as the same may exist as of the close of business on the Closing Date:

                    (i) all accounts and notes receivable and other such claims for money due to any Seller from (A) any third parties to the extent arising from the rendering of services or the sale of goods or materials by the Business and (B) any other Seller or any of its Subsidiaries to the extent arising from the sale of Automatic Transmissions to the Sellers by the Business;

                    (ii) all raw materials, work in process and finished goods inventories, to the extent used or held for use primarily in connection with the Business;

                    (iii) all Contracts to which any Seller is a party that pertain exclusively to the Business, the Assigned GSCs (subject to SECTION 2.2(C)), all COTS Licenses used exclusively by the Business and those Contracts set forth on Schedule 2.2(a)(iii) (collectively, the "Purchased Contracts");

                    (iv) all machinery, equipment, hardware, spare parts, tools, dies, test equipment, furniture, fixtures, vehicles and other tangible personal property that are used or held for use primarily in connection with the Business, together with the machinery, equipment, spare parts, tools, dies, test equipment, hardware, furniture, fixtures, vehicles and other tangible personal property set forth on Schedule 2.2(a)(iv);

                    (v) to the extent legally transferable, all licenses, permits, franchises, certificates of authority or orders, or any waiver of the foregoing, issued by any Governmental Entity exclusively with respect to the conduct of the Business or to any of the Transferred Real Properties (collectively, the "Permits");

                    (vi) to the extent legally transferable, all rights under or pursuant to warranties, representations and guarantees made by suppliers, manufacturers or contractors in connection with products or services provided to the Sellers from third parties other than GM and/or any of its Affiliates primarily in connection with the Business;

                    (vii) the (A) real property that is owned by the Sellers (including all buildings, structures and improvements thereon and appurtenances thereto) and is set forth on Schedule 2.2(a)(vii) (the "Owned Real Property") and (B) the leasehold or subleasehold interests of the Sellers, as lessees or sublessees, under the real property leases of the real property set forth on Schedule 2.2(a)(vii) (the "Leased Real Property," and together with the Owned Real Property, the "Transferred Real Property");

                    (viii) all books, records, ledgers, files, documents, correspondence, lists, plans, specifications, plats, surveys, drawings, advertising and promotional materials, reports and other materials (in whatever form or medium) of the Sellers that pertain primarily to the Business or the Transferred Employees; provided, however, that the Sellers shall be entitled to retain copies of any such materials they deem reasonably necessary;

                    (ix) the Intellectual Property set forth on Schedule 2.2(a)(ix) (the "Transferred Intellectual Property");

                    (x) any credits, prepaid expenses, deferred charges, advance payments, prepaid items and claims for refunds or reimbursements (but excluding cash security or other deposits), in each case to the extent pertaining primarily to the Business;

                    (xi) any rights to credits, refunds, rebates or abatements of Taxes with respect to the Purchased Assets for any period beginning after the Closing Date;

                    (xii) all other personal property used or held for use exclusively in connection with, or relating exclusively to, the Business (other than any Intellectual Property and Software); and

                    (xiii) the assets, rights and properties set forth on
     Schedule 2.2(a)(xiii).

          (b) The Purchased Assets shall not include any assets, rights or properties other than those described in SECTION 2.2(A). Without limiting the generality of the foregoing sentence and notwithstanding anything to the contrary contained in SECTION 2.2(A), the Sellers or their Affiliates (other than the Transferred Subsidiaries) shall retain all of their respective right, title and interest in and to, and shall not, and shall not be deemed to, sell, transfer, assign, convey or deliver to the Buyer, and the Purchased Assets shall not, and shall not be deemed to, include, the following (collectively, the "Excluded Assets"):

                    (i) any cash or cash equivalents, including any marketable securities or certificates of deposit, or any collected funds or accounts or items in the process of collection at the financial institutions of the Sellers through and including the Closing Date, and any cash security or other deposits, together with all accrued but unpaid interest thereon;

                    (ii) (A) any accounts and notes receivable contributed to GMTR pursuant to the Receivables Agreement and any related rights to payment therefor due to any Seller and (B) any accounts and notes receivable and other such claims for money due to any Seller from any other Seller or any of its Subsidiaries other than those arising from the sale of Automatic Transmissions to the Sellers by the Business;

                    (iii) (A) any rights of the Sellers or any of their respective Affiliates (other than the Transferred Subsidiaries) to any Tax refunds, credits or abatements with respect to assets that are not Purchased Assets; (B) any rights to credits, refunds, rebates or abatements of Taxes with respect to the Purchased Assets and relating to periods (or portions thereof) ending on or prior to the Closing Date; (C) any Tax Returns or Tax records of the Sellers or any of their Affiliates (other than the Transferred Subsidiaries) that do not relate exclusively to the Purchased Assets; and (D) any rights of the Sellers or any of their respective Affiliates (other than the Transferred Subsidiaries) under any Tax allocation or sharing Contract;

                    (iv) any credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items, deposits and claims for refunds or reimbursements, in each case relating primarily to the other Excluded Assets and/or Excluded Liabilities;

                    (v) any rights to indemnification, contribution or other reimbursement, or limitations on liability, under the Purchased Contracts, or any warranties and guarantees, in each case, from any third parties with respect to any Excluded Liabilities and/or Losses for which GM has an indemnification obligation under SECTION 9.2(A)(III), (IV) and (V) of this Agreement;

                    (vi) any property, casualty or other insurance policy held by any Seller or any of its Affiliates (other than the Transferred Subsidiaries) or related insurance services Contract to which any Seller or any of its Affiliates (other than the Transferred Subsidiaries) is a party, and any rights of any Seller or any of its Affiliates (other than the Transferred Subsidiaries) under any such policy or Contract;

                    (vii) any rights of any Seller or the Seller Indemnified Parties under this Agreement, any Ancillary Document or any other Contract between any Seller and the Buyer;

                    (viii) any right, title or interest in the Retained Real Property and any assets, rights and properties of the Sellers relating primarily to the Retained Real Property, other than (A) machinery, equipment, hardware, spare parts, tools, dies, test equipment, furniture, fixtures, vehicles and other tangible personal property used or held for use exclusively in connection with the Business at the Shared Retained Facilities or the Szentgotthard Facility and (B) raw materials, work in process and finished goods inventories to the extent used or held for use primarily in connection with the Business;

                    (ix) any machinery, equipment, spare parts, tools, dies, test equipment, furniture, fixtures, vehicles and other tangible personal property that is located at the Shared Retained Facilities and/or Retained Facilities and that is not or are not used or held for use exclusively in connection with the Business;

                    (x) the corporate charter, qualification to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, corporate seal, minute books, stock transfer books, blank stock certificates, books and records relating to Taxes, and any other documents relating to the governance, organization, maintenance and existence of the Sellers or to the proposed sale of the Business;

                    (xi) any of the Benefit Plans and underlying assets or any rights of any Seller or any of its Affiliates under the Benefit Plans, unless otherwise set forth in the Employee Matters Agreement;

                    (xii) any Patents;

                    (xiii) the Excluded Marks;

                    (xiv) any Technology, except for rights to Technology under Purchased Contracts;

                    (xv) any Software, except for rights to Software under Purchased Contracts;

                    (xvi) the Intellectual Property set forth on Schedule 2.2(b)(xvi);

                    (xvii) except for licenses or rights granted under a Purchased Contract, any licenses or other rights to use Intellectual Property or Software owned by Persons other than the Sellers;

                    (xviii) any COTS Licenses not used exclusively in the Business and not listed on Schedule 2.2(a)(iii);

                    (xix) any GSCs (other than the Assigned GSCs);

                    (xx) the Retained Facilities and the Shared Retained Facilities; and

                    (xxi) any other assets, rights and properties that are set forth on Schedule 2.2(b)(xxi).

          (c) Notwithstanding anything to the contrary, the sale, transfer, assignment, conveyance and delivery of the Assigned GSCs pursuant to SECTION 2.1 consists only of a partial assignment of the Assigned GSCs with respect to the services provided thereunder to the Business as of the date hereof, to the extent permitted by sections 27.2 and 31.1 of GM's "Terms and Conditions for Information Technology and Related Services" (as incorporated into such Assigned
GSCs). GM shall retain any and all rights under the Assigned GSCs that relate to any other services provided to GM or its Affiliates thereunder. GM shall use reasonable efforts to enter into a Contract with the applicable third-party service providers prior to Closing (on terms reasonably acceptable to the Buyer) to document the scope of such partial assignments, including by identifying the scope of services and corresponding pricing terms that are contained in such partial assignment (which Contract may be in the form of an amendment to the applicable Assigned GSC), and any such Contract shall, upon execution by the parties thereto, be deemed to be a Purchased Contract hereunder. If GM has not entered into such a Contract with respect to an Assigned GSC on or before the Closing, then, at the request of either GM or the Buyer, GM and the Buyer shall cooperate in good faith to document the scope of the partial assignment thereunder.

          Section 2.3 Assumed and Excluded Liabilities.

               (a) The "Assumed Liabilities" mean the following liabilities and obligations of the Sellers, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (except to the extent such liabilities or obligations are Excluded Liabilities):

                    (i) all liabilities and obligations to the extent arising from the conduct of the Business, including all accounts payable and other current liabilities to the extent arising from the conduct of the Business, reflected or reserved for on the Recent Balance Sheet or identified in the notes thereto, and any liabilities and obligations to the extent arising from the conduct of the Business incurred in the ordinary course of business since the date of the Recent Balance Sheet, except to the extent paid or discharged in the ordinary course of business since the date thereof and except as set forth on Schedule 2.3(b)(iii);

                    (ii) all liabilities and obligations arising under or relating to the Purchased Contracts;

                    (iii) all liabilities and obligations arising out of or relating to services provided or products sold in connection with the Business, whether prior to or after the Closing (and, with respect to such products, regardless of when designed or manufactured), including all product return, exchange, rebate (including rebate liabilities and obligations in connection with the sales referred to in SECTION 2.2(A)(I)(B)), credit and warranty obligations and all product liabilities and infringement liabilities relating thereto, whether in tort, strict liability or otherwise;

                    (iv) all liabilities and obligations arising out of or relating to the generation, use, handling, presence, treatment, storage, transportation, disposal or Release of any Hazardous Materials (A) by the Buyer or its Affiliates on or after the Closing Date, or (B) at, on, under, about, or migrating to or from, the Transferred Real Property before or after the Closing, except as set forth on Schedule 2.3(b)(ii), in each case, including any such liabilities or obligations resulting from violations of applicable Environmental Laws;

                    (v) all liabilities and obligations arising out of or relating to the current and former employees of the Business (including all Transferred Employees) to the extent provided in the Employee Matters Agreement;

                    (vi) all liabilities and obligations with respect to current and former employees of the Business (including all Transferred Employees) under any Benefit Plan, except to the extent expressly excluded in the Employee Matters Agreement;

                    (vii) all liabilities and obligations of the Sellers arising out of or in connection with the Actions set forth on Schedule 2.3(a)(vii), and any other Actions related to the Business initiated between the date hereof and the Closing against the Sellers (or any of them); and

                    (viii) all liabilities and obligations incurred, accrued or arising on or after the Closing Date in connection with the conduct or operation of the Business or the use or ownership of the Purchased Assets.

          (b) The Buyer shall not assume or become responsible for, and shall not be deemed to have assumed or to have become responsible for, and GM shall assume from the Transferred Subsidiaries, the following liabilities and obligations (collectively, the "Excluded Liabilities"):

                    (i) any liabilities or obligations of the Sellers or the Transferred Subsidiaries pertaining primarily to any Excluded Asset;

                    (ii) any liabilities and obligations of the Sellers or the Transferred Subsidiaries arising out of or relating to the generation, use, handling, presence, treatment, storage, transportation, disposal or Release of any Hazardous Materials at, on, under, about, or migrating to or from,
     (A) the Retained Real Property, whether before or after Closing, (B) the Transferred Real Property only to the extent set forth on Schedule 2.3(b)(ii) or (C) any Former Facility;

                    (iii) all liabilities and obligations that (A) are reflected or reserved for on the Recent Balance Sheet or identified in the notes thereto and (B) are identified on Schedule 2.3(b)(iii);

                    (iv) any liabilities and obligations of the Sellers or the Transferred Subsidiaries arising out of or relating to the disposal of any Hazardous Materials from the Transferred Real Property before Closing to a third party offsite location for disposal, which disposal results in a violation of, or liability under, CERCLA or any similar state law;

                    (v) any liabilities or obligations of the Sellers with respect to Taxes arising in connection with the Business or the Purchased Assets for any taxable period or ratable portion thereof ending on or prior to the Closing Date (a "Pre-Closing Tax Period");

                    (vi) those liabilities or obligations of the Sellers arising out of or relating primarily to the Business that are expressly set forth on Schedule 2.3(b)(vi);

                    (vii) any liabilities or obligations in respect of, or that constitute, Indebtedness (other than such liabilities and obligations of the type set forth in clauses (iii) and/or (vi) of the definition of "Indebtedness" and any Indebtedness of the Transferred Subsidiaries);

                    (viii) all liabilities and obligations allocated to GM and/or the other Sellers pursuant to the Employee Matters Agreement;

                    (ix) all liabilities and obligations of the Transferred Subsidiaries to the extent arising primarily from any business of GM or its past or present Affiliates, divisions or business units, in each case, other than the Business; and

                    (x) all liabilities and obligations of the Sellers or the Transferred Subsidiaries in respect of the factoring or securitization of any accounts or notes receivable (including any such obligation to repurchase any accounts or notes receivable sold in connection with such factoring or securitization or any such obligation secured by a lien or pledge of any such accounts or notes receivable).

                                   ARTICLE III
                           PURCHASE PRICE AND CLOSING

          Section 3.1 Closing.

          The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the later of (i) three (3) Business Days following the satisfaction and/or waiver of all conditions to Closing set forth in ARTICLE VIII (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing) and (ii) a date specified by the Buyer on not less than three (3) Business Days' notice to GM, which date shall not be later than the last day of the Marketing Period and shall not be earlier than the date on which all conditions to Closing set forth in ARTICLE VIII (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing) have been satisfied and/or waived, at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1200, New York, NY 10022, or at such other place or on such other date as the Parties may agree in writing. The date on which the Closing actually occurs shall be referred to as the "Closing Date," and except as otherwise expressly provided herein, the Closing shall for all purposes be deemed effective as of 9:00 a.m., New York City time, on the Closing Date. Within ten (10) Business Days prior to the Closing Date, and in no event less than three (3) Business Days prior to the Closing Date, GM shall deliver to the Buyer a certificate signed by an authorized representative of GM setting forth GM's reasonable best estimate of the Closing Date Debt (the "Estimated Closing Date Debt").

          Section 3.2 Closing Payment.

          On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer shall pay to GM an aggregate amount (such amount, the "Closing Payment") equal to (i) Five Billion Five Hundred Seventy-Five Million Dollars ($5,575,000,000) less (ii) the Estimated Closing Date Debt, in cash by wire transfer of immediately available funds to the account or accounts designated in writing by GM. The sum of the Closing Payment plus the aggregate amount of the Assumed Liabilities, as such sum may be adjusted in accordance with SECTIONS 3.3 and 9.6, is referred to herein as the "Purchase Price".

          Section 3.3 Closing Date Net Working Capital.

          (a) Within 30 days after the Closing Date, GM shall deliver to the Buyer a preliminary statement (the "Preliminary Statement") of (i) the Closing Date Debt and (ii) the Net Working Capital of the Business, determined as of the close of business on the day immediately preceding the Closing Date and in accordance with the Agreed Accounting Conventions and exclusive of the Apportioned Obligations (the "Closing Date Net Working Capital"). Any items comprising the Closing Date Debt or the Closing Date Net Working Capital that are denominated in a currency other than Dollars shall be converted to Dollars using an exchange rate equal to the average Dollar exchange rate for such currency during the 15-Business Day period immediately preceding, and including, the Closing Date, as reported by Bloomberg, L.P. on page FXC (or any successor/substitute page thereto) at 9:00 a.m., New York City time on each Business Day during such period. The Buyer and its Affiliates (including the Transferred Subsidiaries) shall provide GM and its representatives with full access at all reasonable times and on reasonable advance notice to such personnel and books, records and other materials of the Business to the extent they are reasonably necessary for the preparation of, or relate to the matters covered by, the Preliminary Statement, Final Statement, Closing Date Debt and Closing Date Net Working Capital.

          (b) The Buyer shall have 30 days to review the Preliminary Statement from the date of its receipt thereof (the "Review Period"). Upon commencement of the Review Period, the Buyer shall be provided full access to the books, records and work papers of the Sellers to the extent related to the preparation of, or matters covered by, the Preliminary Statement, Final Statement, Closing Date Debt or Closing Date Net Working Capital. The Review Period shall be extended by one (1) Business Day (up to an aggregate maximum of 60 days) for each day that GM fails to respond in full to any reasonable information request from the Buyer concerning any of the matters covered by the Preliminary Statement, Final Statement, Closing Date Debt or Closing Date Net Working Capital. If the Buyer objects to any aspect of the Preliminary Statement, then the Buyer must deliver a written notice of objection (the "Objection Notice") to GM on or prior to the expiration of the Review Period; provided that the Buyer may so object to the Preliminary Statement based only on the existence of mathematical errors therein or on the failure of the Preliminary Statement to be prepared in accordance with the Agreed Accounting Conventions and the definitions of the Closing Date Debt or the Net Working Capital, as applicable, and the other requirements of this
SECTION 3.3. The Objection

Notice shall specify in reasonable detail any adjustment to the Preliminary Statement proposed by the Buyer and the basis therefor, including the specific items proposed to be adjusted and the specific Dollar amount of each such proposed adjustment and an explanation of how such proposed adjustment was calculated. If the Buyer delivers an Objection Notice to GM prior to the expiration of the Review Period in accordance with this SECTION 3.3(B), the Buyer and GM shall, for a period of 15 days thereafter (the "Resolution Period"), attempt in good faith to resolve the matters properly contained therein, and any written resolution, signed by each of the Buyer and GM, as to any such matter shall be final, binding, conclusive and non-appealable for all purposes hereunder. Except to the extent properly challenged in an Objection Notice as provided in this SECTION 3.3(B), or in the event the Buyer does not deliver an Objection Notice to GM in accordance with this SECTION 3.3(B) prior to the expiration of the Review Period, the Buyer shall be deemed to have agreed to the Preliminary Statement in its entirety, which Preliminary Statement or undisputed portions thereof (as the case may be) shall be final, binding, conclusive and non-appealable for all purposes hereunder.

          (c) If, at the conclusion of the Resolution Period, the Buyer and GM have not reached an agreement with respect to all disputed matters properly contained in the Objection Notice, then within 10 days thereafter, the Buyer and GM shall submit for resolution such matters remaining in dispute to Ernst & Young LLP, or if such firm is unavailable or unwilling to so serve, to a mutually acceptable nationally recognized independent accounting firm (the "Neutral Auditor"). Each of GM and the Buyer agrees to execute, if requested by the Neutral Auditor, an engagement letter reasonably satisfactory to such Party. The Neutral Auditor shall act as an arbitrator to resolve (based solely on the written submissions of the Buyer and GM and not by independent review) only those matters properly included in the Objection Notice and still in dispute at the end of the Resolution Period. In resolving such disputed matters, the Neutral Auditor shall (i) limit its review to determining whether, considering all such disputed matters (other than with respect to the Closing Date Debt) together as a whole, the aggregate amount for such matters set forth in the Preliminary Statement (the "GM Proposed Amount") or the aggregate amount for such matters proposed by the Buyer in the Objection Notice (the "Buyer Proposed Amount") was calculated more in accordance with the Agreed Accounting Conventions, (ii) resolve all such disputed matters (other than with respect to the Closing Date Debt) by choosing either the GM Proposed Amount or the Buyer Proposed Amount, whichever was calculated more in accordance with the Agreed Accounting Conventions with respect to such disputed matters, and (iii) determine whether and to what extent (if any) the calculation of the Closing Date Debt set forth in the Preliminary Statement requires adjustment. The Buyer and GM shall direct the Neutral Auditor to render a resolution of all such disputed matters, in accordance with the foregoing, within 30 days after its engagement or such other period agreed upon by the Buyer and GM. The resolution of the Neutral Auditor shall be set forth in a written statement delivered to each of the Buyer and GM and shall be final, binding, conclusive and non-appealable for all purposes hereunder. The Preliminary Statement, once modified and/or agreed to in accordance with SECTION 3.3(B) or this SECTION 3.3(C), shall become the "Final Statement."

          (d) All fees and expenses of the Neutral Auditor shall be borne equally by GM and the Buyer, and each of them shall promptly advance to the Neutral Auditor, upon its request, such Party's share of such fees and expenses. Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Neutral Auditor shall be borne by the Party incurring such cost and expense.

          (e) If the Closing Date Net Working Capital as stated on the Final Statement exceeds One Hundred Fifty-One Million Dollars ($151,000,000) (the "Target Closing Date Net Working Capital"), then the Buyer shall pay to GM an amount equal to such excess, by wire transfer of immediately available funds to the account or accounts designated in writing by GM, within five Business Days after the date on which the Preliminary Statement becomes the Final Statement. If the Target Closing Date Net Working Capital exceeds the Closing Date Net Working Capital as stated on the Final Statement, then GM shall pay to the Buyer an amount equal to such excess, by wire transfer of immediately available funds to the account designated in writing by the Buyer, within five Business Days after the date on which the Preliminary Statement becomes the Final Statement. If the Estimated Closing Date Debt exceeds the Closing Date Debt, as finally determined pursuant to SECTION 3.3(C), then the Buyer shall pay to GM an amount equal to such excess, by wire transfer of immediately available funds to the account or accounts designated in writing by GM, within five Business Days after the date on which the Preliminary Statement becomes the Final Statement. If the Closing Date Debt, as finally determined pursuant to SECTION 3.3(C), exceeds the Estimated Closing Date Debt, then GM shall pay to the Buyer an amount equal to such excess, by wire transfer of immediately available funds to the account designated in writing by the Buyer, within five Business Days after the date on which the Preliminary Statement becomes the Final Statement. Any payment pursuant to this SECTION 3.3(E) will be treated by the Parties as an adjustment to the Purchase Price.

          Section 3.4 Allocation of Purchase Price.

          On or before ninety (90) days following the Closing Date, the Buyer shall prepare and deliver to GM the allocation of the Purchase Price and other consideration paid in exchange for the Purchased Assets, the Transferred Stock, the non-competition agreement set forth in SECTION 7.9 and rights under the Patent and Technology License Agreement prepared in accordance with Section 1060 of the Code and the rules and regulations promulgated thereunder (the "Allocation"). GM shall have thirty (30) days after the delivery of the Allocation to review and consent to the Allocation, which consent shall not be unreasonably withheld, conditioned or delayed. GM and the Buyer each agree to use such Allocation to prepare and file in a timely manner all appropriate Tax filings including, if applicable, the preparation and filing of Form 8594 under
Section 1060 of the Code (or any successor form or successor provision of any future Tax Law), with their respective Tax Returns for the taxable year that includes the Closing Date and to take no position in any Tax Return that is inconsistent with such Allocation; provided, however, that nothing contained herein shall prevent GM and the Buyer from settling any proposed deficiency or adjustment by any Governmental Entity based upon or arising out of the purchase price allocation, and neither GM nor the Buyer shall be required to litigate before any court, any proposed deficiency or adjustment by any taxing authority challenging such allocation. GM shall provide the Buyer and the Buyer shall provide GM with a copy of any information required to be furnished to the Secretary of the Treasury under Section 1060 of the Code.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF GM

     Except as set forth in, and in all cases subject to, the Seller Disclosure Schedules, GM represents and warrants to the Buyer as follows:

          Section 4.1 Organization.

          Each of the Sellers and the Transferred Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Each of the Sellers and the Transferred Subsidiaries is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the ownership or lease of the Business Assets or the conduct of the Business requires such qualification or license, except where the failure to be so qualified or be so licensed would not have a Material Adverse Effect. Each of the Sellers and the Transferred Subsidiaries has all requisite corporate or other organizational power and authority to carry on the Business as currently conducted and to own, lease or use, as the case may be, its Business Assets (to the extent used or currently expected to be used in the Business). GM has made available to the Buyer true and complete copies of the currently effective articles of incorporation and bylaws (and/or other governing and organizational documents) of each Transferred Subsidiary.

          Section 4.2 Authorization of Transaction.

          GM has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and each of the Sellers will have as of the Closing all requisite corporate or other organizational power and authority to execute, deliver and perform the Ancillary Documents to which it is a party. This Agreement has been duly authorized, executed and delivered by GM and constitutes, and each Ancillary Document when executed and delivered by any Seller or the Sellers, as the case may be, shall be duly authorized and shall constitute, a valid and legally binding obligation of the respective Seller or Sellers (assuming that this Agreement and such Ancillary Documents constitute valid and legally binding obligations of the Buyer and its permitted assignees), enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.

          Section 4.3 Noncontravention; Consents.

          (a) Except with respect to required filings or other actions under any applicable Antitrust Laws and the expiration of any applicable waiting or review periods thereunder, the execution and delivery by GM of this Agreement, and by the Sellers of the Ancillary Documents to which they are a party, and the consummation by the Sellers of the transactions contemplated hereby and thereby, do not: (i) violate, contravene or conflict with, in any material respect, or result in a material breach of, any Law to which the Sellers, the Transferred Subsidiaries, the Business or the Business Assets is subject; (ii) violate, contravene or conflict with, or result in a breach of, any provision of the certificates of incorporation, bylaws or other organizational documents of the Sellers or the Transferred Subsidiaries; (iii) result in a material breach of, constitute a material default under, create in any party the right to accelerate, terminate, adversely modify or cancel, or result in the acceleration of, any material obligation of the Sellers or the Transferred Subsidiaries under any Material Contracts; or (iv) result in the creation or imposition of any Lien, other than any Permitted Liens, upon the Business Assets.

          (b) Except with respect to required filings or other actions under any applicable Antitrust Laws and the expiration of any applicable waiting or review periods thereunder, no material notices, Permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities are required for the consummation by the Sellers of the transactions contemplated hereby or by the Ancillary Documents to which they are parties.

          Section 4.4 Business Financial Statements; Absence of Undisclosed Liabilities.

          (a) Set forth on Schedule 4.4(a) is a copy of (i) the audited combined balance sheet for the Business as of the end of the fiscal year of each of 2005 and 2006, and audited combined statement of operations, combined statement of cash flows and combined statement of equity for each of the fiscal years ended 2004, 2005 and 2006, and (ii) an unaudited combined balance sheet of the Business as of March 31, 2007 (the "Recent Balance Sheet"), and the related unaudited combined statement of operations for the three-month period then ended (collectively, the foregoing, the "Business Financial Statements"). The Business Financial Statements (including the notes thereto) were prepared in accordance with GAAP applied consistently with past practices and present fairly in all material respects the financial condition and the results of operations and cash flows of the Business as of the dates and for the periods indicated therein. The audited and unaudited Business Financial Statements have been derived from the consolidated financial statements and accounting records of GM using the historical results of operations and the historical basis of assets and liabilities of the Business and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Business had been operated as an unaffiliated company. The Business Financial Statements include allocations of certain expenses for services and other costs of GM attributable to the Business that are considered to be reasonable. The unaudited Business Financial Statements are subject to normal year-end adjustments (including Tax adjustments) and do not include footnotes.

          (b) The Business does not have any material liabilities or obligations of any nature that would be Assumed Liabilities and would be required to be disclosed, reflected or reserved on an audited balance sheet of the Business prepared in accordance with GAAP applied consistently with past practices (or disclosed in the notes thereto), whether known or unknown, fixed, absolute, accrued, contingent or otherwise, other than liabilities and obligations (i) that are disclosed, reflected or reserved against on the Recent Balance Sheet,
(ii) incurred in the ordinary course of business since the date of the Recent Balance Sheet, (iii) expressly disclosed in or contemplated by this Agreement, the Seller Disclosure Schedules or any Ancillary Document, or (iv) arising under the Purchased Contracts.

          (c) The pro forma financial statements set forth on Schedule 4.4(c) (the "Pro Forma Financial Statements") reflect the pro forma adjustments to the audited financial statements contained in the Business Financial Statements for the items described in Schedule 4.4(c) (the "Pro Forma Adjustments") and not any other adjustments. The Pro Forma Adjustments are in all material respects accurately described in Schedule 4.4(c) and represent GM's best estimate of the material adjustments that are required to be made to such audited financial statements in order to present fairly in all material respects the financial condition and the results of operations and cash flows of the Business.

          Section 4.5 Capitalization.

          At Closing, the Transferred Stock collectively will constitute all of the issued and outstanding capital stock or other equity interests of the Transferred Subsidiaries. Schedule 1.1C sets forth, for each Transferred Subsidiary, (i) all of the authorized capital stock or other equity interests of such Transferred Subsidiary, (ii) all issued and outstanding shares of such capital stock or such other equity interests and (iii) all holders of all such shares of capital stock or such other equity interests. All of the Transferred Stock is duly authorized, validly issued, fully paid and non-assessable. None of the Transferred Stock has been issued in violation of any securities laws, preemptive rights or rights of first refusal or first offer. There are (x) no outstanding securities convertible into or exchangeable for shares of Transferred Stock, (y) no outstanding options, rights or warrants to purchase or subscribe for any such shares and (z) no voting trust, proxy or other agreement or understanding with respect to the voting of Transferred Stock.

          Section 4.6 Title to Transferred Stock.

          Each of the Sellers identified on Schedule 1.1C is the record and beneficial owner of, and has good and valid title to, the shares of the Transferred Stock set forth on Schedule 1.1C, free and clear of any and all Liens other than Permitted Liens, and there are no limitations or restrictions on such Seller's right to transfer such shares to the Buyer pursuant to this Agreement, other than those that may be imposed by applicable securities Laws. Assuming the Buyer has requisite power and authority to be the lawful owner of the Transferred Stock, upon delivery of the Transferred Stock to the Buyer at Closing, good and valid title to the Transferred Stock (free and clear of all Liens) will pass to the Buyer.

          Section 4.7 Absence of Certain Changes.

          Since December 31, 2006, (a) there has not occurred any Material Adverse Effect, (b) except as expressly required or contemplated by this Agreement or any Ancillary Documents, the Sellers and the Transferred Subsidiaries have conducted the operations of the Business in the ordinary course of business consistent with past practices in all material respects and
(c) none of the Transferred Subsidiaries or, with respect to the Business, the Sellers has taken or agreed to take any action that would be prohibited by
SECTION 6.3 if taken after the date hereof.

          Section 4.8 Title and Sufficiency of Assets.

          As of the Closing, the Sellers and the Transferred Subsidiaries will have good title to, a valid license to or leasehold interest in, or other legal rights to possess and use all of the material personal property contained in the Business Assets, free and clear of all Liens, except for Permitted Liens. The Business Assets and Transferred Stock, together with the rights granted to the Buyer under the Ancillary Documents, constitute all of the material assets, rights and properties necessary to conduct the Business in substantially the same manner as presently conducted by the Sellers and the Transferred Subsidiaries as of the date hereof; provided that this SECTION 4.8 does not apply to, and GM does not make any representation or warranty in this SECTION
4.8 with respect to, any Intellectual Property or Software.

          Section 4.9 Contracts.

          (a) Schedule 4.9 lists all Contracts contained in the Business Assets, in each case as of the date of this Agreement, (i) the performance of which is reasonably expected to involve payment or receipt by the Business of aggregate consideration in excess of $50,000,000 in the 12-month period immediately following the date hereof, (ii) pursuant to which the Business is committed to make a capital expenditure or to purchase a capital asset in excess of $5,000,000 that is not contemplated by the fiscal year 2007 capital expenditure budget for the Business, (iii) between the Business or a Transferred Subsidiary, on the one hand, and a Seller or an Affiliate of another Seller, on the other hand, (iv) that contain a non-compete provision or similar covenant restricting the Business or any Transferred Subsidiary from competing with another Person or engaging in any line of business or (v) of the type described in the enumerated list below in this SECTION 4.9(A) (collectively, the "Material Contracts"). The Sellers have made available to the Buyer a correct and complete copy of each Material Contract. Schedule 4.9 lists the following Contracts to which any Transferred Subsidiary is a party or that is, as of the date hereof, contained in the Business Assets:

               (i) any Contract relating to Indebtedness of any Transferred Subsidiary or any guarantee by any Transferred Subsidiary or, with respect to the Business, any Seller of any Indebtedness of any other Person;

               (ii) any joint development or collaboration agreement and any other Contract pursuant to which the Business licenses (as licensee or licensor) any material Intellectual Property or Software;

               (iii) any joint venture contract, partnership agreement, limited liability company agreement or other similar Contract;

               (iv) any Contract relating to the purchase or sale of any business, business unit, division, facility or subsidiary of any Person or any equity interest of, or all or any substantial portion of, the assets of, any business, corporation or other Person (whether by merger, sale of stock, sale of assets or otherwise) in each case either (i) for consideration in excess of $10,000,000 or (ii) under which any Transferred Subsidiary has any obligation or liability (contingent or otherwise) after the date of this Agreement that is reasonably expected to exceed $10,000,000;

               (v) any Contract with "take or pay" provisions, or "requirements" provisions obligating a Person to provide the quantity of goods or services required by another Person;

               (vi) any collective bargaining agreement; and

               (vii) any lease of real property providing for annual rents in excess of $2,000,000.

          (b) Each Material Contract is a valid, binding and enforceable obligation of the applicable Seller (or a Transferred Subsidiary) party thereto and, to the Seller's Knowledge, of the other party or parties thereto, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing and to the Seller's Knowledge, each Material Contract is in full force and effect.

          (c) None of the Sellers or the Transferred Subsidiaries or, to the Seller's Knowledge, any other party thereto is in material breach of or material default under any term of any Material Contract or has repudiated any material term of any Material Contract.

          (d) None of the Sellers or the Transferred Subsidiaries has received any written or, to the Seller's Knowledge, oral notice of termination, cancellation or non-renewal with respect to any Material Contract.

          (e) Except as specifically set forth on Schedule 6.2(a), no consent, approval or authorization of any party to any Material Contract is required for the consummation by the Sellers of the transactions contemplated hereby or by the Ancillary Documents to which they are parties.

          Section 4.10 Real Property.

          (a)  With respect to the Sellers:

               (i) As of Closing, (A) the Sellers own good and valid fee simple title to the Owned Real Property, free and clear of any Lien, except for Permitted Liens; (B) no third party has any option or right of first refusal to acquire the Owned Real Property; and (C) there are no Persons (other than the Sellers or their Affiliates) in possession of the Owned Real Property.

               (ii) As to each respective lease underlying the Leased Real
     Property: (A) such lease is in full force and effect and constitutes the entire agreement to which the applicable Seller is a party with respect to the Leased Real Property leased thereunder; (B) the Seller that is a party to such lease has not assigned, sublet, transferred or conveyed any interest in the leasehold; and (C) the Seller that is a party to such lease is not in receipt of any written or, to the Seller's Knowledge, oral notice of default with respect to such lease.

               (iii) To the Seller's Knowledge, no parcel of Owned Real Property or Leased Real Property is subject to any pending or threatened condemnation Action.

          (b) With respect to the Transferred Subsidiaries:

               (i) The Transferred Subsidiaries do not own any real property.

               (ii) As to each respective lease underlying the Transferred Sub Real Property: (A) such lease is in full force and effect and constitutes the entire agreement to which the applicable Transferred Subsidiary is a party with respect to the Transferred Sub Real Property leased thereunder;
     (B) the Transferred Subsidiary that is a party to such lease has not assigned, sublet, transferred or conveyed any interest in the leasehold; and (C) the Transferred Subsidiary that is a party to such lease is not in receipt of any written or, to the Seller's Knowledge, oral notice of default with respect to such lease.

               (iii) To the Seller's Knowledge, no parcel of Transferred Sub Real Property is subject to any pending or threatened condemnation Action.

          Section 4.11 Permits.

          The Sellers and the Transferred Subsidiaries hold, and have during the past three (3) years complied in all material respects with, all material Permits that are required by any Governmental Entity to conduct the Business as presently conducted or to own or use the Business Assets. Each such Permit is valid, binding and in full force and effect and no holder thereof is in default (or with giving of notice or lapse of time or both, would be in default) under such Permit in any material respect and no proceeding is pending or, to the Seller's Knowledge, threatened, to revoke, suspend, withdraw, terminate or limit such Permit.

          Section 4.12 Intellectual Property.

          (a) Schedule 4.12(a) identifies (i) each registered Mark and application to register the same that is owned by any of the Transferred Subsidiaries or the Sellers and used exclusively in connection with the Business and (ii) each registered Copyright and application to register the same that is owned by any of the Transferred Subsidiaries or the Sellers and used primarily in connection with the Business and in each case, the respective application or registration numbers and dates thereof. With respect to each item of registered Intellectual Property that is listed on Schedule 2.2(a)(ix), and each item of registered Intellectual Property contained in the Licensed Intellectual Property, (i) to the Seller's Knowledge, all necessary registration, maintenance and other filing fees through the date hereof have been timely paid and all necessary documents have been timely filed with the relevant Governmental Entities, (ii) to the Seller's Knowledge, there are no actions to be taken by any Seller or any Transferred Subsidiary within 120 days of the date hereof that if not taken would have a material impact on the Buyer's right to use such item and (iii) one or more of the Transferred Subsidiaries or the Sellers has good title to each such item of registered Intellectual Property listed on Schedule 2.2(a)(ix), free and clear of any Liens other than Permitted Liens.

          (b) The Business Assets, the Licensed Intellectual Property and the Licensed Software contain all of the Intellectual Property and Software owned by or, to the Seller's Knowledge, validly licensed by, the Sellers and/or Transferred Subsidiaries that is necessary to conduct the Business in substantially the same manner as presently conducted by the Sellers and the Transferred Subsidiaries as of the date hereof.

          (c) To the Seller's Knowledge, (i) the operation of the Business as it is presently conducted by the Sellers and the Transferred Subsidiaries does not infringe or misappropriate any Intellectual Property of third parties or any rights of third parties in Software, (ii) the Transferred Subsidiaries and, with respect to the Business, the Sellers have not infringed or misappropriated any Intellectual Property of third parties or any rights of third parties in Software, and (iii) the Sellers and the Transferred Subsidiaries have not received, within the past three (3) years, any written charge, complaint, claim, demand or notice alleging any such infringement or misappropriation.

          (d) To the Seller's Knowledge, (i) no third party is currently in any material respect infringing or misappropriating any of the material Transferred Intellectual Property or the material Licensed Intellectual Property, (ii) none of such Intellectual Property is invalid or unenforceable and (iii) no third-party has challenged in writing the validity or enforceability of any such Intellectual Property.

          (e) The Sellers and the Transferred Subsidiaries have a policy of requiring employees who develop Intellectual Property for the Sellers or the Transferred Subsidiaries, as applicable, to enter into written agreements to assign such Intellectual Property to the Sellers or the Transferred Subsidiaries, as applicable. Each of the Sellers and the Transferred Subsidiaries has taken reasonable steps to enforce such policy and to protect and preserve the confidentiality of all material Technology contained in the Business Assets and Licensed Intellectual Property.

          (f) Schedule 4.12(f) lists all licenses and similar agreements entered into by GM or any of its Affiliates in connection with or in respect of the Licensed Intellectual Property or the Licensed Software that would reasonably be expected to restrict the Buyer's rights to use, exploit or sublicense to others the Licensed Intellectual Property or the Licensed Software with respect to the Exclusively Licensed Products (as such term is defined in the Patent and Technology License Agreement) under the Ancillary Documents, including the Hybrid JV Agreements (all such licenses and similar agreements being referred to as the "GM Third Party Licenses"). GM has made available to the Buyer a true and complete copy of each GM Third Party License.

          (g) Subject to Section 4.7 of the Patent and Technology License Agreement, with respect to the Licensed IP (as defined in the Patent and Technology License Agreement) other than Third-Party IP (as defined in the Patent and Technology License Agreement), Licensor (as defined in the Patent and Technology License Agreement) is the sole owner of such Licensed IP or otherwise has the right to grant the Buyer the licenses granted under the Patent and Technology License Agreement with respect to such Licensed IP; provided that this SECTION 4.12(G) is not a representation or warranty regarding infringement, misappropriation or other unauthorized use or a representation or warranty that no other Persons have the right to use any Technology. Without limiting the foregoing, subject to Section 4.7 of the Patent and Technology License Agreement, Licensor has not granted any license that conflicts with those granted under the Patent and Technology License Agreement with respect to Exclusively Licensed Products (as defined in the Patent and Technology License Agreement).

          (h) Notwithstanding anything to the contrary in this Agreement, SECTIONS 4.3 (with respect to Material Contracts relating to Intellectual Property), 4.7, 4.9 (with respect to Material Contracts relating to Intellectual Property), 4.14 and 4.20 and this SECTION 4.12 contain the sole and exclusive representations and warranties of GM hereunder with respect to Intellectual Property or Software (or rights therein), including any arising under any Laws regarding infringement, misappropriation or other unauthorized use of Intellectual Property.

          Section 4.13 Legal Compliance.

          Since January 1, 2005, (a) the conduct of the Business and the operation of the Business Assets by the Sellers and the Transferred Subsidiaries have complied in all material respects with all applicable Laws, (b) no Action has been filed or commenced or, to the Seller's Knowledge, threatened, against the Sellers or the Transferred Subsidiaries alleging any failure to so comply, and (c) no Seller or Transferred Subsidiary has (i) received any written notice alleging any failure to so comply or (ii) conducted any internal investigation in connection with which outside legal counsel was retained for the purpose of conducting or assisting with such investigation with respect to any actual, potential or alleged failure to so comply, except with respect to the Actions set forth on Schedule 2.3(a)(vii) and for any of the foregoing of this SECTION
4.13 that would not be (with respect to Actions against the Sellers only) an Assumed Liability. GM and its Affiliates are, and at all times have been, in material compliance with the terms of the Consent Decree.

          Section 4.14 Litigation.

          There are no Actions pending or, to the Seller's Knowledge, threatened, (a) against or affecting the Sellers or the Transferred Subsidiaries relating to the Business or the Business Assets that, if adversely determined, would reasonably be expected to result in the imposition on the Buyer, the Business or the Transferred Subsidiaries of damages in an amount in excess of $5,000,000 individually or $20,000,000 in the aggregate, that would be an Assumed Liability, or result in the imposition of any equitable relief that would be materially adverse to the Business or the Transferred Subsidiaries, or
(b) that question the validity of this Agreement or any of the Ancillary Documents, or any action taken or to be taken by the Sellers in connection with this Agreement or any of the Ancillary Documents. None of the Transferred Subsidiaries or, with respect to the Business, the Sellers is subject to any outstanding material injunction, judgment or judicial order, decree or ruling that would be adverse to the Business or the Transferred Subsidiaries from and after the Closing.

          Section 4.15 Employees and Employee Benefits.

          (a) Schedule 4.15(a) sets forth a list of all currently effective collective bargaining agreements, memoranda of understanding or other labor agreements with any union or labor organization representing the Transferred Employees. With respect to the conduct of the Business: (i) there are no, and have been no within the last three (3) years, strikes, work stoppages or material labor disputes pending, or to the Seller's Knowledge, threatened, that involve any of the current or former employees of the Business; and (ii) to the Seller's Knowledge, no union organization campaign is in progress, or was in progress within the last three (3) years, with respect to Transferred Employees who are nonunion employees, and no question concerning representation exists respecting such nonunion employees.

          (b) Schedule 4.15(b) lists, by country, all material Benefit Plans, and specifically identifies any Benefit Plan solely sponsored or maintained by a Transferred Subsidiary. As soon as reasonably practicable following the date hereof, the Sellers shall update Schedule 4.15(b) to list all Benefit Plans. "Benefit Plans" means all employee benefit plans, programs, policies, agreements or other arrangements, including any Employee Welfare Benefit Plan, any Employee Pension Benefit Plan, and any bonus, incentive, deferred compensation, vacation, severance, change in control, employment or fringe benefit plan, program or agreement, in each case that are sponsored, maintained or contributed to by the Sellers or the Transferred Subsidiaries for the benefit of current or former employees of the Business.

          (c) All Benefit Plans comply and have been administered in form and in operation, in all material respects in accordance with their terms, the terms of any applicable collective bargaining agreement and with all applicable requirements of Law (including ERISA and the Code).

          (d) Each Benefit Plan that is intended to meet the requirements of a "qualified plan" under section 401(a) of the Code has received a determination from the Internal Revenue Service that such Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could reasonably be expected to materially adversely affect the qualified status of any such Benefit Plan.

          (e) No Benefit Plan exists that would reasonably be expected to result in (i) the payment to any current employee of the Business or the Transferred Subsidiaries of any money or other property, or accelerate or provide any other rights or benefits, in each case, that is or would be an Assumed Liability or a liability of any Transferred Subsidiary that is not an Excluded Liability, or
(ii) the forgiveness of any Indebtedness of such employee that is or would be a Business Asset, in the case of both clauses (i) and (ii), as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any other event).

          Section 4.16 Environmental Matters.

          (a) Environmental consultants retained by the Sellers conducted environmental assessments of certain of the Transferred Real Property and the Transferred Sub Real Property and prepared final environmental assessment reports, including all related environmental sampling and analytical data ("Environmental Assessments"). Schedule 4.16(a) sets forth a list of Environmental Assessments. The Environmental Assessments listed on Schedule 4.16(a) have been delivered to the Buyer. In addition, to the Seller's Knowledge, GM has provided correct and complete copies of all Phase I and Phase II environmental reports, including a discussion of all soil and groundwater sampling, completed in the last five years, in their control or possession relating to the Business, the Transferred Real Property and the Transferred Sub Real Property.

          (b) The Business is, and for the past two (2) years has been, in material compliance with all applicable Environmental Laws, which includes obtaining, maintaining and complying with all Permits issued under Environmental Laws. No Seller or any Transferred Subsidiary has received any written notice regarding any unresolved actual or alleged material violation of Environmental Laws, and no Actions arising under Environmental Laws or with respect to Hazardous Materials are pending or, to the Seller's Knowledge, threatened, in each case, that is or would be an Assumed Liability or a liability of any Transferred Subsidiary that is not an Excluded Liability with respect to the Business, the Transferred Real Property or the Transferred Sub Real Property.

          (c) Neither the Sellers nor any Transferred Subsidiary has received any written request for information, or been notified in writing that it is a potentially responsible party, under CERCLA or equivalent state laws with respect to any Transferred Real Property or Transferred Sub Real Property, or that any Transferred Real Property or Transferred Sub Real Property is listed or proposed for listing on the "National Priority List" under CERCLA or any similar list maintained by any state or other Governmental Entity, except in each case to the extent such matters are Excluded Liabilities. Neither the Sellers nor any Transferred Subsidiary has received any written notice that it is subject to potential liability or corrective action under RCRA or equivalent state laws with respect to the Business, any Transferred Real Property, or any Transferred Sub Real Property.

          (d) To the Seller's Knowledge, there have been no Releases of any Hazardous Materials at any Transferred Real Property or Transferred Sub Real Property, except as permitted pursuant to Environmental Laws or except in an amount, concentration or of a nature which would not reasonably be expected to result in a material liability to the Buyer.

          (e) Notwithstanding anything to the contrary in this Agreement, this
SECTION 4.16 contains the sole and exclusive representations and warranties of GM with respect to compliance with any Environmental Laws.

          Section 4.17 Tax Matters.

          (a) The Transferred Subsidiaries have timely filed with the appropriate Governmental Entities all Tax Returns required to be filed. The Sellers have timely filed with the appropriate Governmental Entities all Tax Returns required to be filed with respect to the Purchased Assets and the income and operations of the Business. All such Tax Returns of the Transferred Subsidiaries and the Sellers are true, complete, and correct in all material respects.

          (b) The Transferred Subsidiaries have paid or will pay prior to the Closing all Taxes that have accrued or are due and payable, in each case in respect of a Pre-Closing Tax Period, other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income. The Sellers have paid or discharged or will pay in full or will discharge all Taxes the nonpayment of which would result in a Lien on the Purchased Assets or the Transferred Stock in the hands of the Buyer.

          (c) There are no Liens for Taxes upon the Business Assets, other than Permitted Liens.

          (d) The transactions contemplated by this Agreement are not subject to Tax withholding pursuant to the provisions of section 3406 or subchapter A of chapter 3 of the Code, or to the Tax withholding provisions of any other applicable Law.

          (e) None of the Transferred Subsidiaries (or the Sellers insofar as any such matter pertains to the Purchased Assets or the income and operations of the Business) has waived any statute of limitations with respect to Taxes, or agreed to any extension of time with respect to an assessment or deficiency of Taxes, except to the extent that the foregoing does not or would not relate or give rise to an Assumed Liability or liability of any Transferred Subsidiary that is not an Excluded Liability.

          (f) Schedule 4.17(f) sets forth each of the Sellers that is not a United States Person within the meaning of the Code.

          (g) There is no audit or, to the Seller's Knowledge, other matter in controversy, with respect to any Taxes due and owing by any of the Transferred Subsidiaries (or the Sellers insofar as any such matter pertains to the Purchased Assets or the income and operations of the Business), and there is no Tax deficiency or claim assessed or, to the Seller's Knowledge, proposed or threatened (whether orally or in writing) against any of the Transferred Subsidiaries (or the Sellers insofar as any such deficiency or claim pertains to the Purchased Assets or the income and operations of the Business), in each case other than in respect of any such audits, controversies, deficiencies, assessments, or proposed assessments that are being contested in good faith.

          (h) The Transferred Subsidiaries have withheld all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and such withheld Taxes have either been duly paid to the proper Governmental Entity or set aside in accounts for such purpose.

          (i) The Transferred Subsidiaries have no liability for the Taxes of any other person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee, successor or by contract or otherwise.

          (j) No claim has ever been made in writing by a Governmental Authority in a jurisdiction where any of the Transferred Subsidiaries does not file Tax Returns that such Transferred Subsidiary is or may be subject to taxation by that jurisdiction.

          (k) No Transferred Subsidiary has any obligation under any Tax allocation or sharing agreement, and after the Closing Date, no Transferred Subsidiary shall be a party to, bound by or have any obligation under any such Tax allocation or sharing agreement or have any liability thereunder for amounts due in respect of Pre-Closing Tax Periods.

          (l) No Transferred Subsidiary will be required to recognize income in a Tax period or portion thereof ending after the Closing Date that is attributable to any transaction occurring in, or a change of accounting method made for, a Tax period ending on or prior to the Closing Date that resulted in deferred reporting of income from such transaction or change in accounting method.

          Section 4.18 Customers and Suppliers.

          Schedule 4.18 sets forth a complete and correct list of the ten largest customers and the ten largest suppliers (each measured by Dollar volume of sales and purchases as the case may be) of the Business as of and for each of the last two fiscal years, and the amount of such business done (by Dollar volume of sales and purchases as the case may be) with each such customer or supplier as of and for each such year. To the Seller's Knowledge, since January 1, 2007, no Transferred Subsidiary or Seller has received any written notice from any such customer or supplier that such customer or supplier has ceased, or will cease, to purchase or sell, as applicable, any material amount of products or services to or from the Transferred Subsidiaries or, with respect to the Business, the Sellers or will or intends to substantially reduce such purchases or sales, as applicable.

          Section 4.19 Accounts Receivable.

          The accounts receivable contained in the Business Assets (i) arise from bona fide transactions and (ii) to the Seller's Knowledge, the Sellers and the Transferred Subsidiaries have not received written notice of any valid claims or set offs or other defense or counterclaims with respect to such accounts receivable.

          Section 4.20 Related Party Transactions.

          None of GM or its Affiliates (including the Sellers and the Transferred Subsidiaries) is a party to any material Contract that is primarily related to the Business and that is not contained in the Business Assets, and neither GM nor any Affiliate of GM is a counterparty to any Material Contract that is contained in the Business Assets.

          Section 4.21 Product Liability; Product Warranties.

          To the Seller's Knowledge, since January 1, 2006, (i) the products sold by the Business and the services provided by the Business have complied in all material respects with applicable Laws and (ii) there have not been any defects or deficiencies in any such products or services that would result in a claim or claims against the Business that would have a Material Adverse Effect.
Schedule 4.21 sets forth copies of the standard written warranties of the Business with respect to its products and services. To the Seller's Knowledge, neither any Seller, in respect of the Business, nor any Transferred Subsidiary (or any predecessor thereto) has manufactured, sold or distributed any products containing asbestos or asbestos-containing materials.

          Section 4.22 Brokers' Fees.

          None of the Sellers nor any of their Affiliates has engaged or has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or the Ancillary Documents for which the Buyer would become liable.

          Section 4.23 Government Contracts.

          (a) (i) To the Seller's Knowledge, none of the Transferred Subsidiaries, Transferred Employees or, with respect to the Business, the Sellers, is or during the last three (3) years has been (except as to routine security investigations) under administrative, civil or criminal investigation, indictment or information by any Governmental Entity and (ii) during the last three (3) years, none of the Transferred Subsidiaries or, with respect to the Business, the Sellers, has made a voluntary disclosure with respect to any material irregularity, misstatement or omission arising under or relating to a Government Contract or any other material violation of Law by any of the Transferred Subsidiaries or, with respect to the Business, the Sellers. For purposes of this Agreement, "Government Contract" means any Contract that is (x) between any Transferred Subsidiary or, with respect to the Business, any Seller and a Governmental Entity or (y) entered into by any Transferred Subsidiary or, with respect to the Business, any Seller as a subcontractor (at any tier) in connection with a Contract between another Person and a Governmental Entity.

          (b) There are (i) no outstanding material claims against any Transferred Subsidiary or, with respect to the Business, any Seller, by a Governmental Entity or by any prime contractor, subcontractor or vendor or other Person arising under any Government Contract and (ii) no material disputes presently existing between any Transferred Subsidiary or, with respect to the Business, any Seller, and the U.S. Government under the Contract Disputes Act or any other federal statute or between any Transferred Subsidiary or, with respect to the Business, any Seller, and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract.

          (c) None of the Transferred Subsidiaries or the Sellers nor any of the Transferred Employees is (or during the last ten (10) years has been) (i) suspended or debarred from doing business with a Governmental Entity or (ii) the subject of a finding of non-responsibility or ineligibility for U.S. Government or non-U.S. Government contracting. During the past five (5) years, no Government Contract has been terminated for default on the part of any Transferred Subsidiary or, with respect to the Business, any Seller. No termination for convenience, cure notice or show cause notice is currently in effect with respect to any Government Contract.

          (d) Final indirect cost rates with respect to the Government Contracts have been established for all years prior to 2005.

          Section 4.24 Business Relationships.

          To Seller's Knowledge, no Transferred Subsidiary or, with respect to the Business, any Seller or Seller Affiliate has a customer, supplier or other business relationship with, or is a party to any contract with, any Person (a) organized or domiciled in or that is a citizen of, Balkans, Bahrain, Burma (Myanmar), Cuba, Iran, Liberia, North Korea, Sudan, Syria or Zimbabwe (including any Governmental Entity within any such country) or (b) that appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Controls in the United States Department of the Treasury or in the Annexes to the United States Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism.

          Section 4.25 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.

          EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV OR ANY ANCILLARY DOCUMENT, NEITHER GM NOR ANY OF THE OTHER SELLERS MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN CONNECTION WITH OR WITH RESPECT TO ANY OF THE BUSINESS ASSETS, THE ASSUMED LIABILITIES, THE TRANSFERRED STOCK, THE BUSINESS OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE BUYER, INCLUDING WITH RESPECT TO ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE, TITLE, NON-INFRINGEMENT, OR ENVIRONMENTAL MATTERS. ALL OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY DISCLAIMED. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV OR ANY ANCILLARY DOCUMENT, GM AND THE SELLERS ARE SELLING, ASSIGNING AND TRANSFERRING THE PURCHASED ASSETS AND TRANSFERRED STOCK TO THE BUYER ON AN "AS-IS, WHERE-IS" BASIS.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Sellers as follows:

          Section 5.1 Organization.

          The Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Buyer is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where such qualification or license is required, except where the failure to be so qualified or be so licensed would not have a material adverse effect on the Buyer's ability to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents (a "Buyer Material Adverse Effect"). The Buyer has all requisite corporate power and authority to carry on its business as currently conducted and as proposed to be conducted after the Closing.

          Section 5.2 Authorization of Transaction.

          The Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement and each of the Ancillary Documents to which it is a party. This Agreement constitutes, and each of the Ancillary Documents when executed and delivered by the Buyer shall constitute, a valid and legally binding obligation of the Buyer (assuming that this Agreement and such Ancillary Documents constitute valid and legally binding obligations of the other parties thereto), enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.

          Section 5.3 Noncontravention; Consents.

          (a) Except with respect to required filings or other actions under any applicable Antitrust Laws and the expiration of any applicable waiting or review periods thereunder and except as set forth on Schedule 4.3(a), the execution and delivery by the Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by the Buyer of the transactions contemplated hereby and thereby, do not: (i) violate any Law to which the Buyer or its assets is subject; (ii) conflict with or result in a breach of any provision of the organizational documents of the Buyer; or (iii) create a breach, default, termination, cancellation or acceleration of any obligation under any Contract to which the Buyer is a party or by which the Buyer or any of its assets or properties are bound or subject, except for any of the foregoing in the case of clauses (i) and (iii) that would not have a Buyer Material Adverse Effect.

          (b) Except with respect to required filings or other actions under any applicable Antitrust Laws and the expiration of any applicable waiting or review periods thereunder and except as set forth on Schedule 4.3(b), no notices, permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities are required for the consummation by the Buyer of the transactions contemplated hereby or by the Ancillary Documents to which it is a party, other than such of the foregoing that, if not given or obtained, would not have a Buyer Material Adverse Effect.

          Section 5.4 Litigation.

          As of the date of this Agreement, there are no Actions pending or, to the knowledge of the Buyer, threatened, that question the validity of this Agreement or any of the Ancillary Documents, or any action taken or to be taken by the Buyer in connection with this Agreement or any of the Ancillary Documents, other than such of the foregoing that would not have a Buyer Material Adverse Effect.

          Section 5.5 Availability of Funds.

          Upon consummation of the financing transactions contemplated by the equity commitment letters furnished by Carlyle Partners IV, L.P. and Onex Partners II LP and the commitment letters attached hereto as Schedule 5.5 (the "Commitment Letters"), the Buyer will have access to immediately available funds in a quantity sufficient to pay the Closing Payment and to perform all of its obligations pursuant to, and to consummate the transactions contemplated by, this Agreement and each of the Ancillary Documents to which it is a party.

          Section 5.6 Brokers' Fees.

          Neither the Buyer nor any of its Affiliates has engaged or has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any of the Sellers or their Affiliates would become liable.

          Section 5.7 LIMITATIONS ON GM'S REPRESENTATIONS AND WARRANTIES.

          THE BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV OR ANY ANCILLARY DOCUMENT, NEITHER GM NOR ANY OF THE OTHER SELLERS MAKES, AND THE BUYER IS NOT RELYING ON, ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN CONNECTION WITH OR WITH RESPECT TO ANY OF THE BUSINESS ASSETS, THE ASSUMED LIABILITIES, THE TRANSFERRED STOCK, THE BUSINESS OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE BUYER, INCLUDING WITH RESPECT TO ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE, TITLE, NON-INFRINGEMENT OR ENVIRONMENTAL MATTERS, AND THAT ALL OTHER REPRESENTATIONS AND WARRANTIES ARE DISCLAIMED BY GM AND THE OTHER SELLERS. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV OR ANY ANCILLARY DOCUMENT, THE BUYER IS PURCHASING THE PURCHASED ASSETS AND TRANSFERRED STOCK ON AN "AS-IS, WHERE-IS" BASIS.

                                   ARTICLE VI
                              PRE-CLOSING COVENANTS

     The Buyer and GM agree to the following with respect to the period prior to the Closing:

          Section 6.1 General.

          (a) Each of the Parties shall, and GM shall cause the Sellers and the Transferred Subsidiaries to, use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done, as soon as reasonably practicable, all things necessary, proper or advisable (subject to any Laws) to consummate the Closing and the other transactions contemplated by this Agreement, including the negotiation, execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement or the Ancillary Documents. None of the Parties shall, without prior written consent of the other Parties, take or fail to use reasonable efforts to take, or permit their respective Affiliates to take or fail to use reasonable efforts to take, any action, that would reasonably be expected to prevent or materially impede, interfere with or delay the consummation, as soon as reasonably possible, of the transactions contemplated by this Agreement or the Ancillary Documents; provided that nothing in this SECTION 6.1 shall require a Party to cure any breach or inaccuracy with respect to any representation or warranty contained in this Agreement or any Ancillary Documents.

          (b) Between the date hereof and the Closing, each Party hereby agrees to take any action that would be required to be taken by such Party under the provisions of the

Employee Matters Agreement set forth in Schedule 6.1(b) as if the Employee Matters Agreement was in effect as of the date hereof.

          (c) GM shall cooperate with the Buyer, as necessary and at the Buyer's expense, to enable the Buyer to obtain a facility security clearance ("FCL") at the level required to perform certain classified Government Prime Contracts and to effect transfer of personnel security clearances from GM's FCL to the Buyer's FCL as and when required.

          (d) As promptly as practicable following the date hereof, GM and the Buyer shall each use its commercially reasonable efforts to obtain a domestic non-availability determination from the U.S. Secretary of Defense that compliant specialty metal of satisfactory quality and sufficient quantity, and in the required form, cannot be procured as and when needed by the Business.

          (e) In the event that the UAW executes the MOU, but with modifications that constitute either an Adverse Buyer Modification or an Adverse GM Modification, the Parties will work together in good faith, and exercise commercially reasonable efforts, in order to identify an appropriate GM Cure or Buyer Cure, as applicable; provided that the foregoing shall in no way obligate GM to effect a GM Cure or the Buyer to effect a Buyer Cure.

          Section 6.2 Notices and Consents.

          (a) Prior to the Closing Date and subject to SECTION 6.2(D) below, GM shall use commercially reasonable efforts to give, or to cause the other Sellers to give, all notices directed to be given by the Buyer and to obtain, or to cause the other Sellers to obtain, those consents, approvals or authorizations of third parties, in each case, under the Material Contracts that are set forth on Schedule 6.2(a).

          (b) Prior to the Closing Date, GM and the Buyer shall, and GM shall cause the other Sellers to, use commercially reasonable efforts to obtain all material consents, approvals or authorizations of all Governmental Entities that are, or will become, necessary for the consummation of the transactions contemplated by this Agreement, including any material consents, approvals or authorizations required by any of the Permits, and the Parties shall cooperate with each other in seeking any such consents, approvals or authorizations and making any filings or notifications with any Governmental Entity required in connection with the transactions contemplated hereby or otherwise as reasonably requested by any of the Parties, but in each case, excluding any consents, approvals and authorizations under any Antitrust Laws other than the HSR Act and any Required Antitrust Filings.

          (c) Each of the Buyer and GM, or the relevant Affiliate of either such Party, shall (i) within ten (10) Business Days following the execution and delivery of this Agreement, file all notifications and related materials that are required under (A) the HSR Act and (B) those non-U.S. antitrust or competition Laws (the "Antitrust Laws") set forth on Schedule 6.2(b) (the "Required Antitrust Filings"), it being understood that the commencement of the European Union Merger Review Process and the filing of a preliminary Form CO with the European Union Commission shall constitute the making of the antitrust filing required in the European Union for the purpose of meeting the ten (10) Business Day filing requirement, (ii) use commercially reasonable efforts to obtain early termination of the applicable waiting period or expedited review, as applicable, of such notifications and related materials and (iii) take further actions and make all further filings pursuant thereto. In connection with the foregoing, each Party shall (x) promptly notify the other Party of any written communication to that Party or its Affiliates from any Governmental Entity and, subject to applicable Law, provide the other Party with a copy of any written communication to any of the foregoing and (y) not participate in any substantive meeting or discussion with any Governmental Entity in respect of any filing, investigation or inquiry concerning the transactions contemplated by this Agreement or the Ancillary Documents unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate in such meeting or discussion.

          (d) In connection with and without limiting the generality of the foregoing, for purposes of this SECTION 6.2, commercially reasonable efforts of the Parties shall be deemed to include (i) offering to enter into, and entering into, any settlement, undertaking, consent decree, stipulation or agreement or agreeing to any order regarding antitrust matters in connection with any objections of any Governmental Entity to the transactions contemplated hereby and (ii) offering to divest to others and/or hold separate, and divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to, any portion of its and/or the business, assets or properties of its Subsidiaries, other than any such action pursuant to clause(s) (i) and/or (ii) that would require any divestiture, holding separate or sale (by whatever means) of (or any agreement to do any of the foregoing) any material assets of GM and the Buyer.

          (e) The Buyer shall be responsible for the payment of 100 percent of the amount of any fees required in connection with the filing of any notifications and related materials that are required under the HSR Act or in connection with the Required Antitrust Filings.

          (f) Notwithstanding anything to the contrary contained herein, (i) neither the Sellers nor any Transferred Subsidiary shall be required to make any expenditure or incur any liability in connection with such efforts and (ii) the Buyer acknowledges and agrees that, except with respect to the HSR Act and the Required Antitrust Filings as provided in SECTION 8.1(A) and except as provided in SECTION 8.2(E) and SECTION 8.2(F), the successful procurement of any consent, approval or authorization of any third party is not a condition to the Buyer's obligation to effect the Closing. Notwithstanding anything to the contrary contained herein, and except as otherwise provided under any Ancillary Document, the Buyer further agrees that, so long as the Sellers have complied with their obligations under this SECTION 6.2, no representation, warranty, covenant or agreement of the Sellers contained herein shall be breached or deemed breached, and no condition of the Buyer (other than SECTION 8.1(A), SECTION 8.1(B), SECTION 8.2(E) and SECTION 8.2(F)) shall be deemed not to be satisfied, solely as a result of the failure to obtain any consent, approval or authorization.

          Section 6.3 Conduct of the Business.

          Except as set forth on Schedule 6.3, as otherwise required or contemplated hereby or with the written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), the Sellers and the Transferred Subsidiaries shall: (a) maintain and operate the tangible Purchased Assets in good operating condition and repair, ordinary wear and tear excepted;
(b) operate the Business in the ordinary course of business, in substantially the same manner as conducted prior to the date hereof, including with respect to managing current assets and current liabilities in a manner consistent with past practice; (c) use commercially reasonable efforts to preserve and maintain the goodwill associated with the Business and its relationships with the Transferred Employees and the material customers suppliers and distributors of, and others doing business with, the Business; (d) use commercially reasonable efforts to maintain in effect all material Permits; and (e) use commercially reasonable efforts to keep available the services of present officers and management employees (as a group) of the Business. Without limiting the generality of the foregoing, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), and except as set forth on
Schedule 6.3, none of the Transferred Subsidiaries or, with respect to the Business, the Sellers will:

               (i) make any amendment or change in the articles of incorporation, bylaws or comparable organizational or governing documents of the Transferred Subsidiaries or effect any merger, consolidation, reorganization or recapitalization;

               (ii) sell, lease, transfer or assign any material assets, tangible or intangible, outside of the ordinary course of business or pursuant to a Contract in existence as of the date hereof (or entered into in compliance with this SECTION 6.3), or permit any material asset to become subject to a Lien, other than Permitted Liens;

               (iii) make any capital expenditures in excess of $5,000,000 in the aggregate in excess of amounts contemplated by the fiscal year 2007 capital expenditure budget for the Business (a true and correct copy of which has been made available to the Buyer);

               (iv) issue, sell or otherwise dispose of any of the capital stock or other equity interests of the Transferred Subsidiaries, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of such capital stock or other equity interests;

               (v) declare, set aside, or pay any dividend or make any distribution with respect to the capital stock or other equity interests of the Transferred Subsidiaries or redeem, purchase or otherwise acquire or reclassify, combine, split or subdivide any of such capital stock or other equity interests;

               (vi) waive any material rights other than in the ordinary course of business;

               (vii) (A) except for normal periodic increases in the ordinary course of business and consistent with past practices, increase the compensation or benefits payable or to become payable to any Transferred Employee or officer, director or employee of a Transferred Subsidiary; (B) other than as required by a plan or Contract in existence as of the date hereof (or entered into in compliance with this SECTION 6.3), grant or make, contingently or otherwise, any bonus, incentive compensation, service award or other benefit for or to the credit of any Transferred Employee or officer, director or employee of a Transferred Subsidiary; or (C) enter into any new employment, severance, termination pay or change of control agreement to which any of the Transferred Subsidiaries or, with respect to the Transferred Employees, the Sellers is a party, which provides for payments exceeding $250,000 per year per individual;

               (viii) change any accounting methods, practices, principles or policies, other than as required by applicable Law or GAAP or make any Tax election, settle or compromise any Tax liability, amend any material Tax Return or, with respect to any of the Transferred Subsidiaries, enter into any material agreement with respect to Taxes, including any agreement to extend the statute of limitations with respect to material Taxes;

               (ix) revalue any of its respective assets, including writing off notes or accounts receivable or revaluing inventory, except as required by GAAP;

               (x) make any acquisitions or effect any disposition of any Person (other than an individual) or any division, business or business unit of any Person or any equity security of or equity interest in any Person;

               (xi) settle or compromise any material claim or Action (whether or not commenced prior to the date of this Agreement);

               (xii) adopt, amend, terminate or enter into any Material Contract (other than the entry into customer contracts in the ordinary course of business); or

               (xiii) commit or agree to any of the foregoing;

provided that nothing in this SECTION 6.3 shall prohibit (x) the Sellers from using cash and cash equivalents to pay Indebtedness or from removing any and all cash and cash equivalents from the Transferred Subsidiaries at any time, and from time to time, prior to the Closing with prior notice to, and consent of, the Buyer, which consent will not be unreasonably withheld, conditioned or delayed, except that (i) the Buyer may not withhold, condition or delay such consent unless there would be an adverse Tax consequence to the Buyer or the respective Transferred Subsidiary caused by such payment or removal or such payment or removal would violate Law and (ii) for this purpose, the use, for United States federal income Tax purposes, of foreign Tax credits attributable to the operations of the Transferred Subsidiaries during any Pre-Closing Tax Periods shall not be deemed to impose any adverse Tax consequence on the Buyer or the Transferred Subsidiaries, (y) the Sellers from terminating or permitting to expire the leases pursuant to which the Allison New Lease Facilities are being leased as of the date hereof or (z) the assignment of any Intellectual Property and Software contemplated by the form attached hereto as Exhibit O.

          Section 6.4 Access to Business.

          Except as may be prohibited by Law, by the terms of any Contract or under any confidentiality agreement, or as may be required to preserve legal privilege, the Sellers and the Transferred Subsidiaries shall, upon reasonable notice, permit representatives of the Buyer to have reasonable access during normal business hours and under reasonable circumstances to personnel, premises, properties, assets, books and records, contracts and documents pertaining to the Business or the Business Assets; provided that such personnel, premises, properties, assets, books and records, contracts and documents are reasonably required by the Buyer to timely consummate the transactions contemplated hereunder; provided, further that the Buyer may not conduct or cause to be conducted any intrusive or invasive environmental testing at any of the properties of the Sellers, including any of the Transferred Real Property or the Transferred Sub Real Property, unless and until prior written authorization for such testing is obtained from GM. If any requested disclosure would cause any loss of a legal privilege or require consent under any agreement, the Parties shall use commercially reasonable efforts to make appropriate alternative disclosure arrangements (e.g., the entry into an appropriate joint defense agreement in connection with affording access to such information) or to obtain any required consent. Notwithstanding the foregoing, prior to the Closing, the Sellers shall grant to the Buyer full access to the International Facilities for the purpose of permitting the Buyer to continue its environmental due diligence of such facilities, including permitting the Buyer to conduct, subject to any restrictions under Law or the provisions of the leases underlying such leased facilities, such Phase II or other similar environmental testing as it may reasonably request (the "International Facilities Testing"); provided, however, that the Buyer shall provide notice to GM prior to conducting any testing, that such testing shall be conducted in a manner so as not to unreasonably interfere with the conduct of the Business at such facilities, and that any testing shall be performed in accordance with applicable Law.

          Section 6.5 Notice of Developments.

          Each Party shall give prompt written notice to the other Party of (a) any statement or information contained in such other Party's representations and warranties (or Schedules thereto) that is incomplete or inaccurate or (b) the occurrence of any Material Adverse Effect or Buyer Material Adverse Effect, as applicable.

          Section 6.6 Ancillary Documents.

          On the Closing Date, the Buyer shall (or, in accordance with SECTION 11.5, shall cause one or more of its Affiliates to, and GM shall (or shall cause one or more of its Affiliates to), execute and deliver each of the Ancillary Documents to which such Person or Affiliate is to be a party as contemplated by this Agreement.

          Section 6.7 Union Matters.

          Subject to the restrictions placed on the Buyer pursuant to this
SECTION 6.7, the Buyer and GM shall use commercially reasonable efforts to obtain the consent of the UAW to the consummation of the transactions contemplated by this Agreement as they relate to the UAW Facilities, including the sale of the UAW Facilities. The Buyer shall not, directly or indirectly, have any communications with the UAW, or otherwise engage in any activities relating to the UAW, in either case that would reasonably be expected to have an adverse effect on the ability of GM and the Buyer to obtain such consent of the UAW. With respect to its communications, the Buyer shall not advise the UAW that it will not assume and honor the Union Agreements covering Transferred Employees or that its offer to purchase the Business is dependent upon it obtaining amendments or modifications to such Union Agreements. Notwithstanding any other provision in this Agreement or the Employee Matters Agreement, neither GM nor the Buyer shall be obligated to take any action or make concessions to obtain such UAW consent, other than the Buyer's commitment to assume the UAW Agreement at the Closing.

          Section 6.8 Financing.

          As promptly as practicable, between the date hereof and the Closing, the Buyer shall use its commercially reasonable efforts to obtain the financing contemplated by the Commitment Letters or, if such financing becomes unavailable, alternative financing on terms acceptable to the Buyer (the "Financing"). GM agrees to provide, and shall cause the Sellers and the Transferred Subsidiaries and their respective employees (including all management employees of Allison), accountants, consultants, agents and other representatives, to provide all reasonable cooperation (including with respect to timeliness) in connection with the arrangement of the Financing as may be reasonably requested by the Buyer (provided that the Buyer uses its commercially reasonable efforts at all times to obtain the Financing and that such requested cooperation does not unreasonably interfere with the ongoing operations of GM or the Business), including, subject to the foregoing proviso, (i) reasonable participation in meetings, drafting sessions, road shows, bank meetings and due diligence sessions, (ii) using commercially reasonable efforts to furnish the Buyer and its financing sources with financial and other pertinent information regarding the Transferred Subsidiaries and the Business as may be reasonably requested by the Buyer, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), and of type and form, and for the periods, customarily included in private placements under Rule 144A of the Securities Act to consummate the offering of debt securities contemplated by the Commitment Letters at the time during the Business' fiscal year such offering will be made (together with any consents necessary to include such information in any bank book, Rule 144A offering memorandum or other presentation to financing sources, the "Required Financial Information"), (iii) reasonably assisting the Buyer and its financing sources in the preparation of (A) offering, information or syndication documents for the Financing (the "Offering Documents") and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of the Buyer and its financing sources in connection with the Financing, (v) providing and executing documents as may be reasonably requested by the Buyer, and using commercially reasonable efforts to obtain consents of accountants for use of their reports in any materials relating to the Financing, (vi) reasonably facilitating the pledging by the Buyer of collateral as of the Closing and (vii) using commercially reasonable efforts to obtain accountants' comfort letters, surveys and title insurance as reasonably requested by the Buyer; provided that none of the Transferred Subsidiaries or any Seller shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing. The Buyer shall, (i) promptly upon request by any Seller, reimburse such Seller for all reasonable out-of-pocket costs incurred by any Transferred Subsidiary or Seller in connection with any such cooperation, including the fees and expenses of any advisor retained by management of the Business at the request of the Buyer prior to the date hereof incurred in connection with services specifically authorized by the Buyer and (ii) indemnify and hold harmless GM, the Sellers and the Transferred Subsidiaries and their respective directors, officers, employees, agents and representatives from and against any and all Losses suffered or incurred by them in connection with the Financing and any information utilized in connection therewith (other than written information specifically provided by GM, the Sellers or the Transferred Subsidiaries for inclusion in the Offering Documents). In the event that the Buyer becomes aware of any event or circumstances that makes procurement of any portion of the Financing unlikely to occur, the Buyer shall promptly notify GM and shall use its commercially reasonable efforts to arrange the alternative financing described above.

          Section 6.9 Termination of Intercompany Agreements.

          Except for the Ancillary Documents, any assignments of Intellectual Property and Software as contemplated by SECTION 6.3, the Assumed Liabilities that constitute rebate liabilities and obligations in connection with the sale referred to in SECTION 2.2(A)(I)(B) and the Contracts listed on Schedule 6.9, all Contracts between GM or any of its Subsidiaries (other than the Transferred Subsidiaries), on the one hand, and any of the Transferred Subsidiaries, on the other hand, shall be terminated and of no further force and effect after the Closing, with no liabilities on the part of any party thereto. Notwithstanding the foregoing, all intercompany trade accounts, whether payables or receivables, arising in the ordinary course of business between GM or any of its Subsidiaries (other than the Transferred Subsidiaries), on the one hand, and any of the Transferred Subsidiaries, on the other hand, as of the Closing shall continue in full force and effect from and after the Closing and shall be paid in accordance with the terms thereof, or, if no such terms are specified, then in accordance with GM's MNS-2 system which provides, on average, for payment on the second day of the second month following the date of the invoice, and all other intercompany accounts between GM or any of its Subsidiaries (other than the Transferred Subsidiaries), on the one hand, and any of the Transferred Subsidiaries, on the other hand, shall be extinguished by payment on or prior to the Closing Date of the full balance payable.

          Section 6.10 Treatment of Synthetic Lease.

          GM shall terminate that certain lease effective as of April 5, 2002 by and between GM and Auto Facilities Real Estate Trust 2001-1 and the financing related thereto as it relates to the property located at 5902 Decatur Boulevard, Indianapolis, Indiana (the "Decatur Boulevard Property") and shall take all other action necessary (i) for GM to own prior to the Closing, good and valid fee simple title to the Decatur Boulevard Property, free and clear of any Liens, except for Permitted Liens, or (ii) to cause the lessor under the above referenced lease to convey directly to the Buyer, at the Closing, good and valid fee simple title to the Decatur Boulevard Property, free and clear of any Liens, except for Permitted Liens.

          Section 6.11 Waiver of Right of First Refusal.

          Between the date hereof and the Closing Date, GM shall use commercially reasonable efforts to obtain prior to the Closing a written waiver with respect to the consummation of the transactions contemplated by this Agreement from the Board of Park Commissioners of the City of Indianapolis of its right of first refusal to purchase three (3) parcels of land located at 4700 West 10th Street, Indianapolis, Indiana, as more fully described in that certain Special Ordinance No. 6, 1967 passed by the City of Indianapolis on February 6, 1967 (the "Indianapolis Right of First Refusal"), which written waiver shall be in a form reasonably acceptable to the Buyer (such waiver, the "ROFR Waiver").

                                   ARTICLE VII
                             POST-CLOSING COVENANTS

     The Buyer and GM agree to the following with respect to the period following the Closing:

          Section 7.1 General.

          In the event that at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, each of the Parties shall, and GM shall cause the Sellers to, take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, at the sole cost and expense of the requesting Party (unless otherwise specified herein).

          Section 7.2 Post-Closing Consents; Nonassignable Contracts.

          Subject to SECTION 7.11 with respect to Government Prime Contracts:

          (a) The Sellers and the Buyer each shall use commercially reasonable efforts after the Closing Date to obtain any consents, approvals or authorizations of any third parties (other than for COTS Licenses) that are not obtained prior to the Closing Date and that are required in connection with the transactions contemplated by this Agreement; provided that none of the Sellers or the Buyer shall be required to make any expenditure or incur any liability in connection with such efforts.

          (b) Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Purchased Contract is not capable of being transferred by the Sellers to the Buyer pursuant to this Agreement without the consent, approval or authorization of a third party, and such consent, approval or authorization is not obtained prior to the Closing, or if such transfer or attempted transfer would constitute a breach or a violation of the Purchased Contract or any Law (each a "Specified Consent"), nothing in this Agreement shall constitute an assignment or transfer or an attempted assignment or transfer thereof.

          (c) In the event that (i) any such Specified Consent is not obtained on or prior to the Closing Date or (ii) as of the Closing, the Business has not entered into Contracts replacing the Contracts to which a Seller is a party and that pertain primarily to the Business but are not contained in the Purchased Assets (the Contracts referred to in this clause (ii), the "Excluded Shared Contracts"), the Sellers shall use commercially reasonable efforts to, or to cause one of their Affiliates to use commercially reasonable efforts to: (i) provide to the Buyer all of the benefits of the applicable Purchased Contract or Excluded Shared Contract; (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Buyer, including accepting such reasonable direction as the Buyer shall request of such Seller or Affiliate; and (iii) enforce at the request and expense of the Buyer and for the account of the Buyer, any rights of the Sellers arising from any such Purchased Contract or Excluded Shared Contract; provided that no Seller shall be required to make any expenditure or incur any liability in connection with any such activities described in clauses (i) through (iii) above, unless reimbursed by the Buyer for the full amount of any such expenditure or liability; provided that this SECTION 7.2(C) shall not apply to COTS Licenses.

          (d) If the Buyer is provided all of the benefits received by the Sellers under any Purchased Contract or Excluded Shared Contract pursuant to
SECTION 7.2(C), the Buyer shall perform and discharge when due the obligations, and assume the liabilities, of the Sellers under such Purchased Contract or Excluded Shared Contract to the extent arising out of or relating to the Business, for the benefit of the Sellers and the other party or parties thereto.

          (e) Once a Specified Consent is obtained, the applicable Purchased Contract shall be deemed to have been automatically assigned and/or transferred to the Buyer on the terms set forth in this Agreement with respect to the other Purchased Contracts transferred and assumed at the Closing, and without limiting the generality of the foregoing, the obligations and liabilities of the Sellers under such Purchased Contracts shall be deemed to be Assumed Liabilities, and the rights of the Sellers under such Purchased Contracts shall be deemed to be Purchased Assets. Once the Buyer has entered into a Contract replacing an Excluded Shared Contract, the rights and obligations of the Parties under this
SECTION 7.2 shall cease with respect to such Excluded Shared Contract. Notwithstanding anything to the contrary, all of the obligations of the Sellers and the Buyer under this SECTION 7.2 shall cease with respect to all Excluded Shared Contracts 120 days after the Closing Date.

          (f) The Buyer agrees that, so long as the Sellers have complied with their obligations under ARTICLES IV AND VI and, after the Closing, this SECTION 7.2, none of the Sellers shall have any liability whatsoever to the Buyer arising out of or relating to the failure to obtain any consents, approvals or authorizations that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the breach, violation, acceleration or termination of any Contract as a result thereof.

          (g) Without limiting the generality of the foregoing, with respect to any Purchased Contract for which a Specified Consent is not obtained on or prior to the Closing Date and that is a lease of Leased Real Property, the Buyer shall enter into a sublease containing the same terms and conditions as such lease (unless the lease by its terms prohibits such subleasing arrangement), and entry into and compliance with such sublease shall satisfy the obligations of the Parties under SECTION 7.2(C) until the Specified Consent is obtained and the Purchased Contract assigned and/or transferred in accordance with SECTION 7.2(E).

          Section 7.3 Litigation Support.

          In the event and for so long as either Party is actively contesting or defending against any actual or potential Action brought by a third party in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Business, the other Party shall reasonably cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel and provide such access to its non-privileged books and records as may be reasonably requested in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless such contesting or defending Party is entitled to indemnification therefor under ARTICLE IX, in which case, the costs and expense shall be borne by the Parties in accordance with ARTICLE IX). Notwithstanding the foregoing, this SECTION 7.3 shall not apply to Actions with respect to which the Parties are in dispute as to whether one of the Parties has an obligation to provide indemnification under ARTICLE IX.

          Section 7.4 Compliance with the WARN Act.

          The Buyer shall have full responsibility under the WARN Act and any other similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff for all obligations to the Transferred Employees who are terminated or laid off by the Buyer. For the avoidance of doubt, the Buyer's obligations under this SECTION 7.4 include (i) all obligations triggered under the WARN Act and such other U.S., state, local and non-U.S. statutes and regulations requiring prior notice of a plant closing or mass layoff, which are triggered, in whole or in part, by the Buyer's actions or omissions, including the failure to employ or continue to employ from and after the Closing Date some or all of the Transferred Employees who accept employment with the Buyer on or prior to the Closing Date and become employees of the Buyer and (ii) all liabilities to Business Employees under the WARN Act incurred by any Sellers as a result, in whole or in part, of the Buyer's failure to provide the Sellers with reasonable advance notice of the termination or lay off of Transferred Employees by the Buyer.

          Section 7.5 Apportioned Obligations.

          The Parties agree that any Apportioned Obligations, and any refund, rebate or similar payment received by the Sellers or the Buyer for any Taxes that are Apportioned Obligations, will be apportioned between the Sellers and the Buyer as follows:

          (a) For Apportioned Obligations not described in SECTION 7.5(B), GM agrees to indemnify the Buyer for the amount of such Apportioned Obligations that would be payable if the relevant year or period ended on the Closing Date.

          (b) For all Apportioned Obligations relating to ad valorem or property Taxes, GM agrees to indemnify the Buyer for the amount of such Apportioned Obligations that are determined by multiplying (i) the amount of such Apportioned Obligations for the entire Straddle Period, by (ii) a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.

          (c) GM will pay Apportioned Obligations that are due and payable on or prior to the Closing Date, and invoice the Buyer for any part of that amount apportioned to the Buyer. The Buyer will pay Apportioned Obligations that are due and payable after the Closing Date and invoice GM for any part of that amount apportioned to GM.

          (d) GM and the Buyer shall share the costs of any inquiry, examination or proceeding by a Governmental Entity in proportion to the fraction determined in this SECTION 7.5 with respect to the nature of the obligation in dispute.

          Section 7.6 Agreements Regarding Tax Matters.

          (a) The Sellers (or an Affiliate of the Sellers other than the Transferred Subsidiaries) shall prepare and timely file all Tax Returns in respect of the Purchased Assets or the Transferred Subsidiaries for all Pre-Closing Tax Periods. The Buyer shall prepare and timely file all Tax Returns that are required to be filed in respect of the Purchased Assets or the Transferred Subsidiaries for all Straddle Periods.

          (b) GM and the Buyer shall provide each other with such assistance and non-privileged information relating to the Purchased Assets as may reasonably be requested in connection with the preparation of any Tax Return or the performance of any audit, examination or any other proceeding by any taxing authority relating to any Tax Return, whether conducted in a judicial or administrative forum. GM and the Buyer shall retain and provide to the other Party all non-privileged records and other information which may be relevant to any such Tax Return, audit, examination or any other proceeding.

          (c) Except as provided below, GM, together with the other Sellers, shall exercise exclusive control over the handling, disposition and settlement of any inquiry, examination or proceeding by a Governmental Entity (or that portion of any inquiry, examination or proceeding by a Governmental Entity) that could result in a determination with respect to Taxes due or payable by GM or any other Seller, or the Transferred Subsidiaries for any taxable period ending on or before the Closing Date (a "GM Tax Claim"). The Buyer shall notify GM in writing promptly upon learning of any such inquiry, examination or proceeding; provided, however, no failure or delay by the Buyer to provide notice of such inquiry, examination or proceeding shall reduce or otherwise affect the obligation of GM or any Seller hereunder except to the extent such person is actually prejudiced thereby. The Buyer and its Affiliates shall cooperate with GM, as GM may reasonably request and at GM's expense, in any GM Tax Claim. Neither the Buyer nor any of its Affiliates shall extend, without GM's prior written consent, the statute of limitations for any Tax of the Transferred Subsidiaries for any Pre-Closing Tax Period. Notwithstanding the foregoing, (i) GM shall keep the Buyer informed regarding the progress and substantive aspects of any GM Tax Claim that involves a Pre-Closing Tax Period of a Transferred Subsidiary (a "Transferred Subsidiary Tax Claim"), including providing the Buyer with all written materials relating to such Tax proceeding received from the relevant Governmental Entity and all written materials submitted to such Governmental Entity by GM or any Seller and (ii) the Buyer shall be entitled to participate in any Transferred Subsidiary Tax Claim, including having an opportunity to comment on any written materials prepared in connection with any Transferred Subsidiary Tax Claim and attending any conferences relating to any Transferred Subsidiary Tax Claim.

          (d) Neither Party (nor any Affiliate of such Party) shall agree to settle any Tax liability or compromise any claim with respect to Taxes, which settlement or compromise may affect the liability for Taxes hereunder (or right to Tax benefit) of the other Party, without the other Party's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.


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

          (e) If the Buyer or an Affiliate of the Buyer receives a refund with respect to Taxes for which the Sellers or any of their Affiliates are wholly or partially responsible under SECTION 2.3(B)(V) or SECTION 7.5 hereof (other than any refund reflected as an asset in the calculation of Closing Date Net Working Capital), the Buyer or such Affiliate shall pay, within 30 days following the receipt of such refund, the amount of such refund attributable to GM. If the Sellers or an Affiliate of the Sellers receives a refund with respect to Taxes relating to the Business or the Purchased Assets in a Post-Closing Tax Period or for which the Buyer is wholly or partially responsible under SECTION 7.5 hereof, the Sellers or such Affiliate shall pay, within 30 days following the receipt of such refund, the amount of such refund attributable to the Buyer.

          (f) Notwithstanding anything else contained herein, GM and the Buyer shall (i) each pay one-half of all amounts that are required to be paid in respect of any transfer, sales, use, recording, value-added or similar Taxes (including any registration and/or stamp Taxes, levies and duties) that may be imposed by reason of the sale, assignment, transfer and delivery of the Purchased Assets; and (ii) timely file all Tax Returns required to be filed in connection with the payment of such Taxes (and GM and the Buyer, as applicable, shall be responsible for all penalties and interest related to a late filing or error in filing related to such Tax Returns).

          Section 7.7 Agreements Regarding Environmental Matters.

          (a) GM will, and will cause the Sellers to, comply with their obligations with respect to the Allison Indy Transmission Facilities under the Performance Based Corrective Action Agreement between the United States Environmental Protection Agency ("U.S. EPA") and GM for the Allison Transmission Facility, dated April 22, 2005 (the "Corrective Action") until such time as GM receives written acknowledgment in the form of a "No Further Action" or equivalent determination from the U.S. EPA that GM's corrective action obligations are complete, subject to controls, with respect to the entire site; provided that, without limiting the generality of SECTION 2.3(B), the Buyer will be liable for any Losses to the extent relating to any Release caused by Buyer after the Closing.

          (b) The Buyer agrees that the Allison Indy Transmission Facilities shall be subject to the following deed restrictions on use:

               (i) the Buyer shall prohibit all uses of the Allison Indy Transmission Facilities that are not compatible with the land use restrictions placed on the property in accordance with the Corrective Action with the consent of the Buyer (not to be unreasonably withheld, conditioned or delayed), otherwise subject to this SECTION 7.7;

               (ii) the Buyer shall manage, at its own cost, all soils, media and/or debris that are excavated or disturbed on the Allison Indy Transmission Facilities by the Buyer in accordance with all applicable state and federal Environmental Laws;

               (iii) except as provided in SECTION 7.7(B)(IV), the Buyer shall prohibit any construction of wells or other devices to extract groundwater for consumption, irrigation, or any other use, except for wells and devices that are part of or consistent with the Corrective Action or for purposes of monitoring groundwater quality;

               (iv) dewatering wells or other devices for maintenance or construction purposes are permitted, provided the dewatering, including management and disposal of the groundwater, is conducted in accordance with all applicable local, state, and federal Environmental Laws and does not result in a material violation of Environmental Laws

     (it being understood that the Buyer will use commercially reasonable efforts to complete construction and maintenance projects without constructing wells or other devices to extract groundwater and, to the extent construction of wells and similar devices is necessary in connection with any such construction or maintenance activity (notwithstanding the Buyer's exercise of such efforts), the Buyer will cooperate with GM to complete the construction of such wells and similar devices in a manner consistent with the Corrective Action);

               (v) the Buyer shall use commercially reasonable efforts not to unreasonably interfere with the operation of any technology, treatment or other activities engaged in by GM or its Affiliates in accordance with their obligations under the Corrective Action;

               (vi) if the Buyer contemplates actions which will materially interfere with the operation of any technology, treatment or other activities engaged in by GM or its Affiliates in accordance with their obligations under the Corrective Action, the Buyer shall provide prior notice to GM of its intent to take such action; and

               (vii) if the Buyer intends to transfer any interest in the Allison Indy Transmission Facilities, the Buyer shall provide notice thereof to the U.S. EPA Region 5 and the Indiana Department of Environmental Management ("IDEM") at least twenty-one (21) days prior to consummating any such transfer. The Buyer shall not transfer any interest in the Allison Indy Transmission Facilities unless the transferee agrees in writing to comply with the terms and conditions of this SECTION 7.7 that are applicable to the Buyer and GM is provided the right thereunder to enforce such written agreement against such transferee.

          (c) The Buyer agrees that the Owned Real Property shall be subject to the deed restrictions on use set forth in Schedule 7.7.

          (d) GM and its Affiliates shall have the right to undertake response activities that they have determined in their discretion and judgment should or must be conducted under the Corrective Action or otherwise under applicable Environmental Laws to comply with the Corrective Action so long as such activities do not unreasonably interfere with the current or proposed conduct of the Business at the time the response activity is undertaken, consistent with
SECTION 7.7(L). GM agrees to reimburse the Buyer for reasonable and documented out-of-pocket expenses incurred by the Buyer in connection with response activities requested by GM. In no event will GM or its Affiliates be obligated to conduct any response activities pursuant to this SECTION 7.7 to address contamination at the Allison Indy Transmission Facilities in order to achieve levels of cleanup more stringent than those required under the Corrective Action and consistent with the industrial usage of the Allison Indy Transmission Facilities.

          (e) GM reserves its right to challenge any U.S. EPA or IDEM decisions in connection with the Corrective Action process.

          (f) Upon request, GM shall provide the Buyer with copies of all final reports, data, sampling results and written communications with Governmental Entities created following the Closing Date in connection with the Corrective Action. To the extent that GM is proposing or considering accepting deed or land use restrictions on the Allison Indy Transmission Facilities with respect to such Corrective Action (other than those set forth in SECTION 7.7(B)(I) through

SECTION 7.7(B)(VII)), GM shall consult with the Buyer prior to proposing or accepting such restrictions. GM shall not agree to any deed or land use restrictions that unreasonably limit the Buyer's use of the Allison Indy Transmission Facilities for commercial or industrial purposes, and any proposed deed restrictions shall be subject to the Buyer's reasonable approval. The Buyer shall have a right to be present in person or by phone in any substantive discussions or negotiations that GM or its Affiliates is having with any Governmental Entities regarding the Corrective Action (provided that such participation shall be limited to providing information requested in such negotiations and listening to such negotiations) and the Buyer shall not independently engage in any discussions or negotiations with such Governmental Entities regarding the response activities of GM or its Affiliates under the Corrective Action, except to the extent that GM has not satisfied its obligations pursuant to this SECTION 7.7 following notice to GM of any deficiency and an opportunity to cure such deficiency. The Buyer agrees that it will promptly notify GM of any material contact by or with any Governmental Entity or any other Person relating to the Corrective Action.

          (g) The Buyer agrees to cooperate with GM and its representatives, if such cooperation is required or reasonably requested, in obtaining after Closing any requisite governmental approvals, consents, waivers, permits or deed notifications/restrictions at GM's expense, in connection with all such activities undertaken by GM and its Affiliates in accordance with the Corrective Action.

          (h) At any time after the Closing, upon reasonable notice to the Buyer and at reasonable times, GM and its representatives shall have reasonable access to the Allison Indy Transmission Facilities to undertake and complete activities required under the Corrective Action, so long as such activities do not unreasonably interfere with the current or proposed conduct of the Business at such facilities at the time the activities are undertaken, consistent with
SECTION 7.7(L). All such response activities shall be performed in a good and workmanlike manner and in accordance with applicable Laws governing work safety and construction. GM shall not permit any construction Liens to be filed against such property in connection therewith. The Deed transferring the Allison Indy Transmission Facilities to the Buyer as part of the Purchased Assets will provide GM with an easement for GM to access the Allison Indy Transmission Facilities at reasonable times and upon reasonable prior notice for all such activities to be conducted by GM and its representatives, which easement will be subject to the limitations described in this SECTION 7.7(H).

          (i) In undertaking activities in furtherance of its obligations under the Corrective Action, GM agrees to exercise commercially reasonable efforts to avoid interfering with the Buyer's development of and operations at the Allison Indy Transmission Facilities; provided that, due to the nature of GM's obligations under the Corrective Action, the Buyer acknowledges that some interference may occur in a manner that does not unreasonably interfere with the conduct of the Business at such facilities. The Buyer acknowledges that in any event GM must comply with the Corrective Action, and the Buyer will exercise its reasonable efforts to avoid interfering with the activities of the Sellers in furtherance of their obligations under the Corrective Action. In the event the U.S. EPA or any other Governmental Entity is proposing or requiring that GM take actions that would materially adversely interfere with the Buyer's ability to conduct operations at the Allison Indy Transmission Facilities, or to undertake construction or development at the Allison Indy Transmission Facilities as described in its development plans (to the extent that they have been prepared at the time of such proposed or required action and are otherwise in conformance with the provisions of this SECTION 7.7), GM will notify the Buyer promptly, and the Buyer shall have the right to participate in such discussions/negotiations with U.S. EPA or other Governmental Entity. If the proposed remedial options materially interfere with the Buyer's ability to undertake construction or development planned for the Allison Indy Transmission Facilities, the Buyer shall promptly notify GM thereof with reasonably detailed information describing such planned activities. In no event shall any remedial options proposed by GM pursuant to the Corrective Action materially interfere with the Buyer's ability to conduct operations at the Allison Indy Transmission Facilities, or to undertake such construction or development at the Allison Indy Transmission Facilities that is planned or reasonably anticipated at the time the remedial option is proposed, consistent with SECTION 7.7(L). In no event, however, will GM or any of its Affiliates be liable or responsible for any consequential, incidental, exemplary, special or punitive damages or Losses, including loss of profits, loss of business opportunity or Losses related to construction/development delay or interference with operations, in connection with its activities in furtherance of its obligations under the Corrective Action, if any.

          (j) In addition to the use restrictions set forth in SECTION 7.7(B) hereof, the Buyer acknowledges that the activities of the Sellers in furtherance of their obligations under the Corrective Action may result in temporary restrictions on the Buyer's use of certain areas of the Allison Indy Transmission Facilities in a manner that does not unreasonably interfere with the conduct of the Business at such facilities. The Buyer further acknowledges that these activities may also require certain equipment, such as investigation, construction and remediation equipment to be temporarily located in areas of the Allison Indy Transmission Facilities. Upon completion of their activities, Sellers shall promptly remove any equipment brought on-site to conduct these activities and restore any areas of the Allison Indy Transmission Facilities impacted by their activities in furtherance of their obligations under the Corrective Action to a condition substantially similar to that existing prior to such activities, unless otherwise agreed in writing by the Parties.

          (k) The parties agree that GM shall be responsible for all fees, costs and expenses incurred by the Buyer and its Subsidiaries as a result of any injury to persons or damage or destruction of property caused by GM or its agents or independent contractors in connection with GM's conduct of the Corrective Action and any of the activities contemplated by SECTION 7.7(M); provided that, GM shall be provided with notice of any claim for fees, costs or expenses within thirty (30) days of the Buyer's discovery of the injury, damage or destruction.

          (l) At the time of GM's proposal of any material remedial option with respect to the Allison Indy Transmission Facilities, GM will provide the Buyer with a reasonably detailed description of the proposed remedial option and may request (a "GM Information Request") that the Buyer, within 30 days of receipt of any GM Information Request, provide GM with a written statement (the "Proposed Use Statement") (i) setting forth the anticipated expansion, construction, development and maintenance activities and other changes to the manner in which the Buyer conducts its business at the facilities subject to the Corrective Action reasonably anticipated by the Buyer at such time for the five
(5) year period commencing on the date of the GM Information Request and (ii) identifying any material interference with the conduct of the Buyer's business at such facilities (as proposed to be modified in the Proposed Use Statement) that the Buyer believes would be caused by the remedial option proposed by GM. For the purpose of this SECTION 7.7, the "proposed conduct" of the Buyer's business at the facilities subject to the Corrective Action as of the date of any Proposed Use Statement will be deemed to include only (x) the conduct of the Business at such facilities as conducted on such


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date and as described in such Proposed Use Statement, (ii) the construction and maintenance activities described in such Proposed Use Statement and (iii) other ordinary course maintenance activities.

          (m) At any time after the Closing, upon reasonable notice to the Buyer and at reasonable times, GM and its representatives shall have reasonable access to the Eagle Creek Technology Center, 6040 W. 62nd Street, Indianapolis, Indiana, to undertake and complete activities required under LUST Incident # 200310504, so long as such activities do not unreasonably interfere with the current or proposed conduct of the Business at such facility at the time the activities are undertaken. All such response activities shall be performed in a good and workmanlike manner and in accordance with applicable Laws governing work safety and construction. GM shall not permit any construction Liens to be filed against such property in connection therewith.

          Section 7.8 Use of Excluded Marks.

          As promptly as practicable following the Closing, but in no event later than 90 days after the Closing Date, the Buyer shall cease, and shall cause its Affiliates (including the Transferred Subsidiaries) to cease, using the Excluded Marks in any form, whether by removing, permanently obliterating, covering or otherwise eliminating all Excluded Marks that appear on any Business Asset, including all signs, promotional or advertising literature, labels, stationery, business cards, office forms and packaging materials. During such time period, the Buyer may exhaust its inventory of such Business Assets in existence as of immediately prior to the Closing; provided that the Buyer shall not, and shall cause its Affiliates (including the Transferred Subsidiaries) not to, take any action that could detract from or impair the goodwill associated with such Excluded Marks. Neither the Buyer nor any of its Affiliates (including the Transferred Subsidiaries) shall, following such 90-day period, use any Excluded Mark or other Mark that is likely to cause confusion with any of the Excluded Marks or be associated with GM, any other Sellers or any of their Affiliates after the Closing Date.

          Section 7.9 Non-Competition.

          (a) Without limiting and subject to the provisions below, GM, with respect to its transmission business (other than the Business), on the one hand, and the Business, on the other hand, each expect that for the foreseeable future they will continue and grow their respective existing transmission businesses, which in the case of GM (other than with respect to the Business) is currently focused on manufacturing transmissions for use in vehicles sold by GM, in substantially the same manner as in the past and, in accordance with SECTION 7.9(D), will work together to ensure that customers may choose the best transmissions available for the customers' applications. Schedule 7.9(a) sets forth in summary form examples of how this SECTION 7.9 addresses certain applications, but is not intended to be comprehensive. In the event of any conflict or inconsistency between this SECTION 7.9 and Schedule 7.9(a), this
SECTION 7.9 shall control.

          (b) For a period of 10 years from and after the Closing Date, except as otherwise set forth in SECTION 7.9(C):

               (i) the Buyer shall not, and shall cause its Subsidiaries not to, use the Purchased Assets, the Transferred Employees, the Licensed Intellectual Property or the Licensed Software to design, manufacture, re-manufacture, sell or attempt to sell, or license or otherwise authorize others to design, manufacture, re-manufacture, sell or


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     knowingly attempt to sell, Buyer Restricted Products for use anywhere in the world or manufacture, distribute or sell replacement parts or support equipment therefor (collectively, the activities described in this clause
     (i), a "Buyer Competing Business"); and

               (ii) the Sellers shall not, and shall cause their Subsidiaries not to, design, manufacture, re-manufacture, sell or attempt to sell, or license or otherwise authorize others to design, manufacture, re-manufacture, sell or knowingly attempt to sell, GM Restricted Products for use anywhere in the world or manufacture, distribute or sell replacement parts or support equipment therefor (collectively, the activities described in this clause (ii), a "Seller Competing Business," and together with a Buyer Competing Business, a "Competing Business");

               (iii) provided that with respect to any products manufactured or sold for use in Europe, the obligations of the Buyer and the Sellers pursuant to this SECTION 7.9(B) shall apply only for a period of 5 years from and after the Closing Date and such activities under clauses (i) and
     (ii) will cease to be Competing Businesses at such time; and

               (iv) provided, further, that for purposes of this SECTION 7.9, the term "design" means to have a formal design program that has been approved by management and funded.

          (c) Notwithstanding anything to the contrary in SECTION 7.9(B):

               (i) the Sellers may manufacture, re-manufacture or sell GM Non-Restricted Products for use anywhere in the world; provided that no license or sublicense may be granted by the Sellers or any GM Qualified Subsidiary with respect to Licensed Intellectual Property or Licensed Software for use in manufacturing, selling or distributing any GM Non-Restricted Products having a gross vehicle weight rating of more than 3500 kg, other than licenses and sublicenses (with no right to further sublicense) by GM to any GM Qualified Subsidiary; provided, further, that no stockholder or other equityholder of any Qualified GM Subsidiary (other than GM or any wholly-owned Subsidiary of GM) shall be provided access to any Licensed Intellectual Property or Licensed Software;

               (ii) each Party and its Subsidiaries may manufacture, re-manufacture or sell, or license or otherwise authorize others to manufacture, re-manufacture or sell, any products for use by the other Party and its Subsidiaries;

               (iii) subject to the terms of the Business to GM Edge Agreement, the Sellers and their Subsidiaries may use Automatic Transmissions designed and manufactured by other transmission suppliers in any vehicle sold by the Sellers or their Subsidiaries;

               (iv) the Buyer and its Subsidiaries may re-sell Automatic Transmissions designed and manufactured by other transmission suppliers if re-sold for use in Vocational Vehicles, Buyer Military Vehicles and Off-Road Products;


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               (v) the Parties and their respective Subsidiaries may manufacture or sell Automatic Transmissions for use in GMT 900 4500 Platforms as permitted by SECTION 7.9(J); and

               (vi) the Parties and their respective Subsidiaries may manufacture, distribute or sell replacement parts or support equipment for any products that they are permitted to manufacture or sell under this
     SECTION 7.9.

          (d) (i) The Parties may consult and use commercially reasonable efforts to reach agreement on appropriate modifications or exceptions to this
SECTION 7.9 and, if applicable, the scope of the licenses granted under the Patent and Technology License Agreement (including with respect to exclusivity), if a situation arises where a customer would not accept one Party's transmission for a particular vehicle application but would accept the other Party's transmission for that application, and such other Party is prohibited by this
SECTION 7.9 from selling such transmission to that customer; provided, however, that neither Party will solicit customers during the term of this SECTION 7.9 for the sale of products by such Party if such sale would be prohibited by this
SECTION 7.9 but for the provisions of this SECTION 7.9(D)(I) for the purpose or intent of circumventing this SECTION 7.9(D), implicating or invoking this
SECTION 7.9(D)(I) or giving rise to a customer inquiry that would implicate this
SECTION 7.9(D)(I). Neither GM and/or its Subsidiaries, on the one hand, nor the Buyer and/or its Subsidiaries, on the other hand, (each, a "Soliciting Party") will be considered to be in violation of the non-solicitation restrictions set forth in the proviso contained in the immediately preceding sentence as a result of an inquiry from a customer concerning the purchase or sale of products that such Soliciting Party is prohibited from selling that arise from otherwise permitted solicitations if, in response to such inquiry, the Soliciting Party refers the customer in question to the other Party with respect to such inquiry, rather than soliciting such customer to purchase the Soliciting Party's products in response to such inquiry. Toward that end, lead sales representatives from each Party will meet periodically to discuss such situations and provide recommendations to their respective management personnel concerning appropriate modifications or exceptions to this SECTION 7.9 and the Parties will use reasonable efforts to coordinate and communicate concerning the result of any opportunity referred by a Soliciting Party to the other Party pursuant to the immediately preceding sentence.

               (ii) During the applicable period described in SECTION 7.9(B), GM will provide the Buyer with a right of "first offer" (as set forth in this SECTION 7.9(D)(II)) for Hybrid Propulsion Systems that the Sellers or their Subsidiaries desire to sell for use in Vocational Vehicles so that the Buyer could instead purchase such systems from the Sellers or their Subsidiaries for the Buyer to re-sell. GM will notify the Buyer of the Sellers' or their Subsidiaries' desire to commence marketing a specific product which is a Hybrid Propulsion System (a "Hybrid Product") for use in Vocational Vehicles or to enter into a particular sales transaction for Hybrid Propulsion Systems for use in Vocational Vehicles (a "Transaction"), and the Buyer will have 60 days from the date of such notice to offer GM a commercially-reasonable proposal under which the Buyer would purchase such systems for the Buyer to re-sell in connection with the Transaction or otherwise. If the Buyer makes such an offer, then GM and the Buyer will negotiate in good faith to reach a commercially-reasonable agreement based on the Buyer's proposal; provided that the pricing for such systems will be at GM Cost plus eight percent (8%). When evaluating the reasonableness of the Buyer's proposal and such agreement, GM and the Buyer will take into account the commercial terms (other than price), if any, that GM and the Buyer have offered to other OEMs for similar Hybrid Propulsion Systems. If the


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Buyer does not make any such offer or if GM and the Buyer are unable to reach agreement within 120 days after the date of GM's notice, then the Sellers and their Subsidiaries shall be free to enter into the Transaction with a third party or market such Hybrid Product, as applicable, and shall have no further obligation to the Buyer under this SECTION 7.9(D)(II) with respect to the particular product in question, and the restrictions in SECTION 7.9(B) shall no longer apply to such Transaction. Notwithstanding anything to the contrary, this
SECTION 7.9(D)(II) does not apply to E(P)40/50 Hybrid Products.

          (e) In furtherance of the non-compete restrictions set forth in
SECTION 7.9(B), (i) the Buyer agrees that, during the applicable period described in SECTION 7.9(B), neither the Buyer nor any of its Subsidiaries will knowingly sell any Buyer Restricted Products or replacement parts or support equipment therefor to any distributor or dealer that, to the knowledge of the Buyer or such Subsidiaries, primarily distributes such products for use in Non-vocational Vehicles or GM Military Vehicles (except as the Buyer and its Subsidiaries would be permitted under SECTION 7.9(C)) and (ii) GM agrees that, during the applicable period described in SECTION 7.9(B), neither GM nor any of its Subsidiaries will knowingly sell any GM Restricted Products or replacement parts or support equipment therefor to any distributor or dealer that, to the knowledge of GM or such Subsidiaries, primarily distributes such products for use in Vocational Vehicles, Buyer Military Vehicles or Off-Road Products (except as the Sellers and their Subsidiaries would be permitted under SECTION 7.9(C)).

          (f) Notwithstanding SECTION 7.9(B), neither Party nor their respective Subsidiaries shall be prohibited from (i) engaging in any business other than, with respect to the Buyer, a Buyer Competing Business, and, with respect to the Sellers, a Seller Competing Business (i.e., an "applicable Competing Business") or (ii) owning less than five percent (5%) of the outstanding voting power in any Person engaged in an applicable Competing Business; provided that, in each case, such ownership is passive other than solely with respect to the exercise of rights as a shareholder and does not involve the exercise of control over the management or policies of such Person.

          (g) Notwithstanding SECTION 7.9(B), the acquisition (by asset purchase, stock purchase, merger, consolidation or otherwise) by either Party or their respective Subsidiaries of the stock, business or assets of any Person that at the time of such acquisition is engaged in an applicable Competing Business, and the continuation of such applicable Competing Business following such acquisition shall not be prohibited hereunder if such Person was not substantially engaged in such Competing Business prior to such acquisition; provided that such Competing Business is not permitted to use and is not provided access to any Intellectual Property or Software that is licensed by any Seller to the Buyer, or by the Buyer to any Seller, pursuant to the Ancillary Documents. For the purpose of this Agreement, a Person shall be deemed to be "substantially engaged" in a Competing Business if the gross operating revenues of such Person for the 12 month period preceding the date of such acquisition that are attributable to the Competing Business account for more than 20 percent (20%) of the total gross operating revenues of such Person for such period. In the event either Party or their respective Subsidiaries acquire the stock, business or assets of any Person that at the time of such acquisition is substantially engaged in an applicable Competing Business, neither such Party nor any of its Subsidiaries shall be deemed to be engaged in the Competing Business as a result of such acquisition if such Party or its Subsidiaries divests the Competing Business within 18 months after such acquisition; provided that such Competing Business is not permitted to use and is not provided access to any Intellectual Property that is licensed by any Seller to the Buyer, or by the


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Buyer to any Seller, pursuant to the Ancillary Documents. In addition, if GM or any of its Subsidiaries acquires (by asset purchase, stock purchase, merger, consolidation or otherwise) the stock, business or assets of any of the following Persons or the commercial transmission business owned by such Persons (or any successor to that business), then it shall divest the Competing Business of such Person within 18 months after such acquisition (regardless of whether such Person is considered to be "substantially engaged" in such Competing Business as set forth above) and it will not permit such Person to use, and shall not provide such Person access to, the Licensed Intellectual Property or the Licensed Software: Voith AG, ZF Friedrichshafen AG, ArvinMeritor, Inc., Caterpillar, Inc., Aisin Seiki Co., Ltd. and Eaton Corporation. If the Buyer or any of its Subsidiaries acquires (by asset purchase, stock purchase, merger, consolidation or otherwise) the stock, business or assets of any of the following Persons, then it shall divest the Competing Business of such Person within 18 months after such acquisition (regardless of whether such Person is considered to be "substantially engaged" in such Competing Business as set forth above): Ford Motor Company and DaimlerChrysler AG.

          (h) The Buyer and the Sellers acknowledge that the restrictions contained in this SECTION 7.9 are reasonable in scope and duration in light of the nature, size and location of the Business and the Retained Businesses. The Buyer and the Sellers further acknowledge that the restrictions contained in this SECTION 7.9 are necessary to protect the Buyer's significant investment in the Business, including its goodwill, and also to protect the Sellers' significant investment in the Retained Businesses, including their goodwill. The Buyer and the Sellers are of equal bargaining power. It is the desire and intent of the Parties that the provisions of this SECTION 7.9 be enforced to the fullest extent permissible under applicable Law. If all or part of this SECTION
7.9 is held invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. If any part of this SECTION 7.9 is held to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be enforceable to the maximum extent permissible under applicable Law.

          (i) Successors.

               (i) In the event the Buyer sells, leases, transfers, conveys or otherwise transfers, in one or more transactions, all or substantially all of the Purchased Assets or all or substantially all of any line of business within the Business, by way of asset sale or sale (by merger or otherwise) of any equity interests of any Subsidiary prior to the tenth (10th) anniversary of the Closing Date, the Buyer shall require the assignee to agree to be bound by all of the terms of this SECTION 7.9, such agreement to be embodied in a written instrument signed by the Buyer and such assignee, and delivered to GM prior to the consummation thereof, which instrument shall be substantially in a form attached as Exhibit R.

               (ii) In the event GM sells, leases, transfers, conveys or otherwise transfers, in one or more transactions, all or substantially all of its business of manufacturing and selling (A) A1000 Products or any Derivation of such products or (B) GM's 6L90 transmissions or any Derivation of such transmissions, by way of asset sale or otherwise prior to the tenth (10th) anniversary of the Closing Date, GM shall require the assignee to agree to be bound by all of the terms of this SECTION 7.9, such agreement to be embodied in a written instrument signed by GM and such assignee, and delivered to the Buyer prior to the consummation thereof, which instrument shall be substantially in a form attached as Exhibit R.


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               (iii) If, during the applicable period set forth in SECTION
     7.9(B), GM approves production of the GMT 900 4500 Platform, then the terms and conditions set forth in Schedule 7.9(j) shall apply during the remainder of such time period following such approval.

          Section 7.10 Preservation of Records.

          The Parties shall preserve and keep all books and records that they own immediately after the Closing relating to the Business, the Purchased Assets or the Assumed Liabilities for a period of six years following the Closing Date or for such longer period as may be required by applicable Law, unless disposed of in the ordinary course or pursuant to a document retention policy. During such retention period, duly authorized representatives of a Party shall, upon reasonable notice, have reasonable access during normal business hours to examine, inspect and copy such books and records held by the other Party for any proper purpose, except as may be prohibited by Law, including ITAR, by the terms of any Contract or under any confidentiality agreement; provided that to the extent that disclosing any such information would reasonably be expected to constitute a waiver of attorney-client, work product or other legal privilege with respect thereto, the Parties shall take all commercially reasonable action to permit such disclosure without the waiver of any such privilege, including entering into an appropriate joint defense agreement in connection with affording access to such information. The access provided pursuant to this
SECTION 7.10 shall be subject to such additional confidentiality provisions as the disclosing Party may reasonably deem necessary. The Sellers shall cooperate, and shall use commercially reasonable efforts to cause their accountants to cooperate, with the Buyer in connection with the preparation of an audited combined balance sheet of the Business as of the Closing Date and the related audited combined statement of operations, combined statement of cash flows and combined statement of equity of the Business for the period from January 1, 2007 through the Closing Date; provided that the Buyer shall reimburse the Sellers, promptly upon request, for all reasonable out-of-pocket costs incurred by the Sellers in connection with any such cooperation.

          Section 7.11 Novation of Government Prime Contracts.

          Notwithstanding SECTION 7.2 above:

          (a) Following the Closing, the Parties will, in accordance with, and to the extent required by, the Federal Acquisition Regulation Part 42, Subpart
42.12 and Defense Federal Acquisition Regulation Supplement (48 C.F.R. 242.12), promptly submit in writing to each responsible contracting officer with respect to the Government Prime Contracts a request that the U.S. Government (i) recognize the Buyer as the successor in interest to all of the Government Prime Contracts and (ii) if required to effectuate such recognition, enter into a novation agreement (a "Novation Agreement") in substantially the form contemplated by such regulations with respect to each such contract. The Parties will use commercially reasonable efforts to promptly obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing a Novation Agreement with regard to each Government Prime Contract, including responding to requests for information by the U.S. Government with regard to such Novation Agreement. The Parties will use commercially reasonable efforts to provide all reasonable information and take all other actions reasonably necessary to execute and consummate such Novation Agreement.

          (b) If the U.S. Government declines to enter into a Novation Agreement in accordance with, and to the extent required by, Federal Acquisition Regulation Part 42, Subpart 42.12 and Defense Federal Acquisition Regulation Supplement (48 C.F.R. 242.12) that recognizes the transfer of the Government Prime Contracts to the Buyer, or until such time as the


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U.S. Government recognizes such transfer by entering into a Novation Agreement, nothing in this Agreement will constitute a transfer, assignment, attempted transfer or an attempted assignment thereof.

          (c) Effective upon the Closing and until such time as the U.S. Government recognizes the transfer of the Government Prime Contracts to the Buyer, in accordance with the Federal Acquisition Regulation Part 42, Subpart
42.12 and Defense Federal Acquisition Regulation Supplement (48 C.F.R. 242.12), one or more of the Sellers shall subcontract with the Buyer, pursuant to a subcontract agreement in substantially the form attached hereto as Exhibit P (the "Government Related Subcontract Agreement"), for the Buyer to perform for and in the place of the Sellers any and all obligations and provide any and all services and other performance obligations under the Government Prime Contracts as of the Closing, including any and all amendments, options, modifications, and purchase orders issued thereunder and such other terms and conditions as may have been duly incorporated in the Government Prime Contracts; provided that the Sellers shall not be so obligated to subcontract to the Buyer any Government Prime Contract for which novation is not required. Any Seller that is a party to a Government Related Subcontract Agreement shall maintain its existence until the Government Prime Contracts underlying such Subcontract Agreement have been completed or duly terminated, or duly transferred to the Buyer pursuant to one or more Novation Agreements. Upon the U.S. Government recognizing the transfer or assignment of any Government Prime Contract to the Buyer, the Sellers will execute such agreement as may be in form and substance reasonably acceptable to GM and the Buyer to effect and evidence such transfer or assignment.

          Section 7.12 Compliance with Consent Decree.

          The Buyer shall operate the Business, and GM and its Subsidiaries will operate their businesses, in material compliance with all terms of the Consent Decree (other than, in the case of the Buyer, those terms of the Consent Decree dealing with monetary penalties assessed to GM, which shall be the responsibility of GM), and the Buyer agrees to be subject to all compliance remedies established in the Consent Decree with respect to the Business, and, if requested by either the U.S. Department of State or U.S. Immigration and Customs Enforcement, the Buyer shall execute a consent decree similar in all material respects to the Consent Decree (other than those terms of the Consent Decree dealing with monetary penalties assessed to GM).

          Section 7.13 Assumption of Union Agreements.

          To the extent required by the terms of any Union Agreement to which GM is a party, the Buyer shall assume the Union Agreement covering Transferred Employees on the Closing Date.

          Section 7.14 Guarantees.

          The Buyer shall use its commercially reasonable efforts (which shall not require any modifications of the terms of the underlying obligations) to cause itself or one or more of its Subsidiaries to be substituted in all respects for the Sellers and their Affiliates (i) effective as of the Closing Date, in respect of all obligations of the Sellers and their Affiliates under each of the guarantees, indemnities, surety bonds, letters of credit and letters of comfort made or provided by the Sellers and their Affiliates (or any of them) for the benefit of the Business and (ii) effective as of the date of such Novation Agreement, in respect of all obligations of the Sellers and their Affiliates under each of the guarantees, indemnities, surety bonds, letters of credit and letters of comfort made or provided by the Sellers and their Affiliates (or any of them) in connection with any Novation Agreement (collectively, clauses (i) and (ii), the "Guarantees"). If the Buyer is unable to effect such a substitution with respect to any such Guarantee after using its commercially reasonable efforts to do so, then the Buyer shall (x) obtain letters of credit, on terms and from financial institutions reasonably satisfactory to GM,


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with respect to the obligations covered by each of the Guarantees for which the
Buyer does not effect such substitution in an amount equal to the amount of each such Guarantee identified by GM to the Buyer in writing prior to the Closing; provided, however, that the Buyer shall have no obligation to obtain letters of credit pursuant to this SECTION 7.14 with aggregate face amounts in excess of $10,000,000) and (y) until the Buyer obtains such letters of credit referred to in the foregoing clause (x), not, and not permit the Business or any of the Buyer's Affiliates (including the Transferred Subsidiaries) to renew or extend the term of, or increase its obligations under, or transfer to another third party, any Contract underlying such Guarantee (including any Novation Agreement and/or Government Prime Contract). Notwithstanding the foregoing, but without limiting the rights of Seller Indemnified Parties under SECTION 9.3(A)(V), the Buyer shall have no obligation to use commercially reasonable efforts to cause itself or its Subsidiaries to be substituted for the Sellers and their Affiliates under any Guarantee if GM does not provide written notice of such Guarantee to the Buyer prior to the Closing.

          Section 7.15 Insurance.

          GM shall provide commercially reasonable cooperation to the Buyer in order to afford the Buyer and its Subsidiaries, and shall use all commercially reasonable efforts to ensure that the Buyer and its Subsidiaries are provided, the right to receive payment, after the Closing Date, under any insurance policies of GM and its Subsidiaries that covered the Business prior to the Closing Date with respect to any claim or loss that is covered by such policies and arises out of, results from or relates to any of the Business Assets, Assumed Liabilities or operations of the Business, including claims currently being processed under such insurance policies, which efforts shall include tendering claims under existing insurance policies of GM and its Subsidiaries on the Buyer's behalf and remitting any payment in respect of such claims from insurers to the Buyer; provided that the Buyer shall have delivered reasonable written notice of any such claim or loss to GM prior to the date that is two (2) years from the Closing Date; provided, further, that GM and its Subsidiaries shall not be required to maintain, extend or renew any of the insurance policies that covered the Business prior to the Closing Date, or any other insurance policies. Any such rights of the Buyer to receive payment on any such insurance claim shall be subject to any deductibles, self-insured retentions, retained amounts, retentions or exclusions as well as pro rata allocation thereof as between GM and the Buyer based on the aggregate claims asserted by each under the respective policy, and the Buyer shall reimburse GM for any actual out-of-pocket expenses incurred by GM pursuant to this SECTION 7.15. Notwithstanding the foregoing, to the extent any such claims or losses are included as a current liability on the Final Statement in the calculation of the Closing Date Net Working Capital, then GM shall retain all rights to seek and receive payment of the insurance proceeds related thereto. From and after the Closing Date until the date that is two (2) years from the Closing Date, upon reasonable written notice, GM and the Sellers shall furnish the Buyer with recently valued insurance claim data for all lines of insurance and access to engineering and safety surveys completed prior to the Closing and exclusively related the Business.

          Section 7.16 Confidentiality.

          For a period of thirty (30) months from the Closing Date, the Sellers and their Affiliates shall treat all information relating to the Buyer, the Transferred Subsidiaries and the Business as confidential, preserve the confidentiality thereof, not use or disclose to any Person such information and instruct their directors, officers, employees, representatives or other agents who have had access to such information to keep confidential and not to use any such information, unless such information is (i) now or is hereafter disclosed, through no act or omission of the Sellers or any of their Affiliates or any of their directors, officers, employees, representatives or other agents, in a manner making it


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available to the general public or (ii) required by Law to be disclosed.
Notwithstanding anything to the contrary, nothing in THIS SECTION 7.16 shall be deemed to limit in any way the use or disclosure by the Sellers or their Affiliates of any Technology or other Intellectual Property or Software, subject to any applicable restrictions in the Ancillary Documents. The Buyer and the Transferred Subsidiaries shall be entitled to injunctive relief to enforce this
SECTION 7.16.

          Section 7.17 Hybrid JV Agreements.

          From and after the Closing, GM will not (i) amend either the First Amended and Restated General Cooperation Agreement or the Second Amended and Restated Proprietary Rights Agreement, in each case by and among GM, DaimlerChrysler Corporation and BMW Hybrid Technology Corporation (collectively, the "Hybrid JV Agreements") in a manner that conflicts or interferes with or restricts the Buyer's rights to the Licensed Intellectual Property under the Ancillary Documents or (ii) grant its consent under any of the Hybrid JV Agreements to any party to license any Intellectual Property subject thereto for use in Vocational Vehicles, Military Vehicles or Off-Road Products, except to the extent that doing so would not conflict with the license granted to the Buyer under the Ancillary Documents, disregarding for the foregoing purpose the fact that such licenses to the Buyer were made or are subject to the Hybrid JV Agreements.

          Section 7.18 DPIM Warranty Matters.

          (a) GM shall reimburse the Buyer, promptly upon request, for all DPIM Coverage Costs incurred by the Buyer and its Subsidiaries for Covered Claims after, and then only to the extent that, the aggregate DPIM Coverage Costs incurred by the Buyer during the period from the Closing until the date that is the thirteenth (13th) anniversary of the date on which the last DPIM Unit sold by the Business is first placed into service (such period, the "Extended Special Coverage Period") exceed $12,000,000 and are less than or equal to $46,000,000. To the extent the aggregate DPIM Extended Special Coverage Costs incurred by the Buyer for Covered Claims during the Extended Special Coverage Period exceed $46,000,000, GM shall reimburse the Buyer, promptly upon request, for two-thirds of such DPIM Coverage Costs.

          (b) The Buyer will provide GM a Claim Header Summary Report, in the form attached hereto as Exhibit T, in respect of each Covered Claim. Each Claim Header Summary Report will have an electronic file name as a reference number. From and after the date when the aggregate DPIM Coverage Costs incurred by the Buyer during the Coverage Period exceed $12,000,000, the Buyer will issue an invoice to GM for the DPIM Coverage Costs that correspond with the Covered Claims set forth on the Claim Header Summary Reports. GM will pay the Buyer in accordance with its MNS-2 system which provides, on average, for payment on the second day of the second month following the date of the invoice or, if such MNS-2 system is not operated, within 40 days after receipt of the invoice. GM may contest invoice amounts in good faith; provided, however, that GM will pay the full invoice amount in accordance with such MNS-2 system, including any contested amounts. If GM contests any invoiced amounts, GM and the Buyer shall confer regarding such contested amounts. If the Buyer agrees with GM's position, it may either adjust the invoice at issue, or reduce the invoice for the following month appropriately, and if GM disagrees with the Buyer's position with respect to such matter or does not receive prompt notice of the Buyer's position with respect to such matter, it may bring a Seller Claim under ARTICLE IX in its discretion. Disputes between GM and the Buyer that relate to invoices that are issued to GM by the Buyer should be submitted in writing to the Buyer's Chief Financial Officer for resolution. Notwithstanding anything to the contrary, nothing in this


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SECTION 7.18(B) shall limit in any way the rights or obligations of the Parties under ARTICLE IX, including with respect to the right to bring Claims thereunder.

          (c) At no time during the Extended Special Coverage Period shall the Buyer amend, revise or otherwise modify the DPIM Extended Special Coverage in a manner that would or would reasonably be expected to increase or expand in any respect the obligations of GM under this SECTION 7.18, without GM's consent, not to be unreasonably withheld.

          (d) In no event shall GM have any obligation under this SECTION 7.18 for Covered Claims received by, or DPIM Coverage Costs incurred by, the Buyer
(i) for repair orders after the expiration of the Extended Special Coverage Period, (ii) to the extent of any increase in the failure rate resulting from the failure of DPIM Units manufactured for the Business by any supplier other than the DPIM Supplier, but only to the extent that, from and after the first anniversary of the date on which such DPIM Units were first sold by such new supplier, the failure rate with the new supplier (as measured from the date on which such DPIM Units were first sold by such new supplier) is greater than the failure rate for DPIM Units manufactured by the DPIM Supplier and sold by the Business after the Closing Date, (iii) to the extent any DPIM Units manufactured for the Business have determined by in-depth root cause analysis with participation of the appropriate skill set of the Product Engineering and current Product Improvement Team of GM and the Business to be the responsibility of the supplier resulting from a loss of manufacturing, assembly, or process control by such supplier or any of its sub-contractors, and/or (iv) for any failure of DPIM Units manufactured for the Business by any supplier that are due to shipping or mishandling by OEMs, distributors, service channel participants or customers. Notwithstanding the foregoing, the preceding clause (ii) shall not apply with respect to increases in failure rates of DPIM Units caused by the failure of a component thereof that, after the Closing Date, was subject to a design change approved by GM and the Buyer. In the event of a dispute under clause (iii) above, the Parties agree to have such dispute promptly resolved by a neutral arbitrator, who is reasonably acceptable to each Party and who has professional expertise as to the matter in dispute.

          (e) Between the date hereof and the DPIM Conversion Date, GM and the Buyer shall work together in good faith, each using commercially reasonable efforts, to design a single dual power inverter module product (the "DPIM") that meets the Required Specifications and that can be placed into salable production (the "DPIM Design Program"). The DPIM Design Program will involve quarterly program reviews which will be attended by at least one representative of management of GM Powertrain and at least one representative of management of the Buyer. Such program reviews will include (i) review of program scope and timing and in-depth discussion of cross functional scope and timing, (ii) review of deliverables as appropriate for program status, (iii) review of program quality metrics (status to goals such as projected B-life, incidents per thousand vehicles and cost per vehicle), (iv) identification of resource and budget issues and review of budget status, (v) review of status of Design Failure Modes and Effect Analysis, Design Review, Design Release, Software/Calibration and Analysis Development Validation, (vi) review of status of design for manufacturability and serviceability and identification of risk areas, (vii) review of purchasing, Advanced Product Quality Planning (as defined in AIAG standards) and supplier quality and identification of risk areas, (viii) analysis of reliability growth, plan review, status to plan and results date and identification of issues based on results, (ix) review of OEM integration and OEM final test status and issues, (x) review of plan to manage identified risks or plan to develop plan to manage risks, (xi) review of all program disconnects to achieving program timing and program deliverables via planned


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processes and (xii) review and identification of cross-functional issues.
Specific engineering or design nomenclature used in this SECTION 7.18(E) and in the definition of "DPIM Unit" shall be interpreted as commonly understood within the design and engineering organizations of GM Powertrain and the Business.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

          Section 8.1 General Conditions of the Parties.

          The obligations of each Party to effect the Closing and to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) (i) any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated, and (ii) all waiting periods shall have expired or shall have been terminated and all required approvals shall have been received under or in respect of the Required Antitrust Filings;

          (b) the UAW shall have consented to the sale of the UAW Facilities to the Buyer in a form reasonably satisfactory to GM; and

          (c) there shall not be any judgment, order, decree, stipulation, injunction or charge issued by any court of competent jurisdiction or any other Governmental Entity in effect preventing consummation of the transactions contemplated by this Agreement.

          Section 8.2 Conditions to Obligations of the Buyer.

          The obligation of the Buyer to effect the Closing and consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver as of the Closing Date of the following conditions:

          (a) the representations and warranties of GM set forth in ARTICLE IV, disregarding qualifications as to materiality and Material Adverse Effect, shall be true and correct as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), with only such exceptions as, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect;

          (b) GM and the other Sellers shall have performed and complied with, in all material respects, their covenants and agreements contained in this Agreement that are required to be performed or complied with on or prior to the Closing Date;

          (c) GM shall have delivered to the Buyer a certificate executed as of the Closing Date by an authorized representative of GM to the effect that the conditions set forth in SECTIONS 8.2(A) and (B) are satisfied;

          (d) GM, on behalf of itself and the other Sellers (as applicable), shall have delivered to the Buyer and, as applicable, executed on behalf of the
Sellers:

               (i) a duly executed counterpart of a employee matters agreement in substantially the form attached hereto as Exhibit A (the "Employee Matters Agreement");


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               (ii) a duly executed counterpart of a transition services
     agreement in substantially the form attached hereto as Exhibit B (the "Transition Services Agreement");

               (iii) one or more duly executed quitclaim deeds, in customary form, subject only to the Permitted Liens, conveying the Owned Real Property to the Buyer (the "Deeds");

               (iv) duly executed counterparts to any transfer Tax or sales disclosures forms relating to the Owned Real Property, to the extent required, including an Indiana Sales Disclosure form for any Owned Real Property located in Indiana (the "Transfer Tax Forms");

               (v) duly executed counterparts of such instruments of sale, transfer, assignment and assumption as are necessary to convey to the Buyer or its permitted assignees certain Purchased Assets held in, or held by the Sellers organized in, jurisdictions within and outside of the United States, in substantially the form attached hereto as Exhibit C (the "Bill of Sale and Assignment and Assumption Agreement");

               (vi) a duly executed counterpart of an assignment of the copyrights contained in the Purchased Assets in substantially the form attached hereto as Exhibit D-1 (the "Assignment of Copyrights");

               (vii) a duly executed counterpart of an assignment of the trademarks contained in the Purchased Assets in substantially the form attached hereto as Exhibit D-2 (the "Assignment of Trademarks");

               (viii) a duly executed counterpart of a patent and technology license agreement in substantially the form attached hereto as Exhibit E (the "Patent and Technology License Agreement");

               (ix) a duly executed counterpart of a copyright and trademark license agreement in substantially the form attached hereto as Exhibit F (the "A1000 IP License Agreement");

               (x) a duly executed counterpart of a software license agreement in substantially the form attached hereto as Exhibit G (the "Software License Agreement");

               (xi) duly executed counterparts of the proving grounds use agreements in substantially the form attached hereto as Exhibit H-1 (the "DPG Proving Grounds Use Agreement") and Exhibit H-2 (the "MK Proving Grounds Use Agreement" and, together with the DPG Proving Grounds Use Agreement, the "Proving Grounds Use Agreements");

               (xii) a duly executed counterpart of a participation agreement in substantially the form attached hereto as Exhibit I (the "Business to GM Edge Agreement"); provided that if GM sells or transfers the GM Medium Duty Truck Business prior to the Closing Date, the delivery of a duly executed counterpart of such Business to GM Edge Agreement shall cease to be a condition to Closing;


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

               (xiii) a duly executed counterpart of a supply agreement in substantially the form attached hereto as Exhibit J (the "GMPT Germany Supply Contract");

               (xiv) a duly executed counterpart of a contract agreement on GMODC leasing of premises in substantially the form attached hereto as Exhibit K (the "Sublease Agreement");

               (xv) a duly executed counterpart of a private instrument of non residential lease agreement in substantially the form attached hereto as Exhibit L (the "Lease Agreement");

               (xvi) a duly executed counterpart of an engineering services agreement in substantially the form attached hereto as Exhibit M (the "Engineering Services Agreement");

               (xvii) a duly executed counterpart of a hybrid co-branding agreement in substantially the form attached hereto as Exhibit N (the "Hybrid Co-Branding Agreement");

               (xviii) duly executed counterparts of such instruments of sale, transfer, assignment and assumption as are necessary to convey to the Buyer or its permitted assignees certain Purchased Assets held in, or held by the Sellers organized in, jurisdictions outside of the United States (the "Foreign Jurisdiction Transfer Documents"), in a form reasonably satisfactory to the Buyer (provided that in no event shall any Foreign Jurisdiction Transfer Documents expand or limit any rights or obligations of the Buyer, the Sellers or their respective Affiliates hereunder);

               (xix) stock certificates (or the local legal equivalent) evidencing the Transferred Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer, including any required stamps affixed thereto; and

               (xx) statements that satisfy the Buyer's obligations under Treasury Regulation Section 1.1445-2(b)(2) or 1.1445-2(c)(3), as applicable;

          (e) the Buyer shall have been provided evidence reasonably acceptable to the Buyer that the third party consents set forth in Schedule 8.2(e) have been obtained; and

          (f) the UAW shall have executed the MOU, with only such modifications as do not constitute an Adverse Buyer Modification; provided, however, that in the event that the UAW shall have executed the MOU, but with modifications that constitute an Adverse Buyer Modification, the condition set forth in this
SECTION 8.2(F) shall be deemed to be satisfied if GM cures (a "GM Cure") the adverse effect of such Adverse Buyer Modification by taking actions that place the Buyer in the substantially equivalent economic position as if the MOU had been executed without such Adverse Buyer Modification.

          Section 8.3 Conditions to Obligations of GM.

          The obligation of GM to effect the Closing and consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver as of the Closing Date of the following conditions:


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

          (a) the representations and warranties of the Buyer set forth in
ARTICLE V of this Agreement, disregarding qualifications as to materiality and Buyer Material Adverse Effect, shall be true and correct in all material respects as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), with only such exceptions as, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Buyer Material Adverse Effect;

          (b) the Buyer shall have performed and complied with, in all material respects, all of its covenants and agreements contained in this Agreement that are required to be performed or complied with on or prior to the Closing Date;

          (c) the Buyer shall have delivered to GM a certificate executed as of the Closing Date by an authorized representative of the Buyer to the effect that each of the conditions specified in SECTIONS 8.3(A) and (B) are satisfied;

          (d) the Buyer shall have delivered to GM:

               (i) the Closing Payment in cash by wire transfer of immediately available funds to the account or accounts designated in writing by GM;

               (ii) a duly executed counterpart of the Employee Matters
     Agreement;

               (iii) a duly executed counterpart of the Transition Services Agreement;

               (iv) a duly executed counterpart of the Bill of Sale and Assignment and Assumption Agreement;

               (v) a duly executed counterpart of the Assignment of Copyrights;

               (vi) a duly executed counterpart of the Assignment of Trademarks;

               (vii) a duly executed counterpart of the Patent and Technology License Agreement;

               (viii) a duly executed counterpart of the A1000 IP License Agreement;

               (ix) a duly executed counterpart of the Software License
     Agreement;

               (x) duly executed counterparts to the Transfer Tax Forms, to the extent required;

               (xi) duly executed counterparts of the Proving Grounds Use Agreements;

               (xii) a duly executed counterpart of the Business to GM Edge Agreement; provided that if GM sells or transfers the GM Medium Duty Truck Business prior to the Closing Date, the delivery of a duly executed counterpart of such Business to GM Edge Agreement shall cease to be a condition to Closing;

               (xiii) a duly executed counterpart of the GMPT Germany Supply Contract;


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

               (xiv) a duly executed counterpart of the Sublease Agreement;

               (xv) a duly executed counterpart of the Lease Agreement;

               (xvi) a duly executed counterpart of the Engineering Services Agreement; and

               (xvii) a duly executed counterpart of the Hybrid Co-Branding Agreement; and

          (e) the UAW shall have executed the MOU, with only such modifications as do not constitute an Adverse GM Modification; provided, however, that in the event that the UAW shall have executed the MOU, but with modifications that constitute an Adverse GM Modification, the condition set forth in this SECTION 8.3(E) shall be deemed to be satisfied if the Buyer cures (a "Buyer Cure") the adverse effect of such Adverse GM Modification by taking actions that place GM in the substantially equivalent economic position as if the MOU had been executed without such Adverse GM Modification.

                                   ARTICLE IX
                                    REMEDIES

          Section 9.1 Survival.

          The representations and warranties of the Parties contained in this Agreement shall survive until the first anniversary of the Closing Date, except for the representations and warranties in SECTIONS 4.2, 4.5, 4.6, 4.8 (but only the first sentence thereof), 4.22, 4.25, 5.2, 5.6 and 5.7, which shall survive indefinitely, and in SECTION 4.17, which shall survive until ninety (90) days after the expiration of the applicable statute of limitations. The covenants or agreements of the Parties contained in this Agreement and the Ancillary Documents shall survive the Closing indefinitely, except that those covenants and agreements that by their terms are to be performed or complied with for a shorter period of time shall survive only until the expiration of such shorter time period. Notwithstanding anything to the contrary, no claim may be made with respect to any representations or warranties under this Agreement after the expiration of the applicable survival period set forth in this SECTION 9.1.

          Section 9.2 Indemnification by GM.

          (a) Subject to the terms and conditions of this ARTICLE IX, from and after the Closing, GM agrees to reimburse, indemnify and hold harmless the Buyer, its directors, officers, representatives, employees, stockholders, Affiliates and Subsidiaries (including, following the Closing, the Transferred Subsidiaries) (each, a "Buyer Indemnified Party") from, against and in respect of any and all Losses incurred by any Buyer Indemnified Party resulting from, arising out of, or that exist or arise due to, any of the following (collectively, "Buyer Claims"):

               (i) prior to its expiration in accordance with SECTION 9.1, any inaccuracy of any representation or warranty as of the Closing Date or the breach of any representation or warranty made by the Sellers in this Agreement as of the Closing Date;

               (ii) prior to its expiration in accordance with SECTION 9.1, the breach by the Sellers of any covenant or agreement under this Agreement (subject to any express limitations therein);

               (iii) the Excluded Liabilities;


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               (iv) any (x) Taxes of the Transferred Subsidiaries for any
     Pre-Closing Tax Period, (y) Taxes of the Sellers and (z) Taxes of any other Person imposed on the Transferred Subsidiaries for any Pre-Closing Tax Period, whether imposed as a result of Treasury Regulation Section 1.1502-6 or any provision of any foreign, state or local Tax Law having similar effect, as transferee, successor, by contract or otherwise; provided that references to any Losses shall be deemed to include amounts that would have constituted a Loss but for the set off or other utilization of any loss, deduction or credit realized in, or attributable to, a taxable period or portion thereof beginning after the Closing Date (a "Post-Closing Tax Period");

               (v) any failure of GM to obtain the ROFR Waiver or, if the ROFR Waiver is not obtained prior to Closing, the exercise of the Indianapolis ROFR;

               (vi) any material violation of any Environmental Law or any material Release or presence of any Hazardous Materials that would reasonably be expected to give rise to any material liability under any Environmental Law, in each case with respect to the International Facilities, to the extent such violation, Release or presence is identified in connection with the International Facilities Testing but was not previously disclosed in writing to the Buyer; provided that the Buyer notifies GM of such violation, Release or presence prior to the Closing and that the obligations of GM pursuant to this SECTION 9.2(A)(VI) shall (A) not apply to any Buyer Claims under this SECTION 9.2(A)(VI) until, and then only to the extent that, the aggregate Losses incurred by all Buyer Indemnified Parties exceeds $5,000,000, (B) be limited to, and shall not exceed when aggregated with all other Losses indemnified by GM under
     SECTION 9.2(A)(I) and under this SECTION 9.2(A)(VI), the Cap (as defined below), and (C) not apply to any Buyer Claims made after the one-year anniversary of the Closing Date; and

               (vii) the matters set forth on Schedule 9.2(a)(vii).

          (b) Notwithstanding anything contained herein to the contrary, the obligations of GM pursuant to SECTION 9.2(A)(I), shall: (i) not apply to any Buyer Claims until, and then only to the extent that, the aggregate Losses incurred by all Buyer Indemnified Parties exceeds $55,000,000 (the "Basket");
(ii) be limited to, and shall not exceed, the aggregate amount of $550,000,000 (the "Cap"); (iii) not apply to any individual Buyer Claim or series of related Buyer Claims with respect to which the Losses incurred by the Buyer Indemnified Party are less than $500,000 and/or (iv) not apply to any Losses arising out of, relating to or resulting from any facts, events, circumstances or other matters that are raised by the Buyer in connection with an objection to the Preliminary Statement under SECTION 3.3 hereof, and/or taken into account by both the Buyer and GM, or by the Neutral Auditor, as the case may be, in the calculation of the Closing Date Net Working Capital set forth on the Final Statement (whether or not any such facts, events, circumstances or other matters result or resulted in an adjustment to the Purchase Price); provided, however, that the foregoing limitations shall not apply to any Buyer Claim brought under SECTION 9.2(A)(I) for any breach of, or inaccuracy in, any representation or warranty set forth in
SECTION 4.2, SECTION 4.5, SECTION 4.6, SECTION 4.17 or SECTION 4.22 of this Agreement.

          Section 9.3 Indemnification by the Buyer.

          (a) Subject to the terms and conditions of this ARTICLE IX, from and after the Closing, the Buyer agrees to reimburse, indemnify and hold harmless GM, the other Sellers, and


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

their respective directors, officers, representatives, employees, stockholders, Affiliates and Subsidiaries (collectively, the "Seller Indemnified Parties") from, against and in respect of any and all Losses incurred by any Seller Indemnified Party resulting from, arising out of, or that exist or arise due to, any of the following (collectively, "Seller Claims," and together with Buyer Claims, "Claims"):

               (i) prior to its expiration in accordance with SECTION 9.1, any inaccuracy of any representation or the breach of any warranty made by the Buyer in this Agreement;

               (ii) prior to its expiration in accordance with SECTION 9.1, the breach by the Buyer of any covenant or agreement under this Agreement;

               (iii) the Assumed Liabilities;

               (iv) any failure by the Buyer and/or its Affiliates (including the Transferred Subsidiaries) to employ some or all of the Transferred Employees who accept employment with the Buyer on or prior to the Closing Date and become employees of the Buyer from and after the Closing Date in accordance with the Employee Matters Agreement; and

               (v) any claim by or payment to a third party resulting from failure by the Buyer to cause itself and/or its Affiliates (including the Transferred Subsidiaries) to be substituted in all respects for the Sellers and their Affiliates, effective as of the date of such Novation Agreement, in respect of all Guarantees made or provided by the Sellers and their Affiliates (or any of them) in connection with any Novation Agreement.

          (b) Notwithstanding SECTION 9.3(A), the obligations of the Buyer pursuant to SECTION 9.3(A)(I) shall: (i) not apply to any Seller Claims until, and then only to the extent that, the aggregate Losses incurred by all Seller Indemnified Parties exceeds the Basket and (ii) be limited to, and shall not exceed, the Cap.

          Section 9.4 Procedures for Indemnification of Third Party Claims.

          (a) No Party shall be liable for any Claim for indemnification under this ARTICLE IX unless written notice of a Claim for indemnification is delivered by the party seeking indemnification (the "Indemnified Party") to the Party from whom indemnification is sought (the "Indemnifying Party") prior to the expiration of the applicable survival period, if any, set forth in SECTION
9.1. If any third party notifies the Indemnified Party with respect to any matter that may give rise to a Claim for indemnification (a "Third Party Claim") against the Indemnifying Party under this ARTICLE IX, then the Indemnified Party shall notify the Indemnifying Party promptly thereof in writing and in any event within 30 days after receiving notice from a third party; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is prejudiced thereby. All notices given pursuant to this SECTION 9.4 shall describe with reasonable specificity the Third Party Claim and the basis of the Indemnified Party's Claim for indemnification. Upon the Indemnified Party giving notice of the Third Party Claim to the Indemnifying Party, the Indemnifying Party shall be entitled to participate therein and, to the extent desired, to assume the defense thereof with counsel of its choice. If the Indemnifying Party provides the Indemnified Party with notice of its determination to assume the


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

defense of such Third Party Claim, the Indemnified Party may nevertheless participate in (but not control) such defense, but the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of the Third Party Claim, other than reasonable costs of investigation, unless the Indemnifying Party does not actually assume the defense thereof following notice of such election. Unless and until the Indemnifying Party notifies the Indemnified Party that it is assuming the defense of such Third Party Claim, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the limitations on the Indemnifying Party's obligations to indemnify as set forth in this ARTICLE IX and the right of the Indemnifying Party to assume the defense of or opposition to such Third Party Claim at any time prior to settlement, compromise or final determination thereof).

          (b) Neither the Indemnified Party nor the Indemnifying Party shall consent to the entry of any judgment or enter into any settlement of any Third Party Claim that might give rise to liability of the other Party under this
ARTICLE IX without such Party's consent, which consent shall not be unreasonably withheld, conditioned or delayed.

          Section 9.5 Certain Limitations.

          (a) OTHER THAN IN RESPECT OF (I) A "THIRD PARTY CLAIM" (AS DEFINED HEREIN), (II) A CLAIM IN RESPECT OF SECTION 7.9, 7.12, 7.16 AND/OR 7.17 OF THIS AGREEMENT, OR (III) A CLAIM BROUGHT PURSUANT TO SECTION 9.2(A)(I), SECTION 9.2(A)(V) OR SECTION 9.3(A)(I), AN INDEMNIFYING PARTY SHALL NOT BE LIABLE UNDER THIS ARTICLE IX IN RESPECT OF ANY CLAIM FOR DIMINUTION OF VALUE OR INCIDENTAL, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING CONSEQUENTIAL DAMAGES RESULTING FROM BUSINESS INTERRUPTION, LOST TAX OR INCOME TAX BENEFITS, INCREASED INSURANCE PREMIUMS OR LOST PROFITS.

          (b) The obligations of the Indemnifying Party to provide indemnification under this ARTICLE IX shall be modified or abated as appropriate to the extent that the underlying Claim is based, in whole or in part, on the bad faith or willful misconduct of the Indemnified Party.

          (c) The amount of any indemnification payable under this ARTICLE IX shall be reduced by an amount (the "Offset Amount") equal to the proceeds actually received by the Indemnified Party under any insurance policy or from any third-party in respect of such Claim less all out-of-pocket costs and expenses incurred by such Indemnified Party in connection with obtaining such insurance proceeds or third-party recovery (including reasonable attorneys' fees). An Indemnified Party shall use commercially reasonable efforts to pursue any insurance recovery or third-party recovery available to it with respect to which such Indemnified Party seeks indemnification pursuant to this ARTICLE IX. The amount of Losses for which indemnification is provided under this ARTICLE IX shall be reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the payment of such Losses when and as such Tax cost or benefit is actually realized through a reduction in cash Taxes otherwise due. If an Indemnified Party receives a payment for Losses under any insurance policy or from a third-party, or receives any Tax benefit as described in this
SECTION 9.5(C), at any time subsequent to receiving any indemnification payment by the Indemnifying Party pursuant to this ARTICLE IX, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment


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made by the Indemnifying Party related thereto. For purposes of determining the
Tax Benefit realized hereunder, such Losses shall be taken into account after all other losses, deductions, credits or attributes otherwise available to reduce Taxes otherwise due

          Section 9.6 Treatment of Indemnity Payments.

          All indemnification payments made pursuant to this Agreement shall be treated by the Parties as adjustments to the Purchase Price.

          Section 9.7 Exclusive Remedy.

          Except as set forth in SECTION 9.9, from and after the Closing, the remedies provided in this ARTICLE IX shall be the sole and exclusive remedies of the Parties (and all Indemnified Parties) for all disputes arising out of or relating to this Agreement, and shall supersede and replace all other rights and remedies that any of the Parties may have under any Law.

          Section 9.8 Mitigation.

          Each Party agrees to use commercially reasonable efforts to mitigate any Loss that forms the basis of a Claim hereunder. In addition to, and not in limitation of, the foregoing, if the Buyer has any right to indemnification, contribution or other reimbursement, or limitation on liability, under the Purchased Contracts, or any warranties or guarantees, in each case, from any third parties with respect to any Losses for which GM has an indemnification obligation under SECTION 9.2(A)(I), SECTION 9.2(A)(II) and/or SECTION 9.2(A)(VI), and the Buyer does not exercise such right within a reasonable time after bringing a Claim hereunder, the Buyer shall promptly upon request assign and transfer such right to GM (or its designee) so as to permit GM (or its designee) to exercise such right in a reasonable manner in connection with such Claim.

          Section 9.9 Equitable Relief.

          Each Party acknowledges and agrees that the other Party may be irreparably damaged if any provision of this Agreement is not performed in accordance with its terms or otherwise is breached. Accordingly, each Party agrees that the other Party may be entitled, subject to a determination by a court of competent jurisdiction, to non-monetary injunctive relief to prevent any such failure of performance or breach and to enforce specifically this Agreement and any of the terms and provisions hereof.

          Section 9.10 Informal Dispute Resolution.

          In the event of a dispute between the Parties arising out of this Agreement, prior to the institution of any Action, the Parties will use good faith efforts for a reasonable period of time under the circumstances to resolve the dispute informally and will escalate the dispute to their executive officers having overall responsibility for their transmission operations (equivalent to the present Group Vice President for GM's Global Powertrain Operations and the President of the Allison Transmission Operations); provided that this SECTION
9.10 shall not preclude either Party from instituting an Action, regardless of whether it first complies with such procedure, if necessary to avoid the expiration of any statute of limitations or survival period or if such Party reasonably believes that the circumstances so require.

                                    ARTICLE X
                                   TERMINATION

          Section 10.1 Termination of Agreement.

          The Parties may terminate this Agreement as provided below:


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          (a) GM and the Buyer may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) the Buyer may terminate this Agreement by giving written notice to GM at any time prior to the Closing if the Closing has not occurred on or before October 31, 2007 (the "Termination Date"); provided that, if the condition set forth in SECTION 8.1(B) has not been satisfied on or prior to the Termination Date, the Termination Date shall be extended to the earlier of (i) 10 Business Days after satisfaction of the condition set forth in SECTION 8.1(B) and (ii) December 31, 2007 (the "Outside Date"); and

          (c) GM may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing has not occurred on or before the Termination Date; provided that, if the condition set forth in
SECTION 8.1(B) has not been satisfied on or prior to the Termination Date, the Termination Date shall be extended to the earlier of (i) 10 Business Days after satisfaction of the condition set forth in SECTION 8.1(B) and (ii) the Outside Date.

          Section 10.2 Effect of Termination.

          If any Party terminates this Agreement pursuant to SECTION 10.1, all obligations and liabilities of the Parties under this Agreement shall terminate and become void; provided (a) subject to SECTION 10.3, nothing herein shall relieve any Party from liability for any breach of any representation, warranty, covenant or agreement in this Agreement prior to the date of termination and (b) the Confidentiality Agreements, this ARTICLE X and ARTICLE XI shall remain in full force and effect and survive any termination of this Agreement; provided, however, that, notwithstanding the foregoing, the obligations of the Buyer relating to any breach of this Agreement prior to the Closing shall be limited as provided in SECTION 10.3.

          Section 10.3 Termination Fee.

          (a) The Buyer agrees that, in the event that (i) this Agreement shall have been terminated pursuant to SECTION 10.1(B) or SECTION 10.1(C) and (ii) prior to such termination of this Agreement, (A) the conditions set forth in
SECTION 8.1 shall have been satisfied (or waived by the Buyer in writing), (B) the representations and warranties of GM set forth in ARTICLE IV, disregarding qualifications as to materiality and Material Adverse Effect, shall have been true and correct as of the date of termination (except to the extent expressly made as of an earlier date, in which case only as of such date), with only such exceptions as, individually or in the aggregate, have not had, or would not be reasonably expected to have, a Material Adverse Effect as of the date of termination, (C) GM and the other Sellers shall have performed and complied with, in all material respects, their material covenants and agreements contained in this Agreement that were required to be performed or complied with prior to the date of termination, (D) the Marketing Period shall have expired,
(E) the conditions set forth in SECTION 8.2(E) and SECTION 8.2(F) shall have been satisfied and (F) the Buyer shall have failed to consummate the transactions contemplated hereby, then the Buyer shall pay to GM a termination fee of $165,000,000 (the "Buyer Termination Fee") in cash by wire transfer of immediately available funds to the account or accounts designated in writing by GM no later than two (2) Business Days after the date of such termination of this Agreement.

          (b) Each Party acknowledges that the agreements contained in this
SECTION 10.3 are an integral part of the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, other than GM's right to receive reimbursement of costs and expenses pursuant to SECTION 6.8, and enforcement of GM's rights under the Confidentiality


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Agreements, GM's right to terminate this Agreement pursuant to SECTION 10.1 and to receive payment of the Buyer Termination Fee pursuant to this SECTION 10.3 shall be the exclusive remedy of GM and the other Sellers against the Buyer or any of its stockholders, partners, members, Affiliates, directors, officers or agents for Losses suffered as a result of the breach of this Agreement by the Buyer prior to Closing or the failure of the transactions contemplated hereby to be consummated by the Buyer, and, upon payment of the Buyer Termination Fee in accordance with this SECTION 10.3, none of the Buyer or any of its stockholders, partners, members, Affiliates, directors, officers or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.

          (c) Each Party acknowledges and agrees that the agreements contained in this SECTION 10.3 are an integral part of the transactions contemplated hereby, that GM's damages resulting from breach of this Agreement resulting in termination of this Agreement pursuant to SECTION 10.1(C) as set forth in this
SECTION 10.3 are uncertain and incapable of accurate calculation or precise estimation, and that the Buyer Termination Fee bears a reasonable proportion to the probable damages and is a reasonable forecast of the actual damages that may be incurred by GM under the circumstances in which the Buyer Termination Fee is payable. Notwithstanding anything in this Agreement to the contrary, the Buyer Termination Fee constitutes, and the Parties intend the Buyer Termination Fee to constitute, a liquidated damages remedy and not a penalty.

                                   ARTICLE XI
                                  MISCELLANEOUS

          Section 11.1 Notices.

          Any notice, request, instruction or other document to be given hereunder shall be sent in writing and delivered personally, sent by reputable, overnight courier service (charges prepaid), sent by registered or certified mail, postage prepaid, or by facsimile, according to the instructions set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; one Business Day after being sent, if sent by reputable, overnight courier service; at the time received, if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile.

If to GM:

          General Motors Corporation
          Mail Code 482-C25-D81
          300 Renaissance Center
          Detroit, Michigan 48265-3000
          Attn.: General Counsel
          Facsimile No.: (248) 267-4584

          With copies (which shall not constitute notice) to:

          General Motors Corporation
          Treasurer's Office
          767 Fifth Avenue
          New York, New York 10153
          Attention: Treasurer
          Facsimile No.: (212) 418-3630


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          and:

          Jenner & Block LLP
          330 N. Wabash Avenue
          Chicago, IL 60611
          Attention: Donald E. Batterson
                     Joseph P. Gromacki
                     Edward J. Neveril
          Facsimile No.: (312) 527-0484

If to the Buyer:

          Clutch Operating Company, Inc.
          c/o The Carlyle Group
          1001 Pennsylvania Avenue NW
          Suite 220 South
          Washington, DC 20004-2505
          Attention: Gregory S. Ledford
          Facsimile No.: 202-347-1818

          With copies (which shall not constitute notice) to:

          Clutch Operating Company, Inc.
          c/o Onex Corporation
          161 Bay Street
          Suite 4900
          Toronto, Canada M5J 2S1
          Attention: Seth M. Mersky
          Facsimile No.: 416-362-6803

          and:

          Latham & Watkins LLP
          555 Eleventh Street, NW, Suite 1000
          Washington, DC 20004
          Attention: Daniel T. Lennon
                     Paul F. Sheridan
          Facsimile No.: (202) 637-2201

or to such other address or to the attention of such other Party that the recipient Party has specified by prior written notice to the sending Party in accordance with the preceding.

          Section 11.2 Expenses; No Offset.

          Except as expressly provided in this Agreement or as set forth on
Schedule 11.2, each of the Parties shall bear its own costs and expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. Neither Party may make any offset against amounts due to the other Party or any of the other Party's Affiliates pursuant to this Agreement, the Ancillary Documents or otherwise.


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          Section 11.3 Seller Disclosure Schedules.

          The representations and warranties of the Sellers set forth in this Agreement are made and given subject to the disclosures contained in the Seller Disclosure Schedules. Neither GM nor any of the other Sellers shall be, nor shall they be deemed to be, in breach of any such representations and warranties (and no Buyer Claim may be made in respect thereof) in connection with any such matter so disclosed in the Seller Disclosure Schedules. Inclusion of information in the Seller Disclosure Schedules shall not be construed as an admission that such information is material to the business, operations or condition (financial or otherwise) of the Business or the Business Assets, taken in part or as a whole, or as an admission of liability or obligation of GM or any of the other Sellers to any third party. The specific disclosures set forth in the Seller Disclosure Schedules have been organized to correspond to Section references in this Agreement to which the disclosure may be most likely to relate; provided, however, that any disclosure in the Seller Disclosure Schedules shall apply to, and shall be deemed to be disclosed for, any other Section of this Agreement to the extent the relevance of such disclosure to such other Section is reasonably apparent on its face; provided, further, however, that no disclosure in the Seller Disclosure Schedules (other than disclosures on Schedule 4.7) shall qualify or apply to, or be deemed to be disclosed for, SECTION 4.7(A) for the purpose of SECTION 8.2(A).

          Section 11.4 Bulk Sales or Transfer Laws.

          The Buyer waives compliance by GM and each of the other Sellers with the provisions of any bulk sales laws that may be applicable to the transactions contemplated by this Agreement.

          Section 11.5 Assignment; Successors and Assigns.

          Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, that the Buyer may assign its rights under this Agreement without such consent to (i) one or more Affiliates of the Buyer or (ii) any Person providing financing to the Buyer or its Affiliates in connection with the transactions contemplated hereby, and any refinancing thereof, but in each case such assignment shall not relieve the Buyer of its obligations or liabilities under this Agreement, or (iii) a successor in interest (or its equivalent) of all or substantially all of its capital stock or assets in the event of a merger, acquisition, consolidation or change of control. Subject to the preceding sentence and except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

          Section 11.6 Amendment; Waiver.

          This Agreement may be amended only by a written instrument executed and delivered by GM and the Buyer. At any time prior to the Closing, the Parties may extend the time for performance of or waive compliance with any of the covenants or agreements of the other Party to this Agreement, and may waive any breach of the representations or warranties of such other Party. No agreement extending or waiving any provision of this Agreement shall be valid or binding unless it is in writing and is executed and delivered by or on behalf of the Party against which it is sought to be enforced.

          Section 11.7 Severability.

          Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.


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          Section 11.8 Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

          Section 11.9 Descriptive Headings.

          The descriptive headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

          Section 11.10 No Third-Party Beneficiaries.

          This Agreement does not confer any rights or remedies upon any Person or entity, other than the Parties hereto and their respective successors and permitted assigns and the Buyer Indemnified Parties and the Seller Indemnified Parties under ARTICLE IX.

          Section 11.11 Exhibits and Schedules.

          The Exhibits and Schedules to this Agreement are made a part of this Agreement as if set forth fully herein.

          Section 11.12 Governing Law.

          THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED, GOVERN ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT.

          Section 11.13 Forum Selection; Consent to Service of Process; Waiver of Jury Trial.

          Each Party hereby irrevocably (i) submits to the exclusive jurisdiction of any state court sitting in New York City or any federal court sitting in the Southern District of New York in any Action arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such Action may be heard and determined only in any such court, (iii) hereby waives any claim of inconvenient forum or other challenge to venue in such court, and
(iv) agrees not to bring any Action arising out of or relating to this Agreement in any other court. GM agrees to cause the Seller Indemnified Parties, and the Buyer agrees to cause the Buyer Indemnified Parties, to comply with the foregoing as though such Indemnified Party was a Party to this Agreement. The Buyer irrevocably designates, appoints and empowers The CT Corporation System with offices on the date hereof in New York, as its agent (the "Buyer Service Agent") with respect to any Action in New York to receive, and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such Action and agrees that the failure of the agent to notify the Buyer of any such service of process shall not impair or affect the validity of service. The Buyer further irrevocably consents to the service of process out of any of the courts listed in this
SECTION 11.13 by the mailing of copies by registered or certified mail, postage prepaid, to the Buyer at its address set forth in SECTION 11.1, such service to become effective 30 days after such mailing. If for any reason the Buyer Service Agent shall cease to be available to act as agent, the Buyer agrees to designate within 10 Business Days a new agent in New York on the same terms and for the same purposes. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, AND SHALL CAUSE ITS INDEMNIFIED PARTIES TO IRREVOCABLY WAIVE, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

          Section 11.14 Entire Agreement.

          This Agreement and the Ancillary Documents collectively constitute the entire agreement among the Parties and supersede any prior and


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contemporaneous understandings, agreements or representations by or among the
Parties, written or oral, that may have related in any way to the subject matter hereof.

          Section 11.15 Confidentiality; Public Announcement.

          Effective as of the Closing, the Confidentiality Agreements shall terminate solely with respect to Confidential Material (as defined therein) contained in or related to the Business Assets; provided that the Buyer acknowledges and agrees that any and all other Confidential Material (as defined in the Confidentiality Agreements) shall remain subject to the terms and conditions of the Confidentiality Agreements from and after the Closing, which shall otherwise survive the Closing in full force and effect. Notwithstanding the foregoing, neither Party shall disclose the terms of this Agreement or any of the transactions contemplated herein, including by issuance of any press release or public announcement relating to the subject matter of this Agreement, without the prior written consent of the other Party; provided that either Party may make any public disclosure it believes in good faith is required by Law or any listing agreement concerning its publicly-traded securities, in which case the disclosing Party shall use its commercially reasonable efforts to advise and consult with the other Party prior to making such disclosure and shall disclose the minimum information necessary to comply with such requirement, including seeking "confidential treatment" of items requested to be so treated by the other Party.

          Section 11.16 Interpretation; Construction.

          References to "applicable" Law or Laws with respect to a particular Person, thing or matter shall include only such Law or Laws as to which the Governmental Entity that enacted or promulgated such Law or Laws has jurisdiction over such Person, thing or matter as determined under the Laws of the United States as required to be applied thereunder by a federal court sitting in the State of New York. Whenever the context requires, the singular number shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the neuter gender shall include masculine and feminine genders. The words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." The terms "hereof," "hereunder," "herein" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Each Party hereto has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties, and consequently this Agreement shall be interpreted without reference to any rule or precept of Law to the effect that any ambiguity in a document be construed against the drafter.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the Parties have duly executed and delivered this
Agreement on the date first written above.

                                        GENERAL MOTORS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Walter G. Borst
                                        Title: Treasurer


                                        CLUTCH OPERATING COMPANY, INC.


                                        By:
                                            ------------------------------------
                                        Name: Brian A. Bernasek
                                        Title: President

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT